                           PURCHASE AND SALE AGREEMENT


                                     between



                          ATLAS PIPELINE PARTNERS, L.P.


                                       and


                               SEMCO ENERGY, INC.





                         Dated as of September 16, 2003

                                TABLE OF CONTENTS


ARTICLE I             Definitions..............................................1
  Section 1.1.         Defined terms...........................................1
  Section 1.2.         Construction............................................9

ARTICLE II            Sale and Purchase........................................9
  Section 2.1.         Sale and Purchase of Company Equity Interests...........9
  Section 2.2.         Conversion of Company to Limited Liability Company.....10

ARTICLE III           Purchase Price..........................................10
  Section 3.1.         Purchase Price.........................................10
  Section 3.2.         Purchase Price Adjustment..............................10

ARTICLE IV            Representations and Warranties of Seller................11
  Section 4.1.         Corporate Status; Power and Authority..................11
  Section 4.2.         Duly Executed..........................................12
  Section 4.3.         Qualification..........................................12
  Section 4.4.         Consent................................................13
  Section 4.5.         Capitalization of the Company; Title to Company
                                        Equity Interests......................13
  Section 4.6.         Sufficiency of Company Assets; Title to Company
                                        Assets................................13
  Section 4.7.         No Breach, Etc.........................................14
  Section 4.8.         Financial Statements; Material Liabilities;
                                    Undisclosed Liabilities...................14
  Section 4.9.         Changes, etc...........................................15
  Section 4.10.        Environmental Laws.....................................15
  Section 4.11.        Personal Property......................................16
  Section 4.12.        Certain Regulatory Matters.............................16
  Section 4.13.        Material Contracts.....................................17
  Section 4.14.        Litigation.............................................17
  Section 4.15.        Rights-of-Way..........................................18
  Section 4.16.        Employee Matters.......................................18
  Section 4.17.        Insurance..............................................18
  Section 4.18.        Patents; Trademarks; Etc...............................18
  Section 4.19.        Indemnity Claim........................................19
  Section 4.20.        Books and Records; Other Information...................19
  Section 4.21.        Brokers................................................19

ARTICLE V             Representations and Warranties of Purchaser.............19
  Section 5.1.         Corporate Status; Power and Authority..................19
  Section 5.2.         Power; Duly Executed...................................19
  Section 5.3.         Qualification..........................................19
  Section 5.4.         Governmental Consent...................................20
  Section 5.5.         Brokers................................................20
  Section 5.6.         Financial Arrangements of Purchaser....................20
  Section 5.7.         Purchaser Qualification................................20

ARTICLE VI            Covenants and Certain Actions of the Parties............20
  Section 6.1.         Obligations of Seller..................................20
  Section 6.2.         Obligations of Purchaser...............................25
  Section 6.3.         Insurance..............................................26
  Section 6.4.         Cooperation by Seller..................................26
  Section 6.5.         Certain Title Curative Work............................27

ARTICLE VII           Approvals; Commercially Reasonable Efforts..............27
  Section 7.1.         Approvals; Commercially Reasonable Efforts.............27

ARTICLE VIII          Conditions Precedent....................................28
  Section 8.1.         Closing Conditions.....................................28
  Section 8.2.         Hart-Scott-Rodino Compliance...........................28
  Section 8.3.         Conditions to Obligations of Seller....................28
  Section 8.4.         Conditions to Obligations of Purchaser.................30

ARTICLE IX            Closing.................................................32
  Section 9.1.         Closing................................................32

ARTICLE X             Termination.............................................32
  Section 10.1.        Termination............................................32
  Section 10.2.        Limitation on Right to Terminate; Effect of
                                                       Termination............33

ARTICLE XI            Taxes...................................................34
  Section 11.1.        Seller Tax Representations and Warranties..............34
  Section 11.2.        Tax Covenants and Indemnification......................35

ARTICLE XII           Indemnification.........................................37
  Section 12.1.        Indemnification........................................37
  Section 12.2.        Disclaimer Regarding Transmission Business.............41

ARTICLE XIII          Miscellaneous...........................................42
  Section 13.1.        Modification...........................................42
  Section 13.2.        Entire Agreement.......................................42
  Section 13.3.        Expenses...............................................42
  Section 13.4.        Extension and Waiver...................................42
  Section 13.5.        Further Actions........................................42
  Section 13.6.        Notices................................................42
  Section 13.7.        Assignment.............................................44
  Section 13.8.        No Third Party Beneficiaries...........................44
  Section 13.9.        Severability...........................................44
  Section 13.10.       Counterparts...........................................44
  Section 13.11.       Applicable Law; Alternative Dispute Resolution.........44
  Section 13.12.       Publicity..............................................45

EXHIBITS

Exhibit A......Operation and Maintenance and Administrative Services Agreement
Exhibit B......Special Contract for Gas Transportation
Exhibit C......Gas Transmission Agreement
Exhibit D......Bill of Sale and Assignment Agreement
Exhibit E......Limited Liability Company Agreement
Exhibit F......Gas Control Agreement
Exhibit G......Tower License
Exhibit H......Reciprocal Easement and Joint Use Agreement

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), effective as of September 16, 2003 is by and between SEMCO Energy, Inc., a Michigan corporation, and Atlas Pipeline Partners, L.P., a Delaware limited partnership.

                                   WITNESSETH:

         WHEREAS, Seller owns the Company Common Stock that will be converted into the Company Equity Interests immediately prior to the Closing; and

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, the Company Equity Interests subject in all respects to the provisions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         Section 1.1 Defined terms. As used herein, the following terms have the following meanings:

         "AAA" is defined in Section 13.11(b)(ii).

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For the purpose of this definition, "control," when used with respect to any specified Person, means the possession of the power to direct the management or policies of the specified Person, directly or indirectly, whether through the ownership of voting securities, partnership or limited liability company interests, by contract or otherwise.

         "Agreement" means this Purchase and Sale Agreement, as the same may be amended or modified in writing by the Parties from time to time.

         "Base Financial Statements" is defined in Section 4.8(a).

         "Bill of Sale and Assignment Agreement" is defined in Section 8.4(k).

         "Board of Directors" means the board of directors of Seller or Purchaser's General Partner, as the case may be, or any duly authorized committee of that board.

         "Business Day" means any day except Saturday, Sunday and any other day on which banking institutions located in the City of New York, New York are required or authorized to close.

         "Claim Notice" means a written notice of claim given by a Party seeking indemnification pursuant to the terms of this Agreement that specifies in reasonable detail the specific nature of the Losses and the estimated amount of such Losses.

         "Closing" is defined in Section 9.1.

         "Closing Date" is defined in Section 9.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means, prior to the LLC Conversion, Alaska Pipeline Company, an Alaska corporation, and after the LLC Conversion, Alaska Pipeline Company, LLC, a Delaware limited liability company.

         "Company Assets" means all assets, properties and rights of the Company.

         "Company Common Stock" is defined in Section 4.5.

         "Company Equity Interests" means all the outstanding limited liability company interests of the Company.

         "Company Regulatory Financial Statements" is defined in Section 4.8(a).

         "Company's Charter Documents" is defined in Section 4.1(b).

         "Confidentiality Agreement" is defined in Section 6.1(b)(i).

         "Contracts" means all agreements, contracts, subcontracts, leases, notes, bonds, guarantees, letters of credit, indentures and other legally binding commitments, whether written or oral, and each amendment, supplement or modification, whether written or oral, in respect of any of the foregoing to which (i) the Company is a party, or (ii) by which the Company Assets are bound.

         "Data Room" means the presentation materials prepared by Seller to assist Purchaser in its investigation of the Company and the Transmission Business and made available to Purchaser in Anchorage, Alaska, together with the materials included on the CD-ROM provided by Seller to Purchaser and any materials provided by Seller to Purchaser in response to written supplemental requests.

         "Encumbrance" means any mortgage, pledge, restriction on transfer (other than any such restriction under applicable law and regulations or as may be specified in the Company's Charter Documents), proxy or voting or other similar agreement (other than as may be specified in the Company's Charter Documents), assessment, security interest, lien, adverse claim, levy, charge or other legal or equitable encumbrance of any kind.

         "Environmental Laws" means any and all Legal Requirements (including common law) pertaining to the protection of human health (as it relates to exposure to Hazardous Materials), the environment (including, without limitation, any generation, use, storage, treatment, Release, or threatened

Release of Hazardous Materials into the indoor or outdoor environment), wildlife or natural resources that is in effect in any and all jurisdictions in which the Company is conducting or at any time has conducted business or where the Company Assets are located, and any binding judicial or administrative interpretation (including, but not limited to, any judicial or administrative order, consent decree, judgment or settlement) thereof, including, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Oil Pollution Act of 1990, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act, as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act, as amended, the Hazardous Materials Transportation Act, as amended, the Natural Gas Pipeline Safety Act of 1968, as amended, and the Hazardous Liquid Pipeline Safety Act of 1979, as amended.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" means those assets of the Company set out in
Section 6.1(a)(xiii) of Seller's Disclosure Schedule under the heading "Excluded Assets."

         "Excluded Obligations" means those obligations or liabilities of the Company set out in Section 6.1(a)(xiii) of Seller's Disclosure Schedule under the heading "Excluded Obligations."

         "FERC" means the Federal Energy Regulatory Commission as established by the Department of Energy Organization Act of 1977, 42 U.S.C. ss 7171, as amended, or its regulatory successor, as applicable.

         "Final Order" means an action by the relevant Governmental Authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions approved thereby may be consummated has expired, as to which all conditions to the consummation of such transactions prescribed by such action have been satisfied, and for which the time for perfecting an appeal has expired without an appeal being perfected, or if an appeal has been perfected, such appeal has been finally resolved.

         "GAAP" shall mean accounting principles generally accepted in the United States of America as in effect from time to time.

         "Gas Control Agreement" is defined in Section 8.3(k).

         "Gas Transmission Agreement" is defined in Section 8.3(i).

         "Governmental Authority" means any federal, state, local, foreign or other government, any governmental, regulatory, judicial or administrative agency, bureau, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or governmental tribunal, but does not include the Purchaser, the Seller, any Affiliates thereof, or any of their respective successors in interest.

         "Hart-Scott-Rodino Act" is defined in Section 4.4.

         "Hazardous Material" means any substance, material or waste in such quantity or concentration that it is regulated by any Environmental Law as hazardous, toxic, a pollutant, contaminant, solid waste, or words of similar meaning, including, without limitation, petroleum, petroleum products, petroleum hydrocarbons, petroleum by-products, crude oil, and any components, fractions or derivatives thereof, methyl tertiary butyl ether, ammonia, asbestos, urea, formaldehyde and polychlorinated biphenyls.

         "Indebtedness" of any Person means all obligations of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments, or any guarantee of any of the foregoing.

         "Indemnified Party" is defined in Section 12.1(f).

         "Indemnifying Party" is defined in Section 12.1(f).

         "Interim Period" is defined in Section 6.1(a).

         "Intellectual Property" means patents, trademarks, trade names, service marks, service names, copyrights and other proprietary intellectual property rights and all pending applications for the registration of any of the foregoing.

         "Knowledge", when used in the phrases "to Seller's Knowledge," "to the Knowledge of Seller" or similar phrases with respect to Seller, means, and shall be limited to, the actual knowledge of the executive officer of Seller or the senior employee of Seller who is responsible for the area of operation of the Company to which such Person's knowledge relates, and, when used in the phrases "to Purchaser's Knowledge," "to the Knowledge of Purchaser" or similar phrases with respect to the Purchaser, means, and shall be limited to, the actual knowledge of the executive officer of Purchaser or the senior employee of Purchaser who is responsible for the area of operation of the Purchaser to which such Person's knowledge relates.

         "Legal Requirements" means any and all applicable (i) laws (statutory and administrative), ordinances, regulations, judgments, orders, writs, injunctions and decrees of any Governmental Authority and (ii) contracts with any arbitrator or Governmental Authority relating to compliance with matters described in (i) above.

         "Limited Liability Company Agreement" is defined in Section 2.2.

         "LLC Conversion" is defined in Section 2.2.

         "Losses" is defined in Section 12.1(a).

         "Material Adverse Effect" means (i) any event, circumstance or condition materially impairing a Party's authority, right, or ability to consummate the transactions contemplated by this Agreement or the other Operative Documents; or (ii) any change (or changes taken together) in, or effect on, the indicated Person or business that is materially adverse to the operations, business, condition (financial or otherwise), or assets of such

Person or business, taken as a whole, but excluding (a) changes in the international or national wholesale or retail markets for natural gas; (b) changes in the regional or local wholesale or retail markets for natural gas which do not result in non-weather related decreases in the volume of gas delivered through the Pipeline; (c) changes in general economic, regulatory or political conditions, commodity prices for oil or natural gas or securities markets in the United States or worldwide or any outbreak of hostility, terrorist activities or war or changes that affect generally the industry in which the indicated Person or business operates; (d) the announcement or pendency of the transactions contemplated by this Agreement, or the consummation of the transactions contemplated hereby; and (e) any change which is cured (including, by the payment of money) before the earlier of the Closing or the termination of the Agreement under Section 10.1. For purposes of clause (ii) of the immediately preceding sentence, a change that has an effect that is quantifiable in monetary terms is materially adverse to a Person if its negative effect exceeds, or is reasonably expected to exceed on a present value basis, $5,000,000. Any determination as to whether any condition or other matter has a Material Adverse Effect shall be made only after taking into account all effective insurance coverages and effective third party indemnifications with respect to such condition or matter.

         "Material Contract" means any Contract (i) that calls for payments or guarantees to or from the Company, on the one hand, and any third party, on the other hand, of an amount in excess of $500,000 annually or $2,000,000 in the aggregate for any 12-month period, or (ii) is a partnership, limited liability company or joint venture agreement; or (iii) that constitutes a swap, cap, collar, derivative or other hedging arrangement.

         "Material Liability" means, in the case of any Person, any material liability of such Person.

         "Material Permits" means all Permits relating to the Company other than those the absence of which do not, or, measured as the date hereof and the Closing Date, would not, materially impair the use of the Company Assets for the purposes for which they are held or the value of the Company's interest therein.

         "Notice Period" is defined in Section 12.1(f).

         "Operating Documents" means the Operative Documents other than this Agreement and the Bill of Sale and Assignment Agreement.

         "Operation and Maintenance and Administrative Services Agreement" is defined in Section 8.3(g).

         "Operative Documents" means this Agreement, the Operation and Maintenance and Administrative Services Agreement, the Special Contract, the Gas Transmission Agreement, the Gas Control Agreement, the Tower License, the Reciprocal Easement and the Bill of Sale and Assignment Agreement.

         "Party" means Seller or Purchaser, as the context requires and "Parties" means, collectively, Seller and Purchaser.

         "Permits" means any and all permits, authorizations, exemptions, certificates, approvals, registrations, legal status, variances, franchises, orders or other approvals and licenses (i) under any Legal Requirement or (ii) granted by any Governmental Authority.

         "Permitted Encumbrances" means, with reference to the Company:

               (a) liens for Taxes, assessments and governmental charges not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established;

               (b) carriers', warehousemen's, materialmen's, mechanics', repairmen's, employees' or other similar liens or charges for liquidated amounts arising in the ordinary course of business (i) if securing amounts that have not yet become due and payable or payment is being withheld as provided by law or
(ii) if their validity is being contested in good faith in the ordinary course of business by appropriate action and for which adequate reserves have been established;

               (c) deposits made in the ordinary course of business to secure the performance of leases, tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations incurred in connection with any Indebtedness) or any liens on such deposits in favor of the holder thereof;

               (d) any judgment lien relating to a judgment for not more than $100,000, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

               (e) leases granted in the ordinary course of business or leases to which any property acquired in connection with the Company in the ordinary course of business is subject;

               (f) any encumbrances (including encumbrances to secure the payment of money) on any lands subject to any rights-of-way in favor of the Company whether or not superior to such rights-of-way and any encumbrances (other than to secure the payment of money), easements, rights-of-way, permits, reservations, leases, rights in respect of gravels, minerals, oil, gases or water or in respect of grazing, logging, mining, canals, ditches, reservoirs or the like, conditions, covenants, and restrictions, provided that such encumbrances, easements, rights-of-way, permits, reservations, leases, rights, conditions, covenants, and restrictions are such that they will not either individually or in the aggregate, if exercised or availed of, interfere materially with the use or operation of the property of Seller or the Company or materially detract from the value of such property;

               (g) all Legal Requirements and rights reserved to or vested in any Governmental Authority to control, regulate or use any property of Seller or the Company;

               (h) other than any consents of any Governmental Authority, any third party consents to assignment and similar agreements and obligations with respect to which (A) waivers or consents have been obtained from the appropriate Person prior to the Closing, or (B) the applicable period of time for asserting such rights has expired prior to the Closing without any exercise of such rights, or (C) no consent is required in respect of the transactions contemplated by this Agreement; and

               (i) any other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects or irregularities of any kind whatsoever (but not including liens securing Indebtedness) affecting the Company Assets that, individually or in the aggregate, do not and could not reasonably be expected to materially impair the use of such assets for the purposes for which they are held or the value of the interest therein.

         "Person" means an individual, corporation, limited liability company, partnership, joint venture, bank, trust, unincorporated organization and/or a government or any department or agency thereof or other entity of any kind.

         "Pipeline" means the natural gas pipeline, a map of which is set out in
Section 4.6(a) of Seller's Disclosure Schedule.

         "Post-Closing Taxes" means Taxes for any taxable period beginning after the Closing Date, and, for any taxable period beginning before the Closing Date and ending after the Closing Date, Taxes relating to the portion of such taxable period after but not including, the Closing Date.

         "Pre-Closing Taxes" means Taxes for any taxable period ending on or prior to the Closing Date, and, for any taxable period beginning before the Closing Date and ending after the Closing Date, Taxes relating to the portion of such taxable period up to and including the Closing Date.

         "Purchase Price" is defined in Section 3.1.

         "Purchaser" means Atlas Pipeline Partners, L.P., a Delaware limited partnership.

         "Purchaser Indemnitees" means Purchaser and its officers, directors, employees, agents, representatives, Affiliates, subsidiaries (including, after the Closing, the Company), and their respective successors and assigns.

         "Purchaser Parties" is defined in Section 6.1(b)(i).

         "Purchaser's Disclosure Schedule" means the Disclosure Schedule of Purchaser provided by Purchaser contemporaneously with this Agreement.

         "Purchaser's General Partner" means Atlas Pipeline Partners GP, LLC.

         "Purchaser's Required Governmental Consents" is defined in Section 5.4.

         "Purchaser's Required Non-Governmental Approvals" is defined in Section 5.7.

         "RCA" means the Regulatory Commission of Alaska or any successor commission or agency.

         "Reciprocal Easement" is defined in Section 8.3(l).

         "Release" means any depositing, spilling, leaking, pouring, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, seeping, dumping, or disposing.

         "Retained E-mail" means all electronic mail and other computer-based communications stored on any electronic, digital, or other storage or back-up media and retained in the ordinary course of Seller's or any of its Affiliates' business or the Transmission Business.

         "Seller" means SEMCO Energy, Inc., a Michigan corporation.

         "Seller Division" means the ENSTAR Natural Gas Company operating division of Seller.

         "Seller Indemnitees" means Seller and its officers, directors, employees, agents, representatives, Affiliates, subsidiaries, and their respective successors and assigns.

         "Seller's Charter Documents" is defined in Section 4.1(a).

         "Seller's Disclosure Schedule" means the Disclosure Schedule of Seller provided by Seller contemporaneously with this Agreement.

         "Seller's Required Governmental Consents" is defined in Section 4.4.

         "Seller's Required Non-Governmental Approvals" is defined in Section
4.7.

         "SEMCO Material Adverse Effect" means any event, circumstance or condition occurring or arising after the date of this Agreement that materially and adversely affects or is reasonably likely to materially and adversely affect Seller's ability (financial or otherwise) to perform its obligations under any of the Operative Documents. For the avoidance of doubt, a SEMCO Material Adverse Effect shall be deemed to have occurred if SEMCO would be in default under any material indebtedness for borrowed money immediately after the Closing Date after giving effect to the transactions contemplated by this Agreement.

         "Special Contract" is defined in Section 8.3(h).

         "Target Working Capital Amount" is defined in Section 3.2(a).

         "Taxes" means unclaimed property and escheat obligations, taxes, charges, fees, levies, penalties or other assessments imposed by any Governmental Authority, including but not limited to, income, excise, real or personal property, sales, use, ad valorem, value added, environmental, transfer, franchise, payroll, withholding, social security (or similar), gross receipts, license, severance, fuel, production, transportation, stamp, occupation, employment, payroll, unemployment, disability or other taxes, including any interest, penalties or additions attributable thereto, whether disputed or not.

         "Tax Return" means any return, report, information return, declaration, claim for refund or other document (including any schedule or related or supporting information) required to be supplied to any taxing authority with respect to Taxes, including amendments thereto.

         "Termination Date" is defined in Section 10.1(b).

         "Tower License" is defined in Section 8.4(n).

         "Transmission Business" means the operation and ownership of the Pipeline for the intrastate transportation of natural gas.

         "Transmission Business Insurance Policies" means all insurance policies carried by or for the benefit of Seller or the Company with respect to the Transmission Business, including all liability, property damage, self insurance arrangements, retrospective assessments and business interruption policies in respect thereof.

         "Working Capital" means cash, accounts receivable and other current assets less accounts payable, the current portion of deferred obligations and other current liabilities, in each case, determined in accordance with GAAP applied in a manner consistent with the Base Financial Statements. The obligations of the Company to make the payments contemplated by the Tower License and the Gas Control Agreement shall not be current liabilities for purposes of determining Working Capital.

         Section 1.2 Construction. As used in this Agreement: (a) the words "hereof," "herein," and "hereunder" and derivative or similar words shall refer to this entire Agreement and not to any particular provision of this Agreement;
(b) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement or the applicable Disclosure Schedule; (c) the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (d) the terms "dollars" and "$" shall mean United States dollars;
(e) accounting terms which are specifically defined under GAAP and are not otherwise defined herein shall have the respective meanings given to them under GAAP; and (f) unless otherwise specified, all references in this Agreement to times of the day shall be to Michigan time. No provision of this Agreement will be interpreted in favor of, or against, any Party by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

                                   ARTICLE II

                                Sale and Purchase

         Section 2.1 Sale and Purchase of Company Equity Interests. Subject to all of the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer and deliver the Company Equity Interests to Purchaser, and Purchaser (or its designee) shall purchase and accept delivery from Seller of the Company Equity Interests, free and clear of all Encumbrances and other limitations and restrictions of any nature whatsoever (other than limitations or restrictions under applicable laws and regulations or as may be specified in the Company's Charter Documents).

         Section 2.2 Conversion of Company to Limited Liability Company. Immediately prior to the Closing, Seller shall cause the Company to be converted from a corporation to a limited liability company (the "LLC Conversion") and adopt the limited liability company agreement attached hereto as Exhibit E as its limited liability company agreement (the "Limited Liability Company Agreement"), whereafter all references to the Company in this Agreement shall be deemed to refer to such limited liability company.

                                  ARTICLE III

                                 Purchase Price

         Section 3.1 Purchase Price. The aggregate purchase price for the Company Equity Interests shall be $94,300,000, as adjusted pursuant to Section
3.2 ("Purchase Price").

         Section 3.2     Purchase Price Adjustment.

                (a) Working Capital Adjustment. The Purchase Price is based on the understanding that on the Closing Date, the Company has Working Capital of $-0- (the "Target Working Capital Amount"), and Seller agrees to use commercially reasonable efforts to cause the Company's Working Capital to be zero on the Closing Date. If the Company's Working Capital is not equal to the Target Working Capital Amount, the Purchase Price shall be adjusted upwards by the amount by which the Company's Working Capital exceeds the Target Working Capital Amount or downwards by the amount by which the Target Working Capital Amount exceeds the Company's Working Capital.

                (b)      Adjustment Procedures.

                         (i) At least five Business Days prior to the anticipated Closing Date, Seller, with the assistance and participation of, and in consultation with, Purchaser, shall prepare and provide Purchaser with an estimate of the Company's Working Capital as of the Closing Date, and if such estimate is above or below the Target Working Capital Amount, the Purchase Price payable on the Closing Date shall be adjusted upward or downward, as the case may, be, as provided in
         Section 3.2(a).

                         (ii) If, following the Closing, Purchaser believes that an adjustment to the Purchase Price is required in addition to the adjustment, if any, provided in Section 3.2(b)(i), Purchaser will cause to be prepared and delivered to Seller no later than 90 days after the Closing Date an audited balance sheet of the Company, as at the Closing Date, which balance sheet shall present fairly, in conformity with GAAP, the assets and liabilities of the Company as at the close of business on the Closing Date and shall set forth the Company's Working Capital. Subject to the dispute procedures set forth in Section 3.2(c), if such balance sheet shows that the actual Working Capital of the Company as at the Closing Date is different than that used for determining the adjusted Purchase Price payable on the Closing Date, the Purchase Price shall be adjusted downward or upward, as the case may be, to reflect the actual Working Capital of the Company as at the Closing Date, and the Purchaser or

         Seller, as the case may be, shall, as promptly as possible, pay or refund, as the case may be, the amount by which the Purchase Price as estimated pursuant to Section 3.2(a) was less than or exceeded the Purchase Price as finally determined pursuant to this Section 3.2(b). The cost of any audit performed for purposes of this Section 3.2(b) shall be shared equally by Purchaser and Seller.

                (c) Dispute Procedures. During the 30-day period following Seller's receipt of the audited balance sheet for the Company delivered pursuant to Section 3.2(b), Seller and its independent auditors will be permitted to review the working papers of the auditors relating to the audited balance sheet. The audited balance sheet shall become final and binding upon the Parties on the thirtieth day following receipt thereof by Seller unless Seller gives Purchaser written notice of its disagreement therewith prior to such date. Any notice of disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a notice of disagreement is received by Purchaser in a timely manner, then the audited balance sheet (as revised in accordance with clauses
(i) or (ii) below) shall become final and binding upon the Parties on the earlier of (i) the date the Parties resolve in writing any differences they have with respect to any matter specified in the notice of disagreement or (ii) the date any disputed matters are finally resolved in writing by the arbitrator referred to below. During the 30-day period following the delivery of a notice of disagreement, or such longer period as may be agreed upon by Seller and Purchaser, Seller and Purchaser shall seek in good faith to resolve in writing any differences that they may have with respect to any matter specified in the notice of disagreement. At the end of such 30-day period, or such longer period as may have been agreed upon, Seller and Purchaser shall submit to an arbitrator for review and resolution any and all matters arising under this Section 3.2(c) which remain in dispute. The arbitrator shall be a nationally recognized independent public accounting firm as shall be agreed upon by the Parties in writing. The arbitrator shall render a decision resolving the matters submitted to the arbitrator within 30 days following submission thereto. The cost of any arbitration (including the fees of the arbitrator) pursuant to this Section 3.2(c) shall be borne 50% by Purchaser and 50% by Seller. The fees and disbursements of Seller's independent auditors incurred in connection with their review of the audited balance sheet shall be borne by Seller.

                                   ARTICLE IV

                    Representations and Warranties of Seller

Except as expressly set forth or disclosed with particularity in the corresponding Section of Seller's Disclosure Schedule, Seller represents and warrants to Purchaser on the date of this Agreement and on the Closing Date (unless a representation and warranty speaks as of a specified date) that:

         Section 4.1.    Corporate Status; Power and Authority.

                (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Seller has all the requisite corporate power and authority to carry on its business as it is now being conducted and to own or lease and operate its properties as, and in the places where, such business is now conducted and where such properties are now owned or leased and operated. Seller has all the requisite corporate power and corporate authority to execute and deliver this Agreement and the other Operative Documents and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and the other Operative Documents have been duly authorized by all necessary corporate action on the part of Seller. Section 4.1(a) of Seller's Disclosure Schedule lists all charter documents that, as of the date hereof, constitute the Articles of Incorporation and by-laws, as amended, of Seller ("Seller's Charter Documents"). True, correct and complete copies of Seller's Charter Documents were contained in the Data Room.

                (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Alaska. The Company has all the requisite corporate power and corporate authority to carry on its business as it is now being conducted and to own or lease and operate its properties as, and in the places where, such business is now conducted and where such properties are now owned or leased and operated. The Company has the corporate power to own the Company Assets and to operate the Transmission Business as such business is now conducted. The Company does not own, directly or indirectly, any equity security, voting rights or investment rights in any other Person which is not an Excluded Asset. Section 4.1(b) of Seller's Disclosure Schedule lists all charter documents that, as of the date hereof, constitute the Articles of Incorporation and by-laws, as amended, of the Company ("Company's Charter Documents"). True, correct and complete copies of the Company's Charter Documents were contained in the Data Room.

                (c) Upon the LLC Conversion pursuant to Section 2.2, the Company will be a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Upon the LLC Conversion pursuant to Section 2.2, the Company will have all the requisite limited liability company power and limited liability company authority to carry on its business as it is now being conducted and to own or lease and operate its properties as, and in the places where, such business is now conducted and where such properties are now owned or leased and operated. Upon the LLC Conversion pursuant to Section 2.2, the Company will have the limited liability company power to own the Company Assets and to operate the Transmission Business as such business is now conducted. Following the completion of the LLC Conversion, no consent, waiver, approval, order, license, permit or authorization of any Governmental Authority must be obtained solely as a result of the LLC Conversion for the Company to own the Company Assets and operate the Transmission Business as such business is now conducted, other than Seller's Required Governmental Consents.

         Section 4.2. Duly Executed. This Agreement has been duly executed and delivered on behalf of Seller and constitutes, and, when executed and delivered in accordance with this Agreement, each of the other Operative Documents shall constitute, a legal, valid and binding obligation of each of Seller and the Company, as applicable, enforceable against Seller or the Company, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity.

         Section 4.3. Qualification. The Seller and the Company are duly qualified and in good standing, and are authorized to do business as foreign corporations (or, in the case of the Company, following the LLC Conversion, as a foreign limited liability company) in all jurisdictions where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary. Prior to the LLC Conversion, the Company is qualified to do business only in Alaska, and after the LLC Conversion, the Company will be qualified to do business only in Delaware and Alaska.

         Section 4.4. Consent. No material consent, waiver, approval, order or authorization of, or registration, designation, declaration or filing with, or notification to, any Governmental Authority or any other Person is, has been or will be required on the part of Seller or the Company in connection with the execution or delivery of this Agreement, the other Operative Documents or the consummation of the transactions contemplated by this Agreement or the other Operative Documents, except (a) for those consents or approvals set forth in
Section 4.4 of Seller's Disclosure Schedule (the "Seller's Required Governmental Consents"), (b) for the filing of a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("Hart-Scott-Rodino Act"), and (c) as may be necessary as a result of any facts or circumstances relating solely to Purchaser.

         Section 4.5. Capitalization of the Company; Title to Company Equity Interests. The authorized capital stock of the Company consists of 2,850,000 shares of common stock, par value $1.00 per share ("Company Common Stock"), of which 1,900,500 shares are duly authorized, validly issued and outstanding, fully paid and nonassessable, and 150,000 shares of preferred stock, of which no shares are outstanding. All such outstanding Company Common Stock is owned by Seller. Seller has good and valid title to the Company Common Stock, free and clear of any Encumbrances and other limitations and restrictions of any nature whatsoever (other than limitations or restrictions under applicable laws and regulations or as may be specified in the Company's Charter Documents). Upon completion of the LLC Conversion pursuant to Section 2.2, all outstanding Company Equity Interests will be held by Seller and will be validly issued in accordance with the Limited Liability Company Agreement of the Company, fully paid and nonassessable. By delivery by Purchaser of payment for the Company Equity Interests and by execution and delivery by Seller of the Bill of Sale and Assignment Agreement, as provided in this Agreement, Purchaser shall acquire good title to the Company Equity Interests, free and clear of all Encumbrances. There are no outstanding subscriptions, options, warrants, conversion rights, outstanding convertible securities, preemptive rights, preferential rights, or other rights (contractual or otherwise) or agreements of any kind for the purchase, acquisition or subscription from (or the purchase, sale or issuance by) Seller of any equity or ownership interest in the Company, and no outstanding authorization therefor has been given. There are no restrictions upon the voting or transfer of the Company Equity Interests pursuant to any Contract to which any of Seller or the Company is a party or to which any of them may be bound.

         Section 4.6.    Sufficiency of Company Assets; Title to Company Assets.

                (a)      The Company Assets and the Excluded Assets described in
Section 4.6(a) of the Seller's Disclosure Schedule are all of the assets, properties and rights used by Seller or the Company to conduct the Transmission Business. A true and correct map of the Pipeline is set out in Section 4.6(a) of Seller's Disclosure Schedule.

                (b) The Company has good title to the Company Assets, which Company Assets are not subject to any Encumbrances except (i) Permitted Encumbrances, (ii) Encumbrances that will be removed by obtaining Seller's Required Non-Governmental Approvals, and (iii) other Encumbrances described in

Section 4.6(b) of Seller's Disclosure Schedule. The Company enjoys peaceful and undisturbed possession under all material leases of real property on which the facilities operated by it or Seller (as they relate to the Transmission Business) are situated, and all such leases are valid and subsisting and in full force and effect.

         Section 4.7.    No Breach, Etc.

                (a) The execution, delivery and performance of this Agreement and the other Operative Documents by Seller and the Company, as applicable, and the consummation by Seller and the Company, as applicable, of the transactions contemplated hereby and thereby do not and will not result in
(i) any conflict with or breach or violation of or default under the Seller's Charter Documents or the Company's Charter Documents, (ii) subject to obtaining the Seller's Required Governmental Consents, any violation of any applicable provision of Legal Requirements, (iii) subject to obtaining the Seller's Required Governmental Consents and those additional consents or approvals described in Section 4.7 of Seller's Disclosure Schedule (the "Seller's Required Non-Governmental Approvals"), any material conflict with or breach or violation of or (with due notice or lapse of time or both) default under or right to terminate, cancel or accelerate under, or cause any obligation, penalty or premium to arise under, any Contract, (iv) the creation or imposition of any material Encumbrance on any of the Company Assets whatsoever, or (v) the cancellation, modification, revocation or suspension of any Material Permits.

                (b) No Material Permits are required or necessary under applicable Legal Requirements in connection with its and the Company's ownership of the Company Assets and operation of the Transmission Business as currently conducted other than those that have been obtained, or which, in the ordinary course of business, the Company or Seller is in the process of obtaining.
Section 4.7(b) of the Seller's Disclosure Schedule sets forth the Material Permits for which either the Company or Seller has filed an application that is pending as of the date of this Agreement. The Company Assets and the Transmission Business are being operated in compliance with the provisions of Seller's and the Company's Material Permits and applicable Legal Requirements.

         Section 4.8. Financial Statements; Material Liabilities; Undisclosed Liabilities.

                (a) The Data Room contained the unaudited, consolidated balance sheets and income statements of the Company and the Seller Division for each of the last three fiscal years of Seller, ending with the fiscal year ended December 31, 2002 and for the four months ended April 30, 2003 (the "Base Financial Statements"), and the balance sheets and income statements for the Company as filed in the Annual Report to the RCA (including the FERC Form 2) for each of the last three fiscal years of the Company, ending with the fiscal year ending December 31, 2002 (the "Company Regulatory Financial Statements"). The Base Financial Statements were prepared in accordance with GAAP applied on a consistent basis, except for the method of allocation of certain expenses between the Company and Seller's Alaska gas distribution operations. The Company and the Seller Division are subject to the provisions of The Statement of Financial Accounting Standard ("SFAS") 71, "Accounting for the Effects of
'

Certain Types of Regulation". The Company Regulatory Financial Statements reflect certain regulatory adjustments that have been required of the Company and the Seller Division by the RCA and its predecessor agency. The liabilities shown on the balance sheet included in the Company Regulatory Financial Statement as at December 31, 2002 include all of the liabilities of the Company that would be required to be reflected on a balance sheet of the Company that was prepared in accordance with GAAP applied in a manner consistent with the application of such principles in the preparation of the Base Company Financial Statements.

                (b) Since the date of the Base Financial Statements, the Company has not incurred any liabilities required under GAAP to be disclosed in the Company's financial statements, except for liabilities that have arisen in the ordinary course of business, consistent with past practice.

                (c) The budget and projections presented to Purchaser were prepared in good faith based on assumptions that, taken as a whole, are reasonable.

         Section 4.9.    Changes, etc. Since April 30, 2003:

                (a) except for those actions taken in compliance with this Agreement, the Transmission Business has been conducted in the ordinary course of business consistent with past practice;

                (b) no Indebtedness has been incurred or committed to be incurred by the Company, except (i) such Indebtedness to Seller that will be satisfied at or before Closing, (ii) Indebtedness that has been incurred in the ordinary course of business (but in no event in excess of $250,000), and (iii) Indebtedness described in Section 4.9(b) of Seller's Disclosure Schedule;

                (c) there has not been any amendment, cancellation or termination of any Material Contract;

                (d) there has not been any cancellation of any Indebtedness or waiver of any rights of substantial value to the Company, whether or not in the ordinary course of business;

                (e) there has not been any revaluation by the Company of the Company Assets, including, without limitation, writing off notes or accounts receivable;

                (f) there has not been any change in the accounting methods or practices by the Company;

                (g) there has not been any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of the Company; and

                (h) no event or circumstance has occurred or condition has arisen that has had or is reasonably likely to have a Material Adverse Effect on the Company.

         Section 4.10.   Environmental Laws.

                (a) The Company and the Company Assets have been and are being operated by Seller and the Company in compliance in all material respects with Environmental Laws and Seller has disclosed to Purchaser in Section 4.10(a) of the Seller's Disclosure Schedule all past or present conditions of the real property, and all matters and issues in any way pertinent or related to the Company or the acquisition, ownership, operation or management of the Company Assets Known to it which, individually or in the aggregate, could reasonably be expected to lead to imposition of a Material Liability on the Company.

                (b) There are no present or past conditions arising from or relating to the Company or the Company Assets involving or resulting from a past or present Release of Hazardous Materials to any medium, including, but not limited to, air, land, surface waters or underground waters, or from any past or present generation, transportation, treatment, storage or disposal of any Hazardous Materials or from the storage, use or handling of any such Hazardous Materials that may lead to imposition of a Material Liability on the Company;

                (c) There are no material writs, injunctions, decrees, orders or judgments outstanding, or any claims, notices of violations of Environmental Laws, requests for information from a Governmental Authority, actions, suits, proceedings or investigations pending, or to Seller's Knowledge, threatened, involving the Company or the Company Assets relating to (A) its compliance with any Environmental Law or (B) the existence, Release, disposal, discharge, spill, treatment, storage or recycling of Hazardous Materials upon or into the environment at any on-site or off-site location;

                (d) There has been no exposure of any person or property to any Hazardous Material in connection with the Company's ownership or operation of the Company Assets that could reasonably be expected to form the basis for tort claims by third parties for damages or compensation;

                (e) The Seller has made available to Buyer all internal and external audits, studies, substantive correspondence, Permits, and related documents that are in Seller's or the Company's possession or custody on environmental matters and compliance with Environmental Laws relating to the Company and the Company Assets.

         Section 4.11. Personal Property. All material items of personal property and fixtures constituting a part of the Company Assets that are used or useful in the normal operations of the Transmission Business have been maintained in all material respects in an operating condition and state of repair (normal wear and tear excepted) adequate for the current use of such item in the ordinary conduct of the Transmission Business.

         Section 4.12.   Certain Regulatory Matters.

                (a) Section 4.12(a) of Seller's Disclosure Schedule lists all certificates and Permits heretofore issued by the RCA to the Company or Seller in connection with the Transmission Business on the date hereof.

                (b) Section 4.12(b) of Seller's Disclosure Schedule reflects all of the operative tariffs heretofore authorized and approved by the RCA that are in effect and specifically applicable to the Transmission Business on the date hereof and all of the pending rate, certificate or other filings heretofore made by Seller or the Company before the RCA and the status of each such filing on the date hereof.

                (c) Section 4.12(c) of Seller's Disclosure Schedule reflects all of the regulatory filings (other than those periodic filings that Seller or the Company is required to file in the ordinary course of business as a regulated utility) that Seller has been ordered by the RCA to make in the future which are or will be applicable to the Transmission Business (including but not limited those relating to all operative tariffs or rates charged, or to be charged, by the Company in the Transmission Business, including under special contracts), the subject matter of each such filing, and the date (if any) by which Seller intends to make, or is ordered to make such filings.

                (d) All currently effective material filings heretofore made by Seller or the Company with the RCA were made in material compliance with Legal Requirements then applicable thereto and the information contained therein was true and correct in all material respects as of the respective dates of such filings.

                (e) The Company is not (i) a "public utility company", a "holding company" or a "subsidiary company" of a "holding company" or (ii) to the Knowledge of the Seller, an "affiliate" of a "holding company", in each case, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 4.13.   Material Contracts.

                (a) Section 4.13(a) of Seller's Disclosure Schedule contains a complete and correct list of all Material Contracts as of the date hereof to the extent not included in the Excluded Assets. There are no defaults by Seller or the Company under any such contracts that, individually or in the aggregate, will materially and adversely impair the Transmission Business. To Seller's Knowledge, there are no defaults by any other party to any such contracts that, individually or in the aggregate, will materially and adversely impair the Transmission Business. Each Material Contract is valid, binding and enforceable against Seller or the Company, as applicable, and, to Seller's Knowledge, each of the other parties thereto in accordance with its terms, and in full force and effect on the date hereof, except where a failure to be so valid, binding and enforceable or in full force and effect would not materially and adversely impair the Transmission Business.

                (b) Section 4.14(b) of Seller's Disclosure Schedule sets forth each Material Contract requiring a consent as a result of the execution, delivery and performance of this Agreement, the Operative Documents or the consummation of the transactions contemplated hereby.

         Section 4.14. Litigation. Section 4.14 of Seller's Disclosure Schedule lists all actions, suits, proceedings or governmental investigations pending or, to the Knowledge of Seller, threatened against the Company which if adversely decided, could reasonably be expected to have a Material Adverse Effect on the Company, challenge or may challenge the validity of this Agreement or any of the Operative Documents or seek to enjoin or otherwise restrain the transactions contemplated herein and therein. Except as set forth in Section
4.14 of Seller's Disclosure Schedule, as of the date hereof, there is no order, judgment, injunction or decree of any Governmental Authority outstanding against the Company or against Seller (as it pertains to the Company or the Transmission Business), that, individually or in the aggregate, would have any effect referred to in the foregoing clauses (a), (b) or (c). Notwithstanding the foregoing, but except as specifically pertains to the Company or the Transmission Business, Seller makes no representation or warranty in this
Section 4.14 as to any actions, suits, proceedings or governmental investigations which are, or contain issues, of broad applicability to, or which affect broadly, the natural gas, natural gas liquids or pipeline industry, including any state or federal rulemaking or similar proceeding of general applicability and any petition for review or appeal thereof.

         Section 4.15. Rights-of-Way. The Company owns or has a legal right to possess all material rights-of-way or easements through all real property used or necessary for the conduct of the Transmission Business, as it is now being conducted without any known material conflict with the rights of others.

         Section 4.16. Employee Matters. The Company does not now have, and, from the date hereof to the Closing Date, will not have, any employees. The Company is not a party to any employment, personal services or consulting agreements or arrangements, and does not currently sponsor, maintain or have an obligation to contribute to any employee benefit plan within the meaning of
Section 3(3) of ERISA, or any other bonus, pension, stock option, stock purchase, benefit, welfare, profit-sharing, retirement, disability, vacation, severance, change in control, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, fund, programs or arrangements, whether written or oral. The Company has not, at any time within the six years prior to the Closing Date sponsored, maintained or had any obligation to contribute to any employee pension benefit plan within the meaning of Section 3(3) of ERISA.

         Section 4.17.   Insurance.

                (a) Section 4.17 of Seller's Disclosure Schedule lists of all Transmission Business Insurance Policies and all such policies are in full force and effect on the date hereof.

                (b) All premiums payable under such Transmission Business Insurance Policies have been paid in a timely manner and each of the Company and Seller has complied fully with the terms and conditions of such Transmission Business Insurance Policies. Neither Seller nor the Company is in default under any provisions of such Transmission Business Insurance Policies.

         Section 4.18.   Patents; Trademarks; Etc.

                (a) The Transmission Business is conducted without conflict with or infringement of asserted patent, trade names, trademark, servicemark, copyright, trade secret, industrial model, utility model, know-how or other industrial property rights of others.

                (b) Except as set forth in Section 4.18(b) of Seller's Disclosure Schedules, to Seller's Knowledge, the Company or Seller owns all right, title and interest in and to, or has a valid and enforceable license or other right to use lawfully all the Intellectual Property used by Seller or the Company in connection with the Transmission Business free and clear of all Encumbrances.

         Section 4.19. Indemnity Claim. Seller and the Company have taken all necessary and appropriate actions to preserve any and all rights to indemnification in their favor pursuant to clause (ii) of Section 12.2 of the purchase and sale agreement dated July 15, 1999 between Ocean Energy, Inc. and Seller, as amended. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not adversely affect the entitlement of the Company to receive indemnification under such agreement.

         Section 4.20. Books and Records; Other Information. The minute books and other similar records of the Company contain true and complete records of all actions taken at any meetings of the stockholders of the Company, the Board of Directors of the Company or any committee thereof and all written consents executed in lieu of any such meetings. Complete copies of all such minute books and other similar records have been provided to Purchaser.

         Section 4.21. Brokers. No investment banker, financial advisor, broker or finder has acted for or on behalf of Seller or any Affiliate of Seller in connection with this Agreement or the transactions contemplated by this Agreement other than McDonald Investments, Inc. No investment banker, financial advisor, broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Seller or any Affiliate of Seller for which Purchaser or the Company has or will have any liabilities or obligations (contingent or otherwise).

                                   ARTICLE V

                   Representations and Warranties of Purchaser

         Except as set forth or disclosed in the corresponding section of Purchaser's Disclosure Schedule, Purchaser represents and warrants to Seller on the date of this Agreement and on the Closing Date (unless a representation and warranty speaks as of a specified date) that:

         Section 5.1. Corporate Status; Power and Authority. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all the requisite partnership power and partnership authority to execute and deliver this Agreement and the other Operative Documents and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and the other Operative Documents has been duly authorized by the Board of Directors of Purchaser's General Partner, which constitutes all necessary partnership action required on the part of the Purchaser for such authorization. Purchaser has heretofore delivered to Seller true and complete copies of its Agreement of Limited Partnership, as amended.

         Section 5.2. Power; Duly Executed. This Agreement has been duly executed and delivered by Purchaser's General Partner on behalf of Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity.

         Section 5.3. Qualification. Purchaser is duly qualified and in good standing as a foreign partnership authorized to do business in all jurisdictions where the failure to so qualify would have a Material Adverse Effect on Purchaser. Prior to the Closing, Purchaser's designee that will acquire the Company Equity Interests shall become duly qualified and in good standing to do business in the State of Alaska.

         Section 5.4. Governmental Consent. No material consent, waiver, approval, order or authorization of, or registration, designation, declaration or filing with, or notification to, any Governmental Authority is, has been or will be required on the part of Purchaser in connection with the execution and delivery of this Agreement or the other Operative Documents or the consummation of the transactions contemplated hereby or thereby, except (i) for those consents or approvals set forth in Section 5.4 of Purchaser's Disclosure Schedule (the "Purchaser's Required Government Consents"), (ii) for the filing of a premerger notification and report form under the Hart-Scott-Rodino Act, and
(iii) where the failure to obtain such consents, waivers, approvals, order, authorizations, or to make such registration, designations, declarations, filings or notifications, would not, individually or in the aggregate, prevent or materially impair or delay the ability of Purchaser to perform its obligations under this Agreement or the other Operative Documents or to consummate the transactions contemplated hereby or thereby.

         Section 5.5. Brokers. No investment banker, financial advisor, broker or finder is entitled to any investment banker, financial advisor, brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser or any Affiliate of Purchaser for which Seller or any Affiliate thereof (including, prior to the Closing, the Company) has or will have any liabilities or obligations (contingent or otherwise).

         Section 5.6. Financial Arrangements of Purchaser. Purchaser will have at the Closing adequate sources of funds to enable it to pay the full Purchase Price when required hereunder and any adjustments thereto and to effect the transactions contemplated hereby.

         Section 5.7. Purchaser Qualification. To Purchaser's Knowledge, Purchaser is qualified to obtain, and there are no conditions in existence which could reasonably be expected to delay, impede or condition the receipt by Purchaser of Purchaser's Required Governmental Consents or those additional consents or approvals described in Section 5.7 of Purchaser's Disclosure Schedule (the "Purchaser's Required Non-Governmental Approvals").

                                   ARTICLE VI

                  Covenants and Certain Actions of the Parties

         Section 6.1.    Obligations of Seller.

                (a) Conduct of Business, Etc. From the date of this Agreement and until the Closing ("Interim Period"), except as is otherwise approved by Purchaser in writing (which approval shall not be unreasonably withheld or delayed), Seller shall:

                         (i) except as permitted or contemplated by this Agreement, cause the Company to carry on the Transmission Business in the ordinary course of business consistent with past practice and, to the extent consistent with such business, use all reasonable efforts to preserve intact the present business organization and to preserve its relationships with customers, suppliers and others having business dealings with the Company;

                         (ii) except as required for the LLC Conversion, cause the Company to maintain its corporate existence and, to the extent within the control of Seller, cause the Company to maintain all qualifications of the Company that are required for it to carry on the Transmission Business as set forth in clause (i) above;

                         (iii) except as required for the LLC Conversion, not permit the Company to amend its Articles of Incorporation or by-laws;

                         (iv) not permit the Company to (A) create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness for money borrowed, issue or cause to be issued any notes, bonds, debentures, letters of credit or grant any option, warrant or right to purchase any thereof or (B) issue any securities convertible or exchangeable for debt securities of the Company other than indebtedness payable to the Seller which shall be satisfied prior to the Closing as provided in Section 6.1(a)(xiv);

                         (v) except for the distribution of the Excluded Assets to Seller pursuant to Section 6.1(a)(xiii), refrain from disposing of any material Company Assets and from selling any Company Assets, other than sales of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practice;

                         (vi) not subject any of its assets, or any part thereof, to any Encumbrance except Permitted Encumbrances;

                         (vii) not permit the Company to merge or consolidate with any other corporation or acquire any stock, securities, property or assets of any other Person; provided, however, that the foregoing restriction shall not prohibit any acquisition of property or assets to be used by the Transmission Business in the ordinary course of business or for capital expenditures permitted by Section 6.1(a)(xi);

                         (viii) except as required for the LLC Conversion, not permit the Company to issue any equity securities, or enter into any contract, or grant any option, warrant or right, calling for the issuance of any such securities, or create or issue any securities convertible into any such equity securities or convertible into securities in turn so convertible, or enter into any contract, or grant any option, warrant or right, calling for the issuance of any such convertible securities;

                         (ix) not permit the Company to redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its equity interests or declare, set aside or pay any dividends or other distributions in respect of its equity interests;

                         (x) advise and consult, and cause the Company to advise and consult, with Purchaser in advance of any material actions (including, without limitation, rate filings) to be taken with respect to regulatory matters or other contested matters;

                         (xi) continue to implement the Company's capital expenditure program consistent with the Company's 2003 and (if applicable) 2004 capital expenditure budgets and, except as provided in such budgets, Seller will not, and will not permit the Company, to commit to make any capital expenditures, capital additions or capital improvements with respect to the Transmission Business which would be binding on the Company following the Closing Date;

                         (xii) other than in the ordinary course of business, enter into or amend any Material Contract, in each case except to the extent related to any capital expenditure permitted by Section 6.1(a)(xi);

                         (xiii) immediately prior to the Closing, cause the Company to distribute the Excluded Assets to Seller and obtain the release of the Company from further liabilities or obligations in respect of the Excluded Obligations;

                         (xiv) immediately prior to the Closing, satisfy all intercompany obligations between the Company and Seller as follows: (A) if the aggregate intercompany accounts shows a net liability owed by the Company to Seller, such obligation shall be satisfied by Seller being deemed to make a contribution to the Company's capital in the amount of such obligation, or (B) if the aggregate intercompany accounts show a net liability owed by Seller to the Company, such obligation shall be paid in full by Seller in cash;

                         (xv) continue to maintain all material items of personal property and fixtures constituting a part of the Company Assets that are used or useful in the normal operations of the Transmission Business in all material respects in an operating condition and state of repair (normal wear and tear excepted) adequate for the current use of such item in the ordinary conduct of the Transmission Business;

                         (xvi) maintain in full force and effect all Permits held by the Company and Seller (as such Permits relate to the Transmission Business), except for those Permits the failure of which to maintain in full force and effect would not materially impair the use of the Company Assets for the purposes for which they are held or the value of the interest therein;

                         (xvii) duly and timely file or cause to be filed all reports and returns required to be filed with any Governmental Authority and promptly pay or cause to be paid when due all Taxes, assessments and governmental charges, including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings;

                         (xviii) not change its methods of accounting that were in effect on December 31, 2002, except as required by GAAP or applicable law as recommended by its independent auditors;

                         (xix) not make any material Tax election or settle any material Tax controversy;

                         (xx) not permit any material insurance policy naming the Company as a beneficiary or loss-payable to expire or be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Purchaser is obtained and in effect;

                         (xxi) immediately prior to the Closing, terminate or cause the Company to terminate all contracts or service agreements between the Company and Seller or Seller's other Affiliates except for the Operative Documents and any other agreement contemplated by this Agreement;

                         (xxii) provide Purchaser with updated financial statements each calendar quarter ending September 30, 2003 and thereafter, prepared in a manner consistent with the Base Financial Statements, within 45 days after the end of such calendar quarter;

                         (xxiii) obtain prior to the Closing any air permits required for the operation of its Gudenrath and Kalifonski compressor stations; and

                         (xxiv) Prior to the Closing, perform at Seller's cost and expense, the land curative work described in Section 6.1(a)(xxiv) of Seller's Disclosure Schedule.

         (b)    Access and Information.

                (i) The Company and Seller have given and, during the Interim Period, Seller shall give, or shall cause to be given, to Purchaser and its employees, agents and representatives appropriate access, at all reasonable times and at Purchaser's expense, to the properties, books, files, records and officers of the Company and of Seller and their agents, including legal representatives and accountants, as such relate to the Company Assets and the Transmission Business, and will furnish or shall cause to be furnished, at no cost to Purchaser other than reasonable out-of-pocket expenses and the cost of copying or duplication, all information and documents relating to the Transmission Business as Purchaser may reasonably request, and permit Purchaser to contact and meet with the employees of Seller involved in the Transmission Business at such place or places and at such times as reasonably designated by Purchaser, provided that no such investigation shall unreasonably interfere with the Transmission Business, or relationships with employees or customers of Seller or customers of the Company. During the Interim Period, Seller shall permit Purchaser to make copies of information relating to the Transmission Business contained in the books, files and records of Seller and the Company. Purchaser will cause all information regarding Seller, the Company or the Transmission Business obtained or acquired by Purchaser or Purchaser's representatives, employees, consultants, independent contractors, attorneys and financing sources and other advisors (the "Purchaser Parties") pursuant to this Agreement to be used and maintained by the Purchaser Parties in accordance with the terms of the confidentiality agreement dated February 27, 2003, by and between McDonald Investments Inc. (as agent for Seller) and Purchaser (the "Confidentiality Agreement"). Notwithstanding the foregoing provisions of this Section 6.1(b), (1) to the extent necessary in order to obtain the Purchaser Required Governmental Consents, Purchaser may disclose such information to the appropriate Governmental Authorities provided Purchaser makes commercially reasonable efforts to ensure that the information that is so disclosed will be accorded confidential treatment by the Governmental Authority; (2) Seller shall not be required to disclose information to the extent that the disclosure thereof is prohibited under confidentiality agreements currently in effect on the date hereof, and (3) Purchaser shall be permitted to disclose information to the extent required by applicable Legal Requirements or stock exchange regulations or to the extent requested by its (or its designee's) lenders.

                (ii) Seller shall have the right to have a representative present at all times of any inspections, interviews, and examinations conducted at or on the offices or other facilities or properties of Seller or the Company. Purchaser shall have no right of access to, and Seller shall have no obligation to provide to Purchaser, (1) bids received from others in connection with the transactions contemplated by this Agreement and information and analysis (including financial analysis) relating to such bids, or (2) any information the disclosure of which would jeopardize any privilege available to the Company, Seller or any of their Affiliates relating to such information or would cause Seller to breach a confidentiality obligation. Purchaser agrees that if Purchaser or its authorized representatives receive, or if the information (whether in electronic mail format, on computer hard drives or otherwise) held by the Company as of the Closing includes information that relates to the business operations or other strategic matters of Seller, or any of its Affiliates (other than the Company), such information shall be held in confidence on the terms and subject to the conditions contained in the Confidentiality Agreement, but the term of the restriction on the disclosure and use of such information shall continue in effect as to such information for a period of two years from the Closing. Purchaser further agrees that if Seller or the Company inadvertently furnishes to Purchaser copies of or access to information that is subject to clause (2) of the second preceding sentence, Purchaser will, upon Seller's request, promptly return same to Seller and Purchaser will destroy any and all extracts therefrom or notes pertaining thereto (whether in electronic or other format).

                (iii) Purchaser agrees that Seller may retain (1) a copy of all materials included in the Data Room, together with a copy of all documents referred to in such materials, (2) copies of all books and records prepared by Seller or its Affiliates in connection with the transactions contemplated by this Agreement, including bids received from others and information relating to such bids, (3) copies of any books and records which may be relevant in connection with the assertion or defense of disputes arising hereunder, (4) all consolidating and consolidated financial information and all other accounting books and records prepared or used in connection with the preparation of financial statements of Seller, and (5) copies of all Retained E-mail. Seller agrees that all such information shall be treated as Confidential Information of Purchaser as within the meaning of the Operation and Maintenance and Administrative Services Agreement and shall be subject to the terms and conditions of the confidentiality provisions contained therein.

                (iv) Notwithstanding anything to the contrary set forth in this Agreement, the obligations of confidentiality hereof, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each Party (and any employee, representative, or agent of any Party) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transaction. The preceding sentence is intended to cause the transactions contemplated hereby not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Code and shall be construed in a manner consistent with such purpose. In addition, each Party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related to such transaction.

         (c)    Hart-Scott-Rodino.

                (i) Seller will prepare and submit to the Federal Trade Commission and the Department of Justice, as promptly as practicable but in no event later than 120 days after the date hereof, all necessary filings for Seller and the Company in connection with the transactions contemplated by this Agreement under the Hart-Scott-Rodino Act.

                (ii) In the event that a request for additional information is made of Seller pursuant to the Hart-Scott-Rodino Act, Seller shall use all reasonable efforts to comply or cause to be complied with such request as soon as practicable after receipt of such request. Seller shall use its commercially reasonable efforts to obtain early termination of the applicable waiting period to the extent required by the applicable regulatory authorities pursuant to the Hart-Scott-Rodino Act. Notwithstanding the foregoing, nothing contained herein shall require Seller or the Company to sell, transfer, divest or otherwise dispose of any assets or properties. Seller will coordinate and cooperate with Purchaser in exchanging such information and providing such reasonable assistance as may be requested in connection with such filing.

         (d) Director Resignations. On the Closing Date, Seller shall cause to be delivered to Purchaser duly signed resignations of each of the directors of the Company.

         Section 6.2.    Obligations of Purchaser.

                (a)      Hart-Scott-Rodino.

                         (i) Purchaser will prepare and submit to the Federal Trade Commission and the Department of Justice, as promptly as practicable but in no event later than 120 days after the date hereof, all necessary filings for Purchaser in connection with the transactions contemplated by this Agreement under the Hart-Scott-Rodino Act.

                         (ii) In the event that a request for additional information is made of Purchaser pursuant to the Hart-Scott-Rodino Act, Purchaser shall use all reasonable efforts to comply or cause to be complied with such request as soon as practicable after receipt of such request. Purchaser shall use its commercially reasonable efforts to obtain early termination of the applicable waiting period to the extent required by the applicable regulatory authorities pursuant to the Hart-Scott-Rodino Act. Notwithstanding the foregoing, nothing contained herein shall require Purchaser or the Company to sell, transfer, divest or otherwise dispose of any assets or properties. Purchaser will coordinate and cooperate with Seller in exchanging such information and providing such reasonable assistance as may be requested in connection with such filing.

                (b) Access to Information. After Closing, Purchaser will, and will cause its counsel and independent public accountants to, afford to representatives of Seller, including its counsel and accountants, reasonable access at reasonable times upon prior notice and at Seller's expense to all books, records, files and documents related to the Company or the Transmission Business in order to permit Seller (i) to prepare and file its tax returns and to prepare for and participate in any investigation with respect thereto, (ii) to prepare for and participate in any other investigation and defend any litigation relating to or involving the Seller, the Company or the Transmission Business for which Seller may be responsible, (iii) to discharge its obligations under this Agreement and the other Operative Documents to which it is a party and for other reasonable purposes, and Purchaser will afford Seller reasonable assistance in connection therewith. Purchaser will cause such records to be maintained for not less than six years from the date of Closing (or, if longer, any period required by applicable Legal Requirements); provided, however, that in the event that Purchaser transfers all or a portion of the Transmission Business to any third party during such period, Purchaser may transfer to such third party all or a portion of the books, records, files and documents related thereto, provided such third party transferee expressly assumes in writing the obligations of Purchaser under this Section 6.2(b). Following the Closing Date, and to the extent reasonably necessary to permit Seller or any of its Affiliates to defend (including, without limitation, any related investigation, appeal or settlement) any lawsuit, mediation, enforcement action, arbitration, administrative hearing or other adjudicative proceeding relating to the Transmission Business, Purchaser agrees to afford Seller and its Affiliates and their respective accountants and counsel, during normal business hours, at no cost to Seller other than reasonable out-of-pocket expenses, (i) reasonable access to all employees of Purchaser or any of its Affiliates and all witnesses subject to the control or direction of Purchaser or any of its Affiliates and
(ii) reasonable access to all documents and records within the custody or subject to the control of Purchaser or any of its Affiliates; provided, however, that in the event of any litigation nothing herein shall limit either party's rights of discovery under applicable law.

         Section 6.3.    Insurance.

                (a) Purchaser acknowledges and agrees that, effective upon the Closing, the Transmission Business Insurance Policies may be terminated or modified to exclude coverage of the Company and the Transmission Business.

         Section 6.4.    Cooperation by Seller.

                (a) Seller shall, and shall cause the Company to, cooperate with Purchaser and Purchaser's auditors in the preparation at Purchaser's expense of such audited financial statements for the Company as Purchaser may reasonably request to comply with applicable Legal Requirements, stock exchange rules and requirements of Purchaser's (or its designee's) lenders, including providing reasonable access to its and the Company's accountants, employees, work papers, books and records and financial data relating to the Company and the Transmission Business.

                (b) Seller shall, and shall cause the Company to, cooperate with Purchaser, at Purchaser's sale cost and expense, in consummating Purchaser's (or its designee's) financing for the acquisition of the Company Equity Interests, including (i) providing reasonable access to its and the Company's accountants, officers, directors and representatives; provided, however, Seller shall not be required to waive or modify any legal rights in respect to such financing; and (ii) executing a consent to collateral assignment of the Operative Documents in favor of the lenders that (A) provides such lenders with notice and the right to consent to any material modifications of such Operative Documents; (B) provides such lenders with notice of default and an opportunity to cure any defaults under such Operative Documents; (c) adds such lenders under Seller's applicable insurance policies; (D) consents to an assignment of such Operative Documents upon or in lieu of foreclosure; (E) contains appropriate attornment provisions; (F) establishes limitations of liability and recoupment against such lenders and its assignees or purchasers; and (G) provides for the treatment of such Operative Documents in the event of a bankruptcy of the Company.

         Section 6.5. Certain Title Curative Work. Within fourteen (14) days from the date of this Agreement, Purchaser and Seller shall mutually agree on a land consultant knowledgeable about pipeline land issues in Alaska, and which shall be jointly retained by Purchaser and Seller to review Seller's land records for the purpose of determining the land curative work, if any, necessary to give the Company good title to any portion of the rights of way used or necessary to conduct the Transmission Business, as it is now being conducted, subject to Permitted Encumbrances and other defects or irregularities as would be acceptable to a prudent pipeline operator, Seller shall, at its sole cost and expense, perform any curative work identified by such consultant to bring Seller's title to such state as soon as practicable; provided, however, that the Closing shall not be delayed as a result of incompleted curative work provided all of the other conditions precedent therefor have been satisfied. The costs and expenses of the land consultant shall be shared equally between Purchaser and Seller.

                                  ARTICLE VII

                   Approvals; Commercially Reasonable Efforts

         Section 7.1. Approvals; Commercially Reasonable Efforts. (a) The Parties recognize the importance of obtaining the Seller's Required Governmental Consents, the Seller's Required Non-Governmental Approvals, the Purchaser's Required Governmental Consents and the Purchaser's Required Non-Governmental Approvals and, in this regard, agree to use their commercially reasonable efforts to seek such consents and approvals and will cooperate fully with the other party in promptly seeking to obtain such consents and approvals. The Parties shall apply for and diligently prosecute all applications for, and shall use commercially reasonable efforts promptly to obtain as quickly as practicable, such consents and approvals as shall be necessary to permit the consummation of the transactions contemplated by this Agreement. To this end, the Parties agree to make available the personnel and other resources of their respective organizations in order to accomplish actions reasonably required by them to obtain all such approvals or consents. Prior to making such applications, the Parties shall agree to the capital expenditure budget for calendar year 2004.

                (b) Seller and Purchaser agree that Seller shall have primary responsibility for the preparation and filing of the application and related material with the RCA seeking approval of required permit transfers for the transactions contemplated herein and approval of any jurisdictional contracts between the parties contemplated hereby, subject to Purchaser's compliance with the terms of paragraph (a) above. Each party shall pay its own costs and expenses associated with the RCA approval process.

                                  ARTICLE VIII

                              Conditions Precedent

         Section 8.1. Closing Conditions. The respective obligations set forth herein of Seller and Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or before the Closing Date, in the case of Seller, of the conditions set forth in Sections 8.2 and 8.3, and in the case of Purchaser, of the conditions set forth in Sections 8.2 and 8.4. Any of the following conditions may be waived in whole or in part by the Party whose obligation to perform at Closing is subject to such condition.

         Section 8.2. Hart-Scott-Rodino Compliance. The applicable waiting period, together with any extensions thereof, under the Hart-Scott Rodino Act shall have expired or terminated without any action being taken, or any agreement having been entered into by Seller, the Company or Purchaser or any consent decree or order having been issued by any Governmental Authority, to sell, transfer, divest or otherwise dispose of any assets or properties of the Company or Purchaser.

         Section 8.3.    Conditions to Obligations of Seller.

                (a) Representations and Warranties of Purchaser. The representations and warranties of Purchaser contained in Article V of this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date (except to the extent that any representation or warranty speaks as of a specified date, in which case such representation or warranty shall be true and correct only as of such specified date), except for (i) changes permitted or contemplated by this Agreement and (ii) failures of such representations and warranties to be true and correct that would not, individually or in the aggregate, prevent or materially impair or delay the ability of Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. Purchaser shall have duly performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it at or before the Closing.

                (b) Officers' Certificate. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and signed by the President and the Chief Financial Officer of Purchaser's General Partner, certifying, in form reasonably satisfactory to Seller and its counsel that, to such officers' best knowledge and belief, after due inquiry, the conditions set forth in Section 8.3(a) hereof have been fulfilled.

                (c) Required Governmental Consents. All of Seller's Required Governmental Consents shall have been obtained by Final Order, and such consents shall, among other matters, (i) approve without being subject to refund the rates contained in the Special Contract, (ii) approve without being subject to refund the pass-through of such rates to the customers of Seller Division, and (iii) not otherwise contain any condition which will, or is reasonably expected to, have a Material Adverse Effect on Seller's gas distribution business in the State of Alaska. The condition contained in this Section 8.3(c) shall not be satisfied if any Required Governmental Consent (1) disallows or makes subject to refund the inclusion of a federal income tax component in rates of the Company, (2) sets a procedural schedule for review of the rates of the Company or Seller Division (but may expressly reserve jurisdiction over such rates), or (3) disapproves the 10 year term of the Special Contract or requires that term to be shortened.

                (d) Required Non-Governmental Approvals. All of Seller's Required Non-Governmental Approvals, the absence of which would have a Material Adverse Effect on Seller after the Closing, and all of Purchaser's Required Non-Governmental Approvals, the absence of which would have a Material Adverse Effect on Seller, in each case other than those consents and approvals that are customarily obtained after the Closing of a transaction of the nature of the transaction contemplated by this Agreement, have been obtained and are in full force and effect.

                (e) Actions at Closing. Purchaser shall have taken the respective actions to be taken by it at the Closing pursuant to Section 9.1 hereof.

                (f) Absence of Proceedings. No action, suit or proceeding shall be pending and no statute, rule or regulation and no injunction, order, decree or judgment of any court or Governmental Authority of competent jurisdiction shall be in effect that could reasonably be expected to prohibit, restrain, enjoin or restrict the consummation of the transactions contemplated by this Agreement.

                (g) Operation and Maintenance and Administrative Services Agreement. The Company shall have duly executed and delivered the Operation and Maintenance and Administrative Services Agreement between Seller and the Company substantially in the form of Exhibit A hereto (the "Operation and Maintenance and Administrative Services Agreement").

                (h) Special Agreement for Gas Transportation. The Company shall have executed and delivered the Special Contract for Gas Transportation between Seller Division and the Company substantially in the form of Exhibit B hereto (the "Special Contract").

                (i) Gas Transmission Agreement. The Company shall have executed and delivered the Gas Transmission Agreement between Seller and the Company substantially in the form of Exhibit C hereto (the "Gas Transmission Agreement").

                (j) Tower License. The Company shall (i) have duly executed and delivered the Tower License and (ii) have paid in full to Seller the license fee for the Tower License.

                (k) Gas Control Agreement. The Company shall (i) have duly executed and delivered an agreement substantially in the form of Exhibit F hereto (the "Gas Control Agreement") providing for Seller to perform control room services for the Company for a period of 10 years from the Closing Date and
(ii) have paid in full to Seller the service fee under the Gas Control
Agreement.

                (l) The Company shall have executed and delivered the Reciprocal Easement and Joint Use Agreement between Seller and the Company in substantially the form of Exhibit H hereto (the "Reciprocal Easement") with
Schedule 2.1 thereto properly completed.

         Section 8.4.    Conditions to Obligations of Purchaser.

                (a) Representations and Warranties of Seller. The representations and warranties of Seller contained in Article IV and Section
11.1 of this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date (except to the extent that any representation or warranty speaks as of a specified date, in which case such representation or warranty shall be true and correct only as of a specified date), except for (i) changes permitted or contemplated by this Agreement and (ii) failures of such representations and warranties (other than the representations and warranties set forth in the second sentence of Section 4.1(a), the first two sentences of
Section 4.1(b), Section 4.1(c), Section 4.2 and, Section 4.5 hereof) to be true and correct that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Seller shall have duly performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it at or before the Closing.

                (b) Officers' Certificate. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and signed by its President and Chief Financial Officer, certifying, in form reasonably satisfactory to Purchaser and its counsel that, to such officers' best knowledge and belief, after due inquiry, the conditions set forth in Section 8.4(a) hereof have been fulfilled.

                (c) Required Governmental Consents. All of Seller's Required Governmental Consents and Purchaser's Required Governmental Consents shall have been obtained by Final Orders, and such Final Orders shall, among other matters, approve without being subject to refund the rates contained in the Special Contract and not otherwise contain any condition that will, or is reasonably expected to, have a Material Adverse Effect on the Company or Purchaser. The condition contained in this Section 8.4(c) shall not be satisfied if any Required Governmental Consent (i) disallows or makes subject to refund the inclusion of a federal income tax component in the rates of the Company,
(ii) sets a procedural schedule for review of the rates of the Company (but may expressly retain jurisdiction over such rates), or (iii) disapproves the 10 year term of the Special Contract or requires that term to be shortened.

                (d) Required Non-Governmental Approvals. All of Seller's Required Non-Governmental Approvals, the absence of which would have a Material Adverse Effect on the Company, and all of Purchaser's Required Non-Governmental Approvals, the absence of which would have a Material Adverse Effect on Purchaser, in each case other than consents and approvals that are customarily obtained after the closing of a transaction of this nature, have been obtained and are in full force and effect.

                (e) Actions at Closing. Seller shall have taken the actions to be taken by Seller at the Closing pursuant to Section 9.1 hereof.

                (f) Absence of Proceedings. No action, suit or proceeding shall be pending and no statute, rule or regulation and no injunction, order, decree or judgment of any court or Governmental Authority of competent jurisdiction shall be in effect that could reasonably be expected to prohibit, restrain, enjoin or restrict the consummation of the transactions contemplated by this Agreement.

                (g) Material Adverse Effect. No Material Adverse Effect on the Company or SEMCO Material Adverse Effect shall have occurred or shall be reasonably expected to occur.

                (h) Operation and Maintenance and Administrative Services Agreement. Seller Division shall have duly executed and delivered the Operation and Maintenance and Administrative Services Agreement.

                (i) Special Contract. Seller Division shall have duly executed and delivered the Special Contract.

                (j) Gas Transmission Agreement. Seller shall have duly executed and delivered the Gas Transmission Agreement.

                (k) Bill of Sale and Assignment Agreement. Seller shall have duly executed and delivered a Bill of Sale and Assignment Agreement in substantially the form attached hereto as Exhibit D, transferring the Company Equity Interests (the "Bill of Sale and Assignment Agreement").

                (l) Directors of the Company. Seller shall deliver duly executed resignations of the directors of the Company effective as of the Closing Date.

                (m) Certificate of Non Foreign Status. Seller shall deliver to Purchaser a certificate of non foreign status of Seller which meets the requirements of Treasury Regulation Section 1.445-2.

                (n) Tower License. Seller shall have granted Purchaser a non-terminable license substantially in the form of Exhibit G hereto (the "Tower License") to use the radio tower facilities listed on Section 8.4(n) of the Seller's Disclosure Schedule.

                (o) Gas Control Agreement. Seller Division shall have duly executed and delivered the Gas Control Agreement.

                (p) Certificates of Insurance. Seller shall have delivered to Purchaser certificates of insurance showing that Seller has in place insurance complying with the requirements set forth in Article V of the Operation and Maintenance and Administrative Services Agreement.

                (q) Reciprocal Easement and Joint Use Agreement. Seller Division shall have executed and delivered the Reciprocal Easement with Schedule
2.2 thereto properly completed.

                                   ARTICLE IX

                                     Closing

         Section 9.1. Closing. The closing of the purchase and sale of the Company Equity Interests (the "Closing") will take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019-5389 on the later of (a) November 30, 2003 and (b) the first Business Day that is five calendar days after all of the conditions specified in Article VIII have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, date and place is agreed to in writing by the Parties. The date of the Closing is referred to in this Agreement as the "Closing Date." The Closing shall be effective for all purposes at 12 o'clock midnight, Alaska Time, on the Closing Date. At the Closing, the following events shall occur, each event being deemed to have occurred simultaneously with the other events:

                (a) Seller shall deliver to Purchaser (i) the Bill of Sale and Assignment Agreement; (ii) the certificate to be delivered pursuant to
Section 8.4(b); (iii) the Operation and Maintenance and Administrative Services Agreement; (iv) the Special Contract; (v) the Gas Transmission Agreement; (vi) the Gas Control Agreement; (vii) the Tower License; and (viii) the Bill of Sale and Assignment Agreement; and (ix) the Reciprocal Easement; and

                (b) Purchaser shall deliver to Seller (i) an amount of cash equal to the Purchase Price, as adjusted pursuant to Section 3.2(a), by wire transferring such amount, in lawful money of the United States of America in immediately available funds, to such account in the United States of America as Seller shall have designated by written notice to Purchaser no less than three business days before the Closing Date; (ii) the certificate to be delivered pursuant to Section 8.3(b); (iii) the Operation and Maintenance and Administrative Services Agreement, duly executed by the Company; (iv) the Special Contract, duly executed by the Company; (v) the Gas Transmission Agreement, duly executed by the Company; (vi) the Gas Control Agreement, duly executed by the Company, and the related fee payment; (vii) the Tower License, duly executed by the Company, and the related fee payment; and (viii) the Reciprocal Easement, duly executed by the Company.

                                   ARTICLE X

                                   Termination

         Section 10.1. Termination. Subject to Section 10.2 hereof, this Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to the Closing Date:

                (a)      by mutual consent of Purchaser and Seller; or

                (b) by Purchaser or Seller at any time after 9 Months after the effective date of this Agreement (the "Termination Date") if the Closing shall not have occurred on or prior to such date; provided however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date; or

                (c) by either Seller or Purchaser, if (i) there has been a breach of any representation, warranty, covenant or agreement on the part of the Company or Seller (in the case of termination by Purchaser) or Purchaser (in the case of termination by Seller), which breach (A) will cause the conditions set forth in Sections 8.2 and 8.4 (in the case of termination by Purchaser) or Sections 8.2 and 8.3 (in the case of termination by Seller) not to be satisfied, and (B) shall not have been cured within 20 Business Days following receipt by the breaching party of written notice of such breach from the other party; or
(ii) any event shall have occurred which makes it impossible for the conditions set forth in Article VIII hereof to be satisfied, provided that any termination pursuant to this clause (ii) shall not be effective until 20 Business Days after notice thereof is delivered by the party seeking to terminate to the other party, and shall be automatically rescinded if (1) such condition is solely for the benefit of the party receiving such notice and (2) such party, prior to such 20th Business Day, irrevocably waives satisfaction of such condition based on such event; or

                (d) by Purchaser or Seller if (i) any state or federal law, order, rule or regulation is adopted or issued, that has the effect, as supported by the written, reasoned opinion of outside counsel for such Party, of prohibiting the transactions contemplated under this Agreement or causing a Material Adverse Effect on such Party (or, in the case of the Purchaser, either a Material Adverse Effect on the Company or a SEMCO Material Adverse Effect), or if (ii) any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or causing a Material Adverse Effect on such Party (or, in the case of the Purchaser, either a Material Adverse Effect on the Company or a SEMCO Material Adverse Effect) or, in the case of the Purchaser, a SEMCO Material Adverse Effect, and such order, judgment or decree shall have become final and nonappealable.

         Section 10.2.   Limitation on Right to Terminate; Effect of
Termination.

                (a) A Party shall not be allowed to exercise any right of termination pursuant to Section 10.1 if the event giving rise to the termination right shall be due to the willful failure of such Party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants, or agreements hereof to be performed or observed by such Party.

                (b)      If this Agreement is terminated as permitted under
Section 10.1 hereof, such termination shall be without liability of or to any Party to this Agreement, or any shareholder, unitholder, director, officer, employee, agent, servant, consultant or representative of such Party; provided, however, that if such termination shall result from the willful failure of any Party to fulfill a condition to the performance of any other Party or to perform a covenant of this Agreement or from a material breach by any Party to this Agreement, then such Party shall (subject to the limitations set forth in Section 12.1(c) and Section 12.1(d)) be fully liable for any and all damages sustained or incurred by the other Party. If either Party to this Agreement resorts to legal proceedings to enforce this Agreement, the prevailing Party in such proceedings shall be entitled to recover all costs incurred by such Party including reasonable attorney's fees, in addition to any other relief to which such Party may be entitled.

                                   ARTICLE XI

                                      Taxes

         Section 11 .1.  Seller Tax Representations and Warranties.

                (a) Seller represents and warrants with respect to the Company that, except as set forth or disclosed in Section 11.1(a) of Seller's Disclosure Schedule (i) all Tax Returns in respect of the Company and the Transmission Business required to be filed have been filed or requests for extensions have been timely filed, (ii) all such Tax Returns are true and correct in all material respects, and (iii) all Taxes shown to be due on such Tax Returns have been timely paid in full. Except as set forth in Section 11.1(a) of the Seller's Disclosure Schedule, all ad valorem taxes that are due and payable have been paid, and there is not any property that has been omitted from the assessment rolls of the applicable taxing authorities. Except as set forth in Section 11.1(a) of Seller's Disclosure Schedule, no notice of deficiency or assessment has been asserted, proposed or threatened from any Governmental Authority with respect to liabilities for Taxes of the Company or relating to the Company Assets that have not been fully paid or finally settled, and any such deficiency shown in Section 11.1(a) of Seller's Disclosure Schedule is being contested in good faith through appropriate proceedings. Except as set in Section 11.1(a) of Seller's Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes of the Company for any period of time. Except as set forth in Section 11.1(a) of Seller's Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company, and neither the Seller nor the Company has any knowledge of any threatened action, audit, or administrative or court proceeding with respect to any Taxes or Tax Returns of the Company. Except as set forth in Section 11.1(a) of the Seller's Disclosure Schedule, no claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Taxes in that jurisdiction, and the Company has not entered into any agreement or arrangement with any Governmental Authority that requires the Company to take any action or refrain from taking any action.

                (b) Seller and the Company are and will be members of an "affiliated group" within the meaning of Section 1504 of the Code as of the Closing Date. Except as set forth in Section 11.1(b) of the Seller's Disclosure Schedule, the Company has no liability for the Taxes of any Person (other than the Seller and the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                (c) Except as set forth in Section 11.1(c) of Seller's Disclosure Schedule, neither Seller nor the Company is a party to any allocation, indemnification or sharing agreement, whether written or unwritten, regarding Taxes with any Person.

                (d) Seller is not a nonresident alien individual or foreign corporation within the meaning of Section 897 of the Code and Purchaser is not required to withhold Tax on the Purchase Price by reason of Section 1445 of the Code or any other provision.

                (e) Except as set forth in Section 11.1(e) of Seller's Disclosure Schedule, there are no powers of attorney in effect relating to Taxes of the Company.

                (f) Except as set forth in Section 11.1(f) of Seller's Disclosure Schedule, there is no dispute or claim as to the Tax liability of any other person as to which the Company has an indemnification obligation.

                (g) The Company has not participated in any transaction required to be reported under Treasury Regulation Section 1.6011-4T or a successor or predecessor thereto.

         Section 11.2.   Tax Covenants and Indemnification.

                (a) Transfer Taxes. Seller shall be liable for all state and local transfer, sales, use, documentary, recording, registration, stamp transfer or similar Taxes, assessments or fees arising from the LLC Conversion. Seller and Purchaser shall each be liable for 50% of all state and local transfer Taxes arising from the transactions contemplated by this Agreement. Except as provided in the foregoing sentences, Purchaser shall be liable for all state and local, sales, use, documentary, recording, registration, stamp transfer or similar Taxes, assessments or fees arising from the transactions contemplated by this Agreement.

                (b) Information. Seller and Purchaser will make available to each other, and to any Governmental Authority, all information, records, or documents relating to the liability or potential liability for Pre-Closing Taxes that may be reasonably requested by a Party and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof, provided Seller and Purchaser shall reserve the confidentiality of any such information, records or documents.

                (c) Seller Indemnification. Seller shall be responsible for and shall indemnify and hold harmless Purchaser, its subsidiaries and the Company from and against any and all Tax claims, including any reasonable out-of-pocket costs and expenses ("Tax losses"), resulting from, arising out of or relating to: (i) any and all Taxes imposed on or incurred by Purchaser or the Company as a result of a breach of the representations and warranties made in
Section 11.1 of this Article; (ii) any and all Pre-Closing Taxes imposed on, incurred by or attributed to the Company, including Taxes arising from Section 2.2, except to the extent any such Taxes are taken into account in determining the adjustment to the Purchase Price pursuant to Section 3.2 and (iii) any liability imposed on the Company or any of its Subsidiaries as a result of its membership in an affiliated, consolidated, combined or unitary group for Tax purposes, other than a group the common parent of which was the Company (pursuant to Treas. Reg. ss. 1.1502-6 or any analogous state, local or foreign law or regulation) for any taxable period or portion thereof ending on or prior to the Closing Date.

                (d) Purchaser Indemnification. Purchaser shall be responsible for and shall indemnify and hold harmless Seller from and against any and all Tax claims or Tax losses resulting from, arising out of or relating to any and all Post-Closing Taxes imposed on or incurred by the Company.

                (e) Procedures for Indemnification. The procedures for indemnification pursuant to this Article XI shall be conducted in a manner consistent with Section 12.1 hereof.

                (f) Proration of Tax Items. The Parties agree that for purposes of allocating Tax items of the Company between Seller and Purchaser for the Tax year that includes the Closing Date, such Tax items for such Tax year shall be apportioned between Seller and Purchaser based upon the actual operations of the Company during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date, and each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period); provided, that ad valorem Taxes shall be prorated on a daily basis.

                (g) Filing Responsibility. Purchaser and the Company shall be responsible for filing all Tax Returns and paying all Taxes due with respect to periods ending after the Closing Date. To the extent the law permits or requires a short period return for the period or portion thereof ending on or before the Closing Date, Seller shall be responsible for filing such returns and paying all Taxes due with respect to such period. Purchaser will take such steps as are reasonably requested by Seller so that Seller will have the authority necessary for Seller to be able to execute and timely file the Tax Returns required to be filed by Seller.

                (h) Tax Refunds and Tax Benefits. Any Tax refunds that are received by Purchaser or the Company, and any amounts credited against Tax to which Purchaser or the Company become entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Seller, and Purchaser shall pay over to Seller any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto. In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against any Tax by a Governmental Authority to the Purchaser or the Company of any amount accrued as of the Closing Date, Purchaser shall pay such amount to Seller within fifteen (15) days after receipt or entitlement thereto.

                (i) Control of Tax Audits. Seller shall have the right, at its own expense, to control any audit or examination by any taxing authority ("Tax Audit"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Closing Date and relating to the Company. With respect to the items described in the preceding sentence, Seller shall consult with Purchaser with respect to the resolution of any such issue that would adversely affect Purchaser, and with respect to Taxes other than income Taxes will not settle any such issue, or file any amended return relating to such issue, without the consent of Purchaser, which consent shall not be unreasonably withheld. Seller will not enter into any binding agreement with any taxing authority with respect to Taxes (other than income Taxes) for Tax periods ending or beginning after the Closing Date. Purchaser shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any Taxes for any taxable period beginning before the Closing Date and ending after the Closing Date, provided, that Purchaser shall consult with Seller with respect to the resolution of any issue that would adversely affect Seller, and, with respect to Taxes, other than income Taxes, will not settle any such issue, or file any amended return relating to any such issue, without the consent of Seller, which consent shall not unreasonably be withheld. Where consent to a settlement is withheld by the other Party pursuant to this Section, such other Party may continue or initiate any further proceedings at its own expense, provided that the liability of the first Party, after giving effect to this Agreement, shall not exceed the liability that would have resulted from the settlement or amended return.

         (j)    Cooperation on Tax Matters.

                (i) Purchaser, the Company and Seller shall use reasonable efforts to cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the preservation of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Seller agrees (A) to retain all books and records in its possession with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention requirements or agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Seller shall allow Purchaser to take possession of such books and records.

                (ii) Purchaser and Seller further agree, upon request, to provide the other Party with all information that either Party may be required to report pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder with respect to the transactions contemplated by this Agreement.

         (k) Survival of Obligations. The obligations of the Parties set forth in this Article XI shall be unconditional and absolute and shall remain in effect until 30 days after the expiration of the applicable statute(s) of limitations.

                                  ARTICLE XII

                                 Indemnification

         Section 12.1.   Indemnification.

                (a) Subject to Section 12.1(c), and except for those matters (i) set forth in Article XI which shall be governed by the terms of
Article XI and (ii) set forth in Section 13.3 which shall be governed by the terms of Section 13.3, Purchaser shall indemnify, defend and hold harmless the Seller Indemnitees from and against any and all claims, liabilities, losses, causes of actions, costs and expenses (including, without limitation, involving theories of negligence or strict liability and including court costs and attorneys' fees) ("Losses") asserted against, resulting from, imposed upon or incurred by any of the Seller Indemnitees as a result of, or arising out of, the breach of any of the representations and warranties (without giving effect to any qualifications as to materiality contained therein), covenants or agreements of Purchaser contained in this Agreement, including any failure of the certificate delivered pursuant to Section 8.3(b) to be true and correct.

                (b) (i) Subject to Section 12.1(d), and except for those matters (A) set forth in Article XI which shall be governed by the terms of Article XI and (B) set forth in Section 13.3, Seller shall indemnify, defend and hold harmless the Purchaser Indemnitees from and against all Losses asserted against, resulting from, imposed upon or incurred by any of the Purchaser Indemnitees as a result of, or arising out of the breach of any of the representations and warranties (without giving effect to any qualifications as to materiality contained therein other than the "Material Adverse Effect" qualification contained in
         Section 4.9(h)), covenants or agreements of Seller contained in this Agreement, including any failure of the certificate delivered pursuant to Section 8.4(b) to be true and correct.

                         (ii) Seller shall indemnify, defend and hold harmless the Purchaser Indemnitees from and against all Losses asserted against, resulting from, imposed upon or incurred by any of the Purchaser Indemnitees as a result of, or arising out of assets or liabilities, including the Excluded Assets and Excluded Obligations, which are not Company Assets or which are not being transferred to Purchaser indirectly through the purchase of the Company Equity Interests. Seller's indemnity obligations set forth in this Section 12.1(b)(ii) shall not be subject to any thresholds, de minimus amounts, deductibles or caps pursuant to Section 12.1(d).

                (c) Notwithstanding anything to the contrary in this Agreement, the liability of Purchaser under this Agreement and any documents delivered in connection herewith or contemplated hereby (other than the Operating Documents) shall be limited as follows:

                         (i) In no event shall any amounts be recovered from Purchaser under Section 12.1(a) or otherwise for any matter for which a Claim Notice is not delivered to Purchaser, in the case of indemnity for breach of a representation, warranty, covenant or agreement, prior to the close of business on the date of termination of such representation, warranty, covenant or agreement pursuant to
         Section 12.1(c)(ii).

                         (ii)     Except as otherwise specified, the
         representations, warranties, covenants and agreements of Purchaser set forth in this Agreement shall survive the Closing for a period of two years and shall terminate at 5:00 p.m., local time in Alaska, on the second anniversary of the Closing Date; provided, however, that any such representation, warranty, covenant or agreement that is the subject of a proper Claim Notice delivered in good faith shall survive with respect only to the specific matter described in such Claim Notice until the earlier to occur of (A) the date on which a final nonappealable resolution of the matter described in such Claim Notice has been reached or (B) the date on which the matter described in such Claim Notice has otherwise reached final resolution.

                         (iii) Notwithstanding anything to the contrary in this Agreement other than Section 12.1(b)(ii), Article XI and Section 13.3, in no event shall Purchaser indemnify the Seller Indemnitees, or be otherwise liable in any way whatsoever to the Seller Indemnitees, for any Losses until the Seller Indemnitees have suffered Losses in the aggregate in excess of a threshold in an amount equal to $500,000, after which point Purchaser will be obligated to indemnify the Seller Indemnitees from and against all Losses; provided that the Seller Indemnitees shall not submit to Purchaser a claim for any Loss, the value of which is below $25,000.

                         (iv) Notwithstanding anything to the contrary herein, in no event shall Purchaser indemnify the Seller Indemnitees, or be otherwise liable in any way whatsoever to the Seller Indemnitees, for any Losses in excess of an amount equal to $10,000,000.

                (d) Notwithstanding anything to the contrary in this Agreement other than Section 12.1(b)(ii) and Article XI, the liability of Seller under this Agreement and any documents delivered in connection herewith or contemplated hereby (other than the Operating Documents) shall be limited as follows:

                         (i) In no event shall any amounts be recovered from Seller under Section 12.1(b) or otherwise for any matter for which a Claim Notice is not delivered to Seller in the case of indemnity for breach of a representation, warranty, covenant or agreement, prior to the close of business on the date of termination of such representation, warranty covenant or agreement pursuant to Section 12.1(d)(ii).

                         (ii) The representations, warranties and covenants of Seller set forth in this Agreement shall survive the Closing for a period of two years and shall terminate at 5:00 p.m., local time in Alaska, on the second anniversary of the Closing Date; provided, however, that any such representation, warranty, covenant or agreement that is the subject of a proper Claim Notice delivered in good faith shall survive with respect only to the specific matter described in such Claim Notice until the earlier to occur of (A) the date on which a final nonappealable resolution of the matter described in such Claim Notice has been reached or (B) the date on which the matter described in such Claim Notice has otherwise reached final resolution.

                         (iii) Notwithstanding anything to the contrary in this Agreement other than Section 12.1(b)(ii), Article XI and Section 13.3, in no event shall Seller indemnify the Purchaser Indemnitees, or be otherwise liable in any way whatsoever to the Purchaser Indemnitees, for any Losses until the Purchaser Indemnitees have suffered Losses in the aggregate in excess of a threshold in an amount equal to $500,000, after which point Seller will be obligated to indemnify the Purchaser Indemnitees from and against all Losses; provided that the Purchaser Indemnitees shall not submit to Seller a claim for any Loss, the value of which is below $25,000.

                         (iv) Notwithstanding anything to the contrary herein other than Section 12.1(b)(ii), Article XI and Section 13.3, in no event shall Seller indemnify the Purchaser Indemnitees, or be otherwise liable in any way whatsoever to the Purchaser Indemnitees, for any Losses in excess of an amount equal to the Purchase Price (before giving effect to any adjustments provided for pursuant to this Agreement).

                         (v) Seller shall have no liability for any claim to the extent that such claim is covered by insurance maintained by or for the benefit of Seller (including any such insurance coverage applicable to the Transmission Business, the benefit of which the Company will realize) and Purchaser or the Company actually receive the proceeds of such insurance.

                         (vi) Seller shall have no liability in respect of its representation or warranty contained in Section 4.9(h) in respect of any event, circumstance or condition known to Purchaser or disclosed by Seller to Purchaser in writing prior to the Closing.

                (e) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL A PARTY BE LIABLE FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES; provided, however, that if an Indemnified Party is held liable to a third party for any of such damages and Purchaser or Seller, as the case may be, is obligated to indemnify such Indemnified Party for the matter that gave rise to such damages, then Purchaser or Seller, as the case may be, shall be liable for, and obligated to reimburse such Indemnified Party for such damages.

                (f) All claims for indemnification under Sections 12.1(a) or 12.1(b) shall be asserted and resolved pursuant to this Section 12.1(f). Any Person claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and any Person against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party." In the event that any Losses are asserted against or sought to be collected from an Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness provide to the Indemnifying Party a Claim Notice. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such Losses if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party's ability to defend against the Losses is not prejudiced. The Indemnifying Party shall have 30 calendar days from the personal delivery or receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Losses and/or (ii) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Losses; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given notice and opportunity to comment to the Indemnifying Party) and not prejudicial to the Indemnifying

Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Losses, the Indemnifying Party shall have the right to defend all appropriate proceedings, and with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to use reasonable efforts to cooperate with the Indemnifying Party and its counsel in contesting any Losses that the Indemnifying Party elects to contest or, if appropriate and related to the claim in question, in making any counterclaim against the Person asserting the third party Losses, or any cross-complaint against any Person. No claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party, and no claim may be settled or otherwise compromised without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

                (g) The rights, remedies and obligations of the Purchaser Indemnitees and the Seller Indemnitees set forth in this Section 12.1 and
Article XI will be the exclusive rights, remedies and obligations of such Persons after the Closing with respect to this Agreement, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby or thereby.

                (h) WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, VIOLATION OF ANY LAW OR OTHER LEGAL FAULT OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

         Section 12.2. Disclaimer Regarding Transmission Business. Except as otherwise expressly provided in this Agreement, Purchaser ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF ANY REAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY CONSTITUTING PART OF THE COMPANY ASSETS INCLUDING, WITHOUT LIMITATION, (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (E) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, (F) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (G) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, AND
(H) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF

MATERIALS INTO THE ENVIRONMENT OR PROTECTION OF THE ENVIRONMENT OR HEALTH, IT BEING THE EXPRESS INTENTION OF PURCHASER AND SELLER THAT (EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN ARTICLES IV AND XI) THE COMPANY ASSETS SHALL BE INDIRECTLY CONVEYED TO PURCHASER "AS IS," "WHERE IS" AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS WITH RESPECT TO THE COMPANY ASSETS AS PURCHASER DEEMS APPROPRIATE AND PURCHASER WILL ACCEPT THE COMPANY ASSETS "AS IS," "WHERE IS" AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

                                  ARTICLE XIII

                                  Miscellaneous

         Section 13.1. Modification. This Agreement may be modified, amended or supplemented in any manner and at any time only by a written instrument executed by Purchaser and Seller.

         Section 13.2. Entire Agreement. This Agreement supersedes any and all other agreements, oral or written, among the Parties in respect of the subject matter of this Agreement.

         Section 13.3. Expenses. Whether or not the transactions contemplated herein shall be consummated, each Party shall (except as otherwise specifically provided herein) pay its own expenses incident to the preparation and performance of this Agreement, including broker's and finder's fees and commissions; and each Party shall indemnify and hold harmless the other Party with respect to broker's and finder's fees and commissions incurred by the indemnifying party in connection with the transactions contemplated by this Agreement.

         Section 13.4. Extension and Waiver. The Parties may, to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies by the other Party in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance by the other Party with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by the Party or Parties to be bound thereby, but such extension, waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

         Section 13.5. Further Actions. From time to time after the Closing Date, each Party shall execute and deliver such other certificates, agreements, conveyances, certificates of title, and other documents and take such other actions as may reasonably be requested by the other Parties in order to consummate or implement the transactions contemplated by this Agreement.

         Section 13.6. Notices. Any and all notices or other communications required or permitted under this Agreement shall be given in writing and delivered in person or sent by United States certified or registered mail, postage prepaid, return receipt requested, or by overnight express mail, or by telex, facsimile or telecopy to the address of such Party set forth below. Any such notice shall be effective upon receipt or three days after placed in the mail, whichever is earlier.

If to Purchaser:

Atlas Pipeline Partners, L.P.
311 Rouser Road
Moon Township, PA  15108
Attention: President
Telecopy Number: (215) 546-4785

with copies to:

APC Acquisition, LLC
311 Rouser Road
Moon Township, PA  15108
Telecopy Number:  (215) 546-4785

and

Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin
Houston, TX  77002-6760
Attention: Douglas Bland
Telecopy Number: (713) 615-5649


If to Seller:

SEMCO Energy, Inc.
405 Water Street
Port Huron, MI  48060
Attention: Gene Dubay
Telecopy Number: (810) 989-4099

with copies to:

SEMCO Energy, Inc.
28470 13 Mile Road
Farmington Hills, MI 48334
Attention: Mark Prendeville
Telecopy Number: (248) 702-6304

and

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, NY 10019-5389
Attention: Thomas J. Moore
Telecopy Number: (212) 424-8000

Any Party may, by notice so delivered, change its address for notice purposes hereunder.

         Section 13.7. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any Party without the prior written consent of the other Party; provided, however, (i) Purchaser may assign its right to purchase the Company Equity Interests to any Person in which it owns an equity interest and with respect to which it has the right to appoint 50% or more of the members of the board of directors, management committee or equivalent governing body, but no such assignment shall affect Purchaser's obligations hereunder, and (ii) in the event of any such assignment by a Party by operation of law without the consent of the other Party as required above, such other Party may consent to such assignment after it has occurred and, in such event, this Agreement and all the provisions hereof shall be binding upon the Person receiving such assignment by operation of law.

         Section 13.8. No Third Party Beneficiaries. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third party beneficiary contract; provided, however, that the indemnification provisions in Section 12.1 shall inure to the benefit of the Purchaser Indemnitees and the Seller Indemnitees as provided therein.

         Section 13.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either Party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 13.10. Counterparts. This Agreement may be executed in multiple counterparts, all of which shall constitute one and the same instrument.

         Section 13.11.  Applicable Law; Alternative Dispute Resolution.

                (a) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                (b) Any dispute arising under this Agreement or otherwise in connection with or relating to the transactions contemplated hereby shall be resolved pursuant to this Section 13.11(b):

                         (i) Any Party has the right to request the other to meet to discuss a dispute. The Party requesting the meeting will give at least 10 Business Days notice in writing of the subject it wishes to discuss, provide a written statement of the dispute, and designate an officer of the Party with complete power to resolve the dispute to attend the meeting. Within five Business Days after receipt to such request, the Party receiving the request will provide a responsive written statement and will designate an officer of the Party who will attend the meeting with complete power to resolve the dispute.

                         (ii) If the meeting fails to resolve the dispute by a signed agreement among the officers, either Party may submit the dispute for binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules before a single arbitrator, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                         (iii) The Parties agree to make discovery and disclosure of all matters relevant to the dispute to the extent and in the manner provided by the Federal Rules of Civil Procedure. The arbitrator will rule on all requests for discovery and disclosure and discovery shall be completed within 90 days of the date of the first notice pursuant to Section 13.11(b)(i). The arbitrator may consider any matter relevant to the subject to the dispute and shall follow the statutes and decisions of the substantive law of New York relevant to the subject. The arbitrator shall not have the authority or power to alter, amend or modify any of the terms and conditions of this Agreement. The arbitrator shall issue a final ruling within 180 days of the date of the first notice pursuant to Section 13.11(b)(i).

                         (iv) The ruling of the arbitrator shall be in writing and signed and shall be final and binding upon the Parties. The fees and expenses of counsel, witnesses and employees of the Parties and all other costs and expenses incurred exclusively for the benefit of the Party incurring the same shall be borne by the Party incurring such fees and expenses. All other fees and expenses including, without limitation, compensation for the judge, shall be divided equally between the Parties. All meetings and arbitrations held pursuant to this Section 13.11 shall take place in the Borough of Manhattan, New York, New York.

         Section 13.12. Publicity. From the date hereof until the Closing Date, all press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement and the Operative Documents, and the method of the release for publication thereof, shall be subject to the prior mutual approval of Seller and Purchaser which approval shall not be unreasonably withheld by any Party; provided, however, that, nothing herein shall prevent any party from publishing such press releases or other public communications as such Party may consider necessary in order to satisfy such Party's legal or contractual obligations after such consultation with the other Parties hereto as is reasonable under the circumstances.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

                        SELLER

                        SEMCO ENERGY, INC.


                        By:  ____________________________________
                        Name:  Marcus Jackson
                        Title: Chairman, President and Chief Executive Officer


                        PURCHASER

                        ATLAS PIPELINE PARTNERS, L.P.

                        By:  ATLAS PIPELINE PARTNERS GP, LLC


                             By:   __________________________
                             Name: Michael L. Staines
                             Title:President

                                                                       EXHIBIT A


                          OPERATION AND MAINTENANCE AND
                        ADMINISTRATIVE SERVICES AGREEMENT

                                 by and between

                          ALASKA PIPELINE COMPANY, LLC

                                       and

                           ENSTAR NATURAL GAS COMPANY,
                        A DIVISION OF SEMCO ENERGY, INC.



                           Dated as of _________, 2004

                                TABLE OF CONTENTS

ARTICLE I             Definitions.................................................................................1
      Section 1.1          Definitions............................................................................1

ARTICLE II            Services to Be Provided.....................................................................5
      Section 2.1          Operation and Maintenance Services.....................................................5
      Section 2.2          Capital Improvements Services..........................................................6
      Section 2.3          Facilities Available to Operator.......................................................6

ARTICLE III           Operator's Covenants........................................................................6
      Section 3.1          Operator's Ability to Provide Services.................................................6
      Section 3.2          Standards for the Provision of Services................................................6
      Section 3.3          No Breach..............................................................................7
      Section 3.4          Consents...............................................................................7

ARTICLE IV            Capital Improvements........................................................................7
      Section 4.1          Capital Improvements Budget............................................................7
      Section 4.2          Emergency Capital Improvements.........................................................8
      Section 4.3          Making Capital Improvements............................................................8
      Section 4.4          Scope of Capital Improvements Services.................................................8
      Section 4.5          Status Reporting, Adjustments to Budgets...............................................9
      Section 4.6          Rights in Data and Work................................................................9
      Section 4.7          Susitna River Crossing.................................................................9

ARTICLE V             Service Term, Suspension and Early Termination..............................................9
      Section 5.1          Service Term; Extension of Service Term................................................9
      Section 5.2          Operator's and Owner's Right to Suspend Performance or to Terminate the Agreement.....10
      Section 5.3          Transfer of Parts, Supplies and Consumables...........................................10
      Section 5.4          Cooperation in Connection with Expiration or Termination..............................10

ARTICLE VI            Compensation...............................................................................11
      Section 6.1          Compensation for Operation and Maintenance Services...................................11
      Section 6.2          Adjustment of Monthly O&M Payment on Change of Law....................................12
      Section 6.3          Reimbursement for Capital Improvements Services.......................................12

ARTICLE VII           Billing and Payment of Costs Services......................................................12
      Section 7.1          Invoices for Services.................................................................12
      Section 7.2          Resolution of Disputes of Invoices....................................................12
      Section 7.3          Owner's Audit Rights..................................................................13

ARTICLE VIII          Dispute Resolution.........................................................................13
      Section 8.1          General...............................................................................13

ARTICLE IX            Administration of Agreement................................................................14
      Section 9.1          Contract Administration Officers......................................................14
      Section 9.2          Replacement of Contract Administration Officers.......................................14

ARTICLE X             Confidentiality of Information.............................................................15
      Section 10.1         General...............................................................................15
      Section 10.2         Operator's Obligations................................................................15
      Section 10.3         Owner's Obligations...................................................................15
      Section 10.4         Compulsory Disclosure.................................................................15
      Section 10.5         Injunction............................................................................16

ARTICLE XI            Relationship BETWEEN the Parties...........................................................16
      Section 11.1         No Joint Venture......................................................................16
      Section 11.2         Certain Labor Matters.................................................................16

ARTICLE XII           Regulatory Matters.........................................................................17
      Section 12.1         Compliance with Regulatory Requirements...............................................17

ARTICLE XIII          Indemnification; Release; Limit on Liability...............................................17
      Section 13.1         Indemnification by Operator...........................................................17
      Section 13.2         Indemnification by Owner..............................................................17
      Section 13.3         Procedures............................................................................18
      Section 13.4         Indemnification Payments..............................................................18
      Section 13.5         Survival..............................................................................18
      Section 13.6         Release and Limit on Liability........................................................18

ARTICLE XIV           Books and records..........................................................................19
      Section 14.1         Maintenance of Books and Records......................................................19
      Section 14.2         Ownership of Books and Records........................................................19

ARTICLE XV            Required Insurance.........................................................................20
      Section 15.1         Required Insurance....................................................................20
      Section 15.2         Owner's Property Insurance............................................................21
      Section 15.3         Provision of Owner's Insurance By Operator............................................21

ARTICLE XVI           Miscellaneous Provisions...................................................................21
      Section 16.1         Agency of Operator....................................................................21
      Section 16.2         Force Majeure.........................................................................22
      Section 16.3         Notices...............................................................................22
      Section 16.4         Successors and Assigns................................................................23
      Section 16.5         Survival..............................................................................23
      Section 16.6         Signatures, Counterparts..............................................................23
      Section 16.7         Amendments............................................................................23
      Section 16.8         Governing Law.........................................................................23
      Section 16.9         Entire Agreement......................................................................24
      Section 16.10        Negotiated Agreement..................................................................24
      Section 16.11        Waiver................................................................................24
      Section 16.12        Severability..........................................................................24
      Section 16.13        No Third Party Beneficiaries..........................................................24

                                       ii

Exhibits and Schedules
----------------------

Exhibit A         Description of Pipeline System
Exhibit B         Categories of O&M Services Costs and Expenses

Schedule 4.1 2003 and 2004 Capital Improvement Budget [2003 Capital Improvement Budget attached, 2004 Capital Improvement Budget to be attached at Closing]

         OPERATION AND MAINTENANCE AND ADMINISTRATIVE SERVICES AGREEMENT


         This OPERATION AND MAINTENANCE AND ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is entered into as of ____________, 2004, by and between Alaska Pipeline Company, LLC, a Delaware limited liability company ("Owner"), and the ENSTAR Natural Gas Company, a Division of SEMCO Energy, Inc., a Michigan corporation ("Operator").

                                    Recitals

         Owner owns the Pipeline System and provides natural gas transportation and related services to Operator and may in the future provide natural gas transmission and related services to other customers (the "Transmission ").

         Owner desires to retain Operator to provide certain services to Owner in respect of the operation and maintenance of the Pipeline System and in respect of the administration of the Transmission Business, and Operator is willing to do so on the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

         Section 1.1. Definitions. The following capitalized terms when used herein shall have the following meanings:

         "AAA" is defined in Section 8.1(b).

         "Accepted Gas Pipeline Practices" shall mean those practices, methods and acts that (i) are generally engaged in by a significant portion of the natural gas pipeline industry during the term of this Agreement with respect to assets and facilities having similar characteristics to the Facilities and reasonably accounting for local conditions and (ii) which, in the exercise of reasonable judgment in light of the facts known or that reasonably should have been known at the time a decision is made, would be expected to accomplish a desired result at a reasonable cost consistent with good business practices, reliability, safety, environmental protection and expedition. Accepted Gas Pipeline Practices are not intended to be limited to the optimum practice, method or act to the exclusion of others, but rather to those practices, methods and acts generally engaged in by a significant portion of the natural gas pipeline industry in the relevant geographic region during the term of this Agreement and include taking reasonable steps to provide for:

                  (a) adequate materials, resources and supplies being available to meet the needs of the Pipeline System under reasonably anticipated conditions;

                  (b) sufficient operating personnel being available, adequately experienced and trained to operate the Pipeline System properly and efficiently, and such maintenance and repairs being performed by knowledgeable, trained and experienced personnel utilizing proper equipment, tools and procedures;

                  (c) appropriate monitoring and testing being performed to determine that equipment is functioning as designed and can reasonably be expected to function properly under reasonably anticipated conditions; and

                  (d) equipment being operated in a manner safe to workers, the general public, the environment, and the Facilities.

         "Annual Capital Improvements Budget" is defined in Section 4.1.

         "Business Day" shall mean any day except Saturday, Sunday and any other day on which banking institutions located in the City of New York, New York or the City of Anchorage, Alaska, are required or authorized to close.

         "Capital Improvements" shall mean replacements of or additions to the Facilities that are of a nature that the cost thereof is appropriately capitalized under applicable regulatory accounting rules.

         "Capital Improvements Services" is defined in Section 2.2.

         "Company" is defined in Section 10.1.

         "Confidential Information" is defined in Section 10.1.

         "Contract Administration Officers" is defined in Section 9.1.

         "CPI Inflator" shall mean the quotient obtained by dividing the Inflation Index for the calendar year immediately preceding the year for which the Monthly O&M Payment is to be determined by the Inflation Index for calendar year 2003.

         "Direct Costs" shall mean the costs or expenses actually incurred by Operator directly attributable to the provision of Services pursuant to this Agreement, including, but not limited to: (i) the salary and benefits for personnel performing Services (calculated using Operator's standard loading methodology and in compliance with applicable Laws and Governmental Approvals),
(ii) the cost of rental of offices and related facilities occupied and used by Operator in the performance of Services, (iii) the cost of supplies, materials and other goods purchased and consumed by Operator in the performance of Services, (iv) the cost to Operator of any outside vendor services provided to it in order for Operator to perform Services, and (v) insurance and Tax costs; provided, however, that "Direct Costs" shall not include any costs and expenses that comprise part of the Indirect Costs.

         "Effective Date" shall mean the date of this Agreement.

         "Facilities" shall mean the pipelines, compressors, compressor stations, metering and measurement equipment and facilities, rights of way and real property, machinery and equipment, including trucks and automobiles and other means of conveyance of personnel or material owned or leased by Owner for the purposes of carrying on the Transmission Business.

         "Force Majeure Event" shall mean an act of God, fire, flood, earthquake, storm, lightning, an act of Governmental Authority, or necessity for compliance with any Laws, a strike, lockout or other industrial disturbance, not directed exclusively at a Party or the Transmission Business, an act of the public enemy, sabotage, war, act of terrorism, insurrection or blockade, riot or other civil disturbance, epidemic, explosions, and any other similar event that, in each such case, (i) affects and prevents, in whole or in part, the performance of a Party's obligations under this Agreement, (ii) is not reasonably within the control of the affected Party, (iii) which by the exercise of commercially reasonable efforts the affected Party is unable to overcome or prevent and (iv) is not the direct or indirect result of the affected Party's negligence or the failure of such Party to perform any of its obligations under this Agreement.

         "Gas" shall mean natural gas.

         "Gas Control Agreement" shall mean the Gas Control Services Agreement of even date herewith by and between Owner and Operator, as amended or modified from time to time.

         "Gas Control Services" shall have the meaning set forth in the Gas Control Agreement.

         "Gas Transmission Agreement" shall mean the Gas Transmission Agreement dated September [__], 2003 by and between Owner and SEMCO Energy, Inc, as amended or modified from time to time.

         "Governmental Approval" shall mean any consent, authorization, certificate, permit, right of way grant or approval of any Governmental Authority that is necessary for the ownership and operation of the Pipeline System or the Transmission Business in accordance with applicable Laws.

         "Governmental Authority" shall mean any court or tribunal in any jurisdiction or any federal, state, tribal, municipal or local government or other governmental body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body or any quasi-governmental or private body lawfully exercising any regulatory or taxing authority, including, without limitation, the Regulatory Commission of Alaska.

         "Indemnified Party" is defined in Section 13.3.

         "Indemnifying Party" is defined in Section 13.3.

         "Indirect Costs" shall mean indirect costs, such as, without limitation, Operator's general and administrative costs. Operator's Indirect Costs for purposes of the reimbursement contemplated in Section 6.3 shall be deemed to equal the percentage of the Direct Costs allowed by the Alaska Department of Transportation for overhead on construction contracts, reduced, to the extent necessary, to reflect the fact that Indirect Costs do not include AFUDC.

         "Inflation Index" means the Gross Domestic Product Implicit Price Deflator Seasonally Adjusted Annual Rate (currently, 1996=100) published in Survey of Current Business by the U.S. Department of Commerce, Bureau of Economic Analysis (source http:/www.bea.doc.gov/bea/pubs.htm), or if publication of that index ceases a similar index published by such other organization as Owner and Operator may mutually agree.

         "Interest Rate" is defined in Section 7.1.

         "Laws" shall mean any applicable statute, common law, rule, regulation, judgment, order, ordinance, writ, injunction or decree issued or promulgated by any Governmental Authority having jurisdiction with respect to the applicable subject matter.

         "Loss" is defined in Section 13.1.

         "Monthly O&M Payment" is defined in Section 6.1.

         "Operation and Maintenance Services" is defined in Section 2.1.

         "Operator" is defined in the introductory paragraph hereof.

         "Operator Indemnified Party" is defined in Section 13.2.

         "Operator Parties" is defined in Section 13.6.

         "Owner" is defined in the introductory paragraph hereof.

         "Owner Indemnified Party" is defined in Section 13.1.

         "Party" shall mean either Owner or Operator.

         "Pipeline System" shall mean the natural gas transmission pipeline described on Exhibit A to this Agreement, and any Capital Improvements added or made to the Pipeline System during the Service Term.

         "Proposed Annual Capital Improvements Budget" is defined in Section
4.1.

         "Service Term" shall mean the term beginning on midnight prevailing Alaska time on the Effective Date and ending at 11:59:59 prevailing Alaska time on the last day of the sixtieth (60th) succeeding full calendar month, subject to extension or early termination in accordance with ARTICLE V.

         "Services" shall mean any or all of the Operation and Maintenance Services and the Capital Improvements Services.

         "Special Contract" shall mean the Special Contract for Gas Transportation dated September [___], 2003 by and between Owner and ENSTAR Natural Gas Company, a division of SEMCO Energy, Inc., as amended or modified from time to time.

         "Successor Operator" is defined in Section 5.4.

         "Tax" shall mean any tax, duty, imposition, levy of any nature (whether central, territorial, federal, state or local) whatsoever and whenever charged, levied or imposed, together with any interest and penalties in relation thereto.

         "Transmission Business" is defined in the Recitals hereto.

         "2004 Monthly Indirect Costs" is defined in Section 6.1(a).

                                   ARTICLE II

                             Services to Be Provided

         Section 2.1. Operation and Maintenance Services. Operator agrees to provide to Owner (and its successors and assigns), at no cost to Owner other than as provided in Article VI, all supplies, materials, personnel, assets (tangible and intangible), insurance coverage, goods and services that are necessary or appropriate for the physical operation and maintenance of the Pipeline System and the administration of the Transmission Business consistent with Owner's obligations under the Gas Transmission Agreement and the Special Contract; and, without limiting the generality of the foregoing, Operator's responsibilities and the Services shall include (i) nominations and scheduling of receipts of Gas into the Pipeline System, (ii) the transportation of Gas through the Pipeline System; (iii) the delivery of Gas to or for the account of the customers of the Pipeline System; (iv) all inspections, routine testing, engineering, mechanical, repair, replacement and maintenance, right of way, and other services necessary to maintain the physical integrity and safety of the Pipeline System and the current operating capacity of the Pipeline System to receive, transport and deliver Gas, to the extent not requiring any Capital Improvements; (v) the provision of all supplies, goods, equipment, spare parts, tools, consumables, raw materials and other items and services that are reasonably necessary for the conduct of the Transmission Business in the ordinary course to the extent not requiring any Capital Improvements; (vi) the administration of the Transmission Business and day to day customer services and communications; (vii) information systems services and information technology services relating to the administration and operation of the Transmission Business necessary to effect or support any of the services described herein;
(viii) regulatory, pipeline safety, metering, occupational health and safety, security, and environmental services in connection with the physical operation of the Pipeline System and obtaining and maintaining any and all Governmental Approvals required for the operation of the Pipeline System or the conduct of the Transmission Business, but excluding the processing of any rate, tariff and other similar regulatory proceedings; (ix) tax, customer billing, payments to gas suppliers and collection, accounting, human resources, legal, claims and other administrative services required for the operation of the Pipeline System or the conduct of the Transmission Business; (x) arranging for the provision of all insurance required to be maintained by Owner pursuant to Section 15.1 or 15.2, and (xi) the payment of all Taxes (other than income Taxes) incurred by the Transmission Business or the Pipeline System (collectively the "Operation and Maintenance Services"). Notwithstanding the foregoing, Operation and Maintenance Services shall not include any of the Gas Control Services provided under the Gas Control Agreement.

         Section 2.2. Capital Improvements Services. To the extent requested by Owner, Operator agrees to provide to Owner all services requested by Owner for the design, construction, testing and placing in service of all Capital Improvements as more fully described in Section 4.4 ("Capital Improvements Services"); provided, however, that Operator shall have no obligation with respect to any Capital Improvements that Owner has not committed to fund pursuant to Article IV. Owner may, at its election, contract with third parties to provide Capital Improvement Services provided that use of third parties does not unreasonably interfere with the provision of Operation and Maintenance Services by Operator.

         Section 2.3. Facilities Available to Operator. Throughout the Service Term, Owner shall make available to Operator for purposes of performing the Services pursuant to this Agreement, all of the Facilities that comprise the Pipeline System.

                                  ARTICLE III

                              Operator's Covenants

         Section 3.1. Operator's Ability to Provide Services. Operator agrees that it shall, throughout the Service Term, (a) maintain and cause to be devoted to the provision of Services under this Agreement, sufficient personnel and financial resources to provide Services (i) in the same manner as during the twelve (12) months immediately prior to the Effective Date, (ii) in accordance with Accepted Gas Pipeline Practices and applicable Laws, (iii) as required to satisfy Owner's contractual obligations to its customers, and (iv) in accordance with the terms of this Agreement; (b) pay all Direct Costs and Indirect Costs associated with the provision of Services under this Agreement, and (c) not place or permit to be placed on the Pipeline System or any of the Facilities any lien, security interest, mortgage, easement, license or other encumbrance, other than inchoate liens in favor of providers of goods or services securing amounts not yet due and payable or which are being contested by Operator in good faith.

         Section 3.2. Standards for the Provision of Services. Operator agrees that it will perform the Services (a) in good faith on a commercially reasonable basis; (b) in accordance with (i) Accepted Gas Pipeline Practices and applicable Governmental Approvals and Laws, and consistent with all applicable orders, judgments, decrees, rulings or injunctions; (ii) manufacturers' warranties for the Pipeline System; (iii) Owner's contractual obligations to its customers;
(iv) the terms of this Agreement; and (v) the terms of Operator's and Owner's insurance policies; and (c) using at least the same standard of care used in the performance of such services for the Pipeline System during the twelve (12) months immediately prior to the Effective Date. EXCEPT AS SET FORTH IN THIS SECTION, OPERATOR MAKES NO REPRESENTATION, WARRANTY OR GUARANTY, EXPRESS OR IMPLIED, OF ANY KIND CONCERNING THE SERVICES, OR ANY RESULTS OR WORK PRODUCT OF SUCH SERVICES, AND SPECIFICALLY MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND NONE SHALL BE IMPLIED. ALL OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES, WRITTEN OR ORAL, EXPRESS OR IMPLIED IN FACT OR IN LAW, AND WHETHER OR NOT BASED ON STATUTE, ARE EXCLUDED. OWNER ACKNOWLEDGES AND AGREES THAT THE LEVEL OF COMPENSATION OPERATOR HAS AGREED TO ACCEPT FOR PERFORMANCE OF ITS OBLIGATIONS HEREUNDER IS PREDICATED ON THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES.

         Section 3.3. No Breach. Notwithstanding anything to the contrary contained herein, Operator shall not be deemed to be in breach of its obligations hereunder to the extent such breach is caused by any of the following: (a) the failure of Owner to grant its consent within a reasonable time after a request by Operator therefor to any matter requiring such consent prior to Operator's performance of its obligations with respect to such matter,
(b) the failure of Owner to provide funds that are required by the terms of this Agreement to be provided by Owner, (c) the failure of Owner to approve any Capital Improvements that are necessary for Operator to perform such obligations in accordance with the terms hereof, or (d) any acts of Operator based solely in reliance upon a direction of Owner.

         Section 3.4. Consents. In the event that Owner is entitled to grant or withhold any consent or approval under this Agreement, such consent or approval shall not be unreasonably withheld, delayed or conditioned.

                                   ARTICLE IV

                              Capital Improvements

         Section 4.1. Capital Improvements Budget.

                  (a) The Parties agree that the capital improvements budget attached hereto as Schedule 4.1 is the approved capital improvements budget for the remainder of 2003 and for calendar year 2004 and shall be the "Annual Capital Improvements Budget" for such periods.

                  (b) On or before each October 1, beginning October 1, 2004, Operator shall submit to Owner a written budget for any Capital Improvements to the Pipeline System (the "Proposed Annual Capital Improvements Budget") to be made during the next calendar year (A) that Operator deems reasonably necessary to ensure that (i) the Pipeline System has the capability to serve its customers in accordance with its obligations to those customers, and (ii) Operator can continue to operate the Pipeline System in accordance with applicable Laws and Accepted Gas Pipeline Practices, or (B) that Operator believes to be desirable to enhance the efficiency and/or profitability of the Pipeline System. The Proposed Annual Capital Improvements Budget shall set forth the categories of expenditures, and the total amount of each category for all Capital Improvements that Operator proposes to make to the Pipeline System during the calendar year covered by the Proposed Annual Capital Improvements Budget and shall include both Direct Costs and Indirect Costs. Owner shall approve or disapprove each category of expenditures for Capital Improvements and the total amount of such expenditures for each category by written notice to Operator received within sixty (60) days after Owner's receipt of such Proposed Annual Capital Improvements Budget, and the budget as approved by the Owner shall be the "Annual Capital Improvements Budget" for the period covered thereby. Should Owner desire any Capital Improvements that are not covered by the current Annual Capital Expenditure Budget, Owner may at any time request that Operator prepare and submit to Owner plans for such requested Capital Improvements, including a budget for the construction thereof. Upon receipt of such plans, budget and schedule, Owner shall approve such plans or notify Operator of Owner's decision not to proceed with such requested Capital Improvements.

         Section 4.2. Emergency Capital Improvements. In the event that due to an explosion, fire, storm, earthquake or other emergency, the Pipeline System suffers damage which might threaten life or property, and emergency repairs in the nature of Capital Improvements are required to avoid injury to life or property, Operator may make such emergency Capital Improvements as are necessary to prevent injury to life or property without Owner's prior approval and shall be entitled to reimbursement by Owner for such expenditures, but shall notify Owner of the expected scope and cost of such Capital Improvements and seek Owner's approval as promptly as practicable.

         Section 4.3. Making Capital Improvements. Except for Capital Improvements necessitated by emergency as provided for in Section 4.2, no Capital Improvements shall be made to the Pipeline System unless covered by the Annual Capital Improvements Budget or approved in writing by Owner.

         Section 4.4. Scope of Capital Improvements Services. Operator shall provide or cause to be provided all labor, services, supervision, inspection, testing, training, systems, equipment, machinery, materials and supplies that are necessary to (a) obtain all easements and rights of way required for the construction and operation of each Capital Improvement, (b) obtain and maintain in the name of Owner all Governmental Approvals required for the design, construction, ownership and operation of each Capital Improvement, and (c) accomplish the performance and completion of the construction of each Capital Improvement. Operator shall use commercially reasonable efforts to perform and complete the construction of each Capital Improvement in accordance with the budget approved therefor by Owner, but Operator does not guarantee performance of such activities within the approved budget. If Operator determines that an approved Capital Improvement cannot be completed within the budget therefor, Operator shall promptly notify Owner and propose any necessary modifications to the budget. If Owner does not agree to increase the budget by the amount of any estimated overage, Operator shall have the right to abandon work on the affected Capital Improvement upon completion of all of the work that can be performed within the original budget.

         Section 4.5. Status Reporting, Adjustments to Budgets. Operator shall notify Owner in a reasonable amount of time of any delay in the schedule of any approved or emergency Capital Improvement, and of any event, occurrence, condition or circumstance that is reasonably likely to cause a material increase in the cost of any Capital Improvement. In the event of an occurrence that causes the costs of a Capital Improvement to materially exceed the approved budget therefor, the Contract Administration Officers shall meet at the earliest mutually convenient date and agree on the proper course of action and to make any adjustments to the affected Annual Capital Improvements Budget.

         Section 4.6. Rights in Data and Work. Capital Improvements to the Pipeline System, including all plans, drawings, specifications, calculations, manuals and other documents and work product prepared by or for Operator in connection with the design, engineering, construction, testing and placing in service of any Capital Improvement, shall be owned by Owner.

         Section 4.7. Susitna River Crossing. Owner and Operator agree that an appropriate budget for all of the Capital Improvement Services necessary in connection with the relocation of the Beluga line where it crosses the Susitna River, as set out in the document entitled "Scope of Work: Susitna River Crossing" dated [date to be inserted at Closing], is $5,200,000. Notwithstanding anything contained in this Article IV to the contrary, if the aggregate cost of such Capital Improvement Services (including all Direct Costs and Indirect Costs) exceeds $5,200,000, Operator shall be entitled to reimbursement for only 10% of such costs in excess of $5,200,000, and if the aggregate of such costs is less than $5,200,000, Operator shall be entitled (and Owner shall pay to Operator) a bonus of 90% of the difference between $5,200,000 and such costs. The Owner acknowledges that Operator may be required to commence the work contemplated by this Section prior to the date hereof, and Owner agrees on the date hereof to reimburse Operator for any such amounts expended by Operator, subject to the limitations as to an amount contained in this Section 4.7.

                                   ARTICLE V

                 Service Term, Suspension and Early Termination

         Section 5.1. Service Term; Extension of Service Term. The term of this Agreement shall be the Service Term. The Service Term may be extended upon mutual agreement by Owner and Operator.

         Section 5.2. Operator's and Owner's Right to Suspend Performance or to Terminate the Agreement. Operator shall have the right to suspend the performance of its obligations under this Agreement in the event of Owner's failure to make payments due to Operator and not disputed in good faith pursuant to Article VII, and such failure has not been cured within ten (10) days after written notice of such failure to Owner. Operator shall have the right to terminate this Agreement in the event such failure to make payment has not been cured within thirty (30) days after written notice of such failure to Owner. Owner shall have the right to terminate this Agreement, in addition to all other remedies available to it under law and in equity, if Operator (a) breaches in any material respect any of its obligations under this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach to Operator; (b) is or becomes insolvent or bankrupt or ceases to pay its debts as they become due or consents to or acquiesces in the appointment of a receiver, trustee or liquidator for a substantial part of its property; (c) institutes a voluntary bankruptcy, winding up, reorganization, insolvency or similar proceeding; (d) has an involuntary bankruptcy, winding up, reorganization, insolvency or similar proceeding instituted against it that is not stayed, dismissed or terminated within ninety (90) days after commencement; or (e) ceases to carry on its business.

         Section 5.3. Transfer of Parts, Supplies and Consumables. Upon the expiration or earlier termination of this Agreement, Operator shall transfer and deliver, and shall cause each of Operator's third party vendors to transfer and deliver, all parts, supplies and consumables procured for Owner in connection with the Services, the cost of which has been included in any invoice submitted to, and paid by, Owner.

         Section 5.4. Cooperation in Connection with Expiration or Termination.

                  (a) During the final three (3) months prior to the expiration of the Service Term, and during the period of three (3) months following the termination of this Agreement under Section 5.2 hereof, Operator shall cooperate with Owner and its representatives in (i) the appointment and training of a successor operator ("Successor Operator") to take over the operation and maintenance of the Pipeline System and the administration of the Transmission Business and (ii) the turnover of the operation and maintenance of the Pipeline System and the administration of the Transmission Business to such Successor Operator. During such period, Operator shall provide Owner and Successor Operator and their respective representatives full access to all information, data and records relating to the Pipeline System and the Transmission Business, and Operator shall comply with all reasonable requests by Owner or Successor Operator in connection with taking over the operation and maintenance and administration duties, including the execution and delivery of documents and taking of other actions, in each case as shall be necessary to facilitate the orderly transition of duties from Operator to Successor Operator.

                  (b) Promptly after the expiration or termination of this Agreement under this Article V, Operator shall deliver to (and shall, with effect from the expiration or termination, hold in trust for) Owner or Successor Operator (if so directed by Owner), all work, property, recorded information and relevant Governmental Approvals that are in Operator's possession or under Operator's control. Operator shall use all reasonable efforts to transfer to Owner or Successor Operator, from the expiration or termination date, its right and obligations under all contracts entered into in connection with the performance of its obligations under this Agreement or relating to the operation and maintenance of the Pipeline System and the administration of the Transmission Business and all relevant Governmental Approvals held by Operator; provided, however, that Owner shall assume, or shall cause Successor Operator to assume, all of Operator's rights and obligations under such contracts and Governmental Approvals and shall indemnify, hold harmless and defend Operator from and against any and all Losses which (i) are entirely caused subsequent to such assumption, (ii) arise out of, result from or relate to such contracts or Governmental Approvals and (iii) are not the direct or indirect result of acts or omissions by Operator.

                  (c) At the request of Owner, upon the expiration or termination of this Agreement under this Article V, Operator shall not assert its rights, if any, to retain its personnel who spend 75% or more of their time on matters relating to the Pipeline System or the Transmission Business and shall otherwise permit such personnel to transfer to the employ of Successor Operator and will offer to sell Owner any equipment and other items of personal property used by Operator primarily to provide Services under this Agreement for a price equal to the book value thereof on Operator's books.

                                   ARTICLE VI

                                  Compensation

         Section 6.1. Compensation for Operation and Maintenance Services.

                  (a) As compensation for all Operation and Maintenance Services during the first three years of the Service Term, Owner shall pay Operator $334,000 per calendar month (the "Monthly O&M Payment") (with appropriate proration for partial months). For the fourth and fifth years of the Service Term, the Monthly O&M Payment shall be an amount determined by multiplying the difference between $334,000 and 1/12 of the Operator's actual Direct Costs for Taxes and insurance for the first year of the Service Term by the CPI Inflator for such year, and in addition, Owner shall reimburse Operator for Operator's actual Direct Costs for Taxes and insurance in such years, appropriately pro rated if assessed or changed for a period different than such years.

                  (b) Payment for the calendar month in which the Effective Date occurs shall be due on the Effective Date. Payment of the Monthly O&M Payment for each succeeding calendar month during the first three years of the Service Term, and after the amount thereof has been determined, the fourth and fifth years of the Service Term, shall be due, without invoice, on the first Business Day of such month. Payment for Taxes and insurance during the fourth and fifth years of the Service Term shall be due ten (10) days after receipt by the Owner of an invoice therefore. The compensation payable to Operator for the provision of Operation and Maintenance Services is intended to reimburse Operator for all Direct Costs and Indirect Costs of providing such Services, and Operator shall be solely responsible for payment of such costs, including, but not limited to all of the costs related to the categories specified in Exhibit B. All past due payments for Operation and Maintenance Services shall bear interest at the Interest Rate from the due date until paid.

         Section 6.2. Adjustment of Monthly O&M Payment on Change of Law. The Monthly O&M Payment is intended to remain the fixed payment specified in Section
6.1 for each year of the Service Term regardless of Operator's actual costs of providing Operations and Maintenance Services. Notwithstanding the foregoing, however, if as a result of a change in applicable Laws, Operator's costs are materially increased or decreased, the Monthly O&M Payment shall be increased or decreased, as applicable, by the amount necessary to compensate Operator for its increased costs or reduce the compensation to Operator for its decreased costs attributable to such change of Law.

         Section 6.3. Reimbursement for Capital Improvements Services. All Capital Improvements Services shall be performed by Operator on a cost reimbursement basis, and Owner shall reimburse Operator for all Direct Costs and Indirect Costs of providing such Services.

                                  ARTICLE VII

                      Billing and Payment of Costs Services

         Section 7.1. Invoices for Services. On or before the fifteenth day of each month, Operator shall provide to Owner one or more written invoices, setting out the total amount due Operator for Capital Improvements Services during the preceding month, showing a comparison of the invoiced costs for each category to the amounts budgeted for such category, together with such supporting documentation for all such costs as shall be reasonably requested by Owner. Items properly invoiced and not disputed in good faith by Owner are due and payable within ten (10) days of Owner's receipt of such invoice. Owner shall give written notice on or before the due date of any invoice of any good faith dispute of all or any portion of such invoice, with the particulars of such dispute. Owner shall pay interest on any unpaid portion of the undisputed amount of an invoice from the due date thereof up to and including the date when such amount and interest thereon are paid in full, at the rate per annum for the first 10 days equal to the rate published as the "prime rate" in The Wall Street Journal for the first business day of the month in which such invoice is due, plus 2%, and thereafter, at a rate per annum equal to 15%, but in no event at any rate that is greater than the maximum interest rate allowed by applicable Laws (such rate, the "Interest Rate").

         Section 7.2. Resolution of Disputes of Invoices. Owner shall provide to the Contract Administration Officers a copy of any notice to Operator of a dispute with respect to an Operator invoice. The Contract Administration Officers shall promptly meet and attempt to resolve any invoice dispute by mutual agreement. If the Parties are unable to agree upon a settlement of the invoice dispute, the dispute shall be addressed in accordance with Article VIII. If any invoice dispute is resolved in favor of Operator, Owner shall pay any amount owed with interest from the date such disputed invoice was due to the date of payment of such amount, at the Interest Rate.

         Section 7.3. Owner's Audit Rights. Owner shall have the right, at any time within one (1) year after the date of any Operator invoice for reimbursement of costs of Capital Improvements Services, to audit those books and records of Operator that relate to the Capital Improvements Services covered by such invoice, to verify the costs reflected on such invoice. Any such audit shall be conducted by Owner or its designated auditor after ten (10) days prior written notice to Operator, at Owner's cost and expense, during normal business hours in the offices of Operator, or such other location as may be appropriate. Operator shall cooperate with and provide reasonable assistance to Owner or its auditor in connection with the performance of any such audit, at Operator's sole cost and expense. Owner shall assert any claim for refund of the cost of Capital Improvements Services reimbursed to Operator under the audited invoice within sixty (60) days after the receipt of the audit report. Unless Operator notifies Owner of any dispute to Owner's claim for refund relating to any such audit within thirty (30) days of receipt of such refund claim, the amount of such refund claim shall be due and payable by Operator to Owner forty (40) days after Operator's receipt of such refund claim, together with interest at the Interest Rate from the date of any overpayment to Operator until the date of refund of such overpayment by Operator. Should Operator dispute the claim and refuse to pay any refund claim by Owner resulting from the exercise of Owner's audit rights, the dispute shall be addressed in accordance with Article VIII.

                                  ARTICLE VIII

                               Dispute Resolution

         Section 8.1. General. Any dispute arising under this Agreement or otherwise in connection with this Agreement shall be resolved pursuant to this
Section 8.1.

                  (a) Any Party has the right to request the other to meet to discuss a dispute. The Party requesting the meeting will give at least ten (10) Business Days notice in writing of the subject it wishes to discuss, provide a written statement of the dispute, and designate an officer of the Party with complete power to resolve the dispute to attend the meeting. Within five (5) Business Days after receipt of such request, the Party receiving the request will provide a responsive written statement and will designate an officer of the Party who will attend the meeting with complete power to resolve the dispute.

                  (b) If the meeting fails to resolve the dispute by a signed agreement among the officers, either Party may submit the dispute for binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules before a single arbitrator, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (c) The Parties agree to make discovery and disclosure of all matters relevant to the dispute to the extent and in the manner provided by the Federal Rules of Civil Procedure. The arbitrator will rule on all requests for discovery and disclosure and discovery shall be completed within 60 days after the date of appointment of the arbitrator. The arbitrator may consider any matter relevant to the subject to the dispute and shall follow the statutes and decisions of the substantive law of Alaska relevant to the subject. The arbitrator shall not have the authority or power to alter, amend or modify any of the terms and conditions of this Agreement. The arbitrator shall issue a final ruling within 150 days after the date of appointment of the arbitrators.

                  (d) The ruling of the arbitrator shall be in writing and signed and shall be final and binding upon the Parties. The fees and expenses of counsel, witnesses and employees of the Parties and all other costs and expenses incurred exclusively for the benefit of the Party incurring the same shall be borne by the Party incurring such fees and expenses. All other fees and expenses including, without limitation, compensation for the arbitrator, shall be divided equally between the Parties. All meetings and arbitrations held pursuant to this
Section 8.1 shall take place in Anchorage, Alaska.

                                   ARTICLE IX

                           Administration of Agreement

         Section 9.1. Contract Administration Officers. Operator and Owner shall each designate in writing a person or persons to act as contract administration officers ("Contract Administration Officers"), who shall perform the following functions under this Agreement for their respective principals:

                  (a) reporting to senior management of their respective principals with respect to matters relating to the administration of this Agreement, the provision of Operation and Maintenance Services and Capital Improvements Services hereunder and any outstanding invoice disputes;

                  (b) resolving any disputes with respect to proposed Capital Improvements; and

                  (c) monitoring the costs of Capital Improvements Services.

         Section 9.2. Replacement of Contract Administration Officers. Each Party may replace its Contract Administration Officers from time to time upon notice to the other Party. The Contract Administration Officers will have authority to represent the position of, but will not have authority to bind their respective contracting Parties with respect to, questions that may arise during the performance of this Agreement.

                                   ARTICLE X

                         Confidentiality of Information

         Section 10.1. General. As used in this Article X (and in Section 14.2), "Confidential Information" shall mean any information not in the public domain or generally known in the industry, in any form relating to the business and operations of Owner or Operator (each such entity, for purposes of this Article X, a "Company"), including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of such Company's services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, disks and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used by such Company, regardless of whether such information was or is owned during the term of this Agreement by such Company.

         Section 10.2. Operator's Obligations. Operator shall maintain the confidentiality of any Confidential Information of Owner acquired by Operator during the term of this Agreement, and except as otherwise provided in this Agreement, shall not use such Confidential Information for any purpose other than the performance of this Agreement; provided, however, Operator may use any Confidential Information in the resolution of any disputes under this Agreement. Upon termination of this Agreement, except as otherwise provided in this Agreement, Operator agrees to turn over such Confidential Information to Owner or to destroy such Confidential Information, but only in accordance with the instructions of Owner; provided, however, that Operator may maintain one archive copy of all of such Confidential Information in a secure data storage facility.

         Section 10.3. Owner's Obligations. Owner shall maintain the confidentiality of any Confidential Information of Operator acquired by Owner during the term of this Agreement, and except as otherwise provided in this Agreement, shall not use such Confidential Information for any purpose other than the performance of this Agreement; provided, however, Owner may disclose invoices and other similar financial information concerning the cost of the Services to any prospective purchaser of Owner or the Transmission Business, and may use any Confidential Information in the resolution of any disputes under this Agreement. Upon termination of this Agreement, except as otherwise provided in this Agreement, Owner agrees to turn over such Confidential Information to Operator or to destroy such Confidential Information in accordance with the instructions of Operator; provided, however, that Owner may maintain one archive copy of all of such Confidential Information in a secure data storage facility.

         Section 10.4. Compulsory Disclosure. If any Company is requested or required to disclose Confidential Information of another unaffiliated Company pursuant to any judicial or administrative process, law, regulation or statute, then such receiving Company shall promptly notify the other unaffiliated Company to this Agreement in writing of such request or requirement. The Company whose Confidential Information is requested or required to be disclosed shall either
(i) promptly seek protective relief from such disclosure obligation or (ii) direct the receiving Company to comply with such request or requirement. If, after a reasonable opportunity to seek protective relief, such relief is not obtained by the Company whose Confidential Information is subject to discovery or disclosure, or if such Company fails to obtain such relief, the receiving Company may disclose such portion of such Confidential Information that such Company reasonably believes it is legally obligated to disclose.

         Section 10.5. Injunction. Each Company agrees that the breach by another unaffiliated Company of its obligations under this Article X would cause significant and irreparable harm to the aggrieved Company, which may be difficult to measure with certainty or to compensate through money damages. Each Company acknowledges that the aggrieved Company shall be entitled, without proof of irreparable harm and without waiving any other right or remedy available to it, to such injunctive and equitable relief as may be deemed proper by a court of competent jurisdiction.

                                   ARTICLE XI

                        Relationship BETWEEN the Parties

         Section 11.1. No Joint Venture. It is the intent of the Parties that with respect to the provision of the Services pursuant to this Agreement, Owner and Operator are independent contractors. Except to the extent Operator executes contracts or documents as the agent of Owner pursuant to the terms of Section 16.1, nothing in this Agreement shall cause the relationship between Operator and Owner to be deemed to constitute an agency, partnership or joint venture. The terms of this Agreement are not intended to constitute a joint employer for any purpose between any of the Parties and their affiliates. Each of the Parties agrees that the provisions of this Agreement as a whole are not intended to, and do not, constitute control of the other Party (or any affiliates thereof) or provide it with the ability to control such other Party (or any affiliates thereof), and each Party hereto expressly disclaims any right or power under this Agreement to exercise any power whatsoever over the management or policies of the other (or any affiliates thereof). Nothing in this Agreement shall oblige either Party hereto to act in breach of the requirements of applicable Laws or Governmental Approvals.

         Section 11.2. Certain Labor Matters. The Parties recognize that Operator is subject to collective bargaining agreements covering certain of its employees and will perform the Services under this Agreement in compliance with the terms of such collective bargaining agreements. Operator shall ensure that upon the termination of the Service Term, Owner shall have no obligation or liability in respect of such collective bargaining agreements.

                                  ARTICLE XII

                               Regulatory Matters

         Section 12.1. Compliance with Regulatory Requirements. Operator will cooperate with Owner and any Governmental Authority that regulates Owner and/or the Pipeline System to satisfy any regulatory requirements applicable to the Pipeline System.

                                  ARTICLE XIII

                  Indemnification; Release; Limit on Liability

         Section 13.1. Indemnification by Operator. Operator shall indemnify, defend and hold harmless Owner, and each of its officers, directors, employees, agents, and affiliates (and the officers, directors, employees and agents of such affiliates) ("Owner Indemnified Party") if any such Owner Indemnified Party shall at any time or from time to time suffer any damage, judgment, fine, penalty, demand, settlement, liability, loss, cost, expense (including reasonable attorneys', consultants' and experts' fees), claim or cause of action (each, a "Loss") arising out of, relating to or resulting from the Operator's performance of this Agreement, to the extent such Loss results from any breach of this Agreement or the fault, tortuous act, negligence, strict liability, gross negligence or willful misconduct of Operator. Further, Operator shall indemnify and hold Owner harmless and defend Owner from (i) any and all claims, costs, damages, injuries, demands and causes of action commenced by an employee of Operator (or his or her estate or legal representative) which arises directly or indirectly from the performance of Services except to the extent that such Loss directly results from the gross negligence or willful misconduct of Owner, and (ii) any and all Losses arising out of or resulting from any collective bargaining agreements covering employees of Operator, including, without limitation, those collective bargaining agreements referenced in Section 11.2.

         Section 13.2. Indemnification by Owner. Owner shall indemnify, defend and hold harmless Operator, and each of its officers, directors, employees, agents, and affiliates (and the officers, directors, employees and agents of such affiliates) ("Operator Indemnified Party") if any such Operator Indemnified Party shall at any time or from time to time suffer any Loss arising out of, relating to or resulting from Owner's performance of this Agreement, to the extent such Loss results from any breach of this Agreement or the fault, tortuous act, negligence, strict liability, gross negligence or willful misconduct of Owner. Further, Owner shall indemnify and hold Operator harmless and defend Operator from any and all claims, costs, damages, injuries, demands and causes of action commenced by an employee of Owner (or his or her estate or legal representative), except to the extent that (i) such Loss directly results from the gross negligence or willful misconduct of Operator, or (ii) Owner is entitled to indemnity from Operator under Section 13.1.

         Section 13.3. Procedures. Any Party asserting a claim for indemnification hereunder (such Party seeking indemnification, the "Indemnified Party") shall notify the other Party (the "Indemnifying Party") (with reasonable specificity) promptly after it becomes aware of facts supporting a claim or action for indemnification under this Article XIII, and shall provide to the Indemnifying Party as soon as practicable thereafter all information and documentation reasonably necessary to support and verify any Losses associated with such claim or action. The failure to so notify or provide information to the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced by the Indemnified Party's failure to give such notice, in which case the Indemnifying Party shall be relieved from its obligations hereunder to the extent of such material prejudice. The Indemnifying Party may, and, at the request of the Indemnified Party, shall participate in and defend, contest or otherwise protect the Indemnified Party against any such claim or action by counsel of the Indemnifying Party's choice at its sole cost and expense; provided, however, that the Indemnifying Party shall not make any settlement or compromise without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party's choice and shall in any event use its reasonable best efforts to cooperate with and assist the Indemnifying Party. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Indemnified Party shall be entitled to recover the entire cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding.

         Section 13.4. Indemnification Payments. Any payment hereunder shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.

         Section 13.5. Survival. The provisions of this Article XIII shall survive the termination of this Agreement for claims made within a period of three (3) years after the expiration date of the Service Term.

         Section 13.6. Release and Limit on Liability. Operator shall not be liable to Owner for, and Owner hereby releases Operator and its affiliates, and each officer, director, employee and agent of Operator and/or any of its affiliates (the "Operator Parties") from, any Loss arising from any act or omission of Operator in connection with the Services, except to the extent any such Loss results from an event for which Owner is entitled to indemnification under Section 13.1. Owner shall not be liable to Operator for, and Operator hereby releases Owner and its affiliates, and each officer, director, employee and agent of Owner and/or any of its affiliates (the "Owner Parties") from, any Loss arising from any act or omission of Owner in connection with the Services, except to the extent any such Loss results from an event for which Operator is entitled to indemnification under Section 13.2. Notwithstanding anything in this Agreement to the contrary, the aggregate liability of the Operator Parties under this Agreement (other than with respect to Operator's indemnity obligations set out in clause (ii) of the last sentence of Section 13.1, which shall not be so limited) shall not exceed the sum of (i) the aggregate amount of payments received by Operator pursuant to Section 6.1 hereof (excluding Direct Cost payments to vendors and other third parties), and (ii) any payments actually received by Operator or paid to any third party on behalf of Operator in respect to such liabilities under policies of insurance. IN NO EVENT SHALL ANY OF THE OPERATOR PARTIES BE LIABLE TO ANY OF THE OWNER PARTIES, NOR SHALL ANY OF THE OWNER PARTIES BE LIABLE TO ANY OF THE OPERATOR PARTIES, FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSS, DAMAGES OR EXPENSES (INCLUDING LOST PROFITS OR SAVINGS) ARISING FROM THIS AGREEMENT.

                                  ARTICLE XIV

                                Books and records

         Section 14.1. Maintenance of Books and Records.

                  (a) In addition to any reporting and record keeping requirements set forth in this Agreement or otherwise agreed to by the Parties, Operator shall maintain on a current basis proper, accurate and complete books, records and accounts relating to the operation and maintenance of the Pipeline System, the conduct of the Transmission Business and the performance of the Services and Operator's other obligations hereunder (including all operating data and operating logs) as shall be required to comply with any contractual obligations of Owner and as necessary to verify the incurring and payment of all capital and operating expenditures and Operator's performance of the Services and its other obligations hereunder. All books, records and accounts referred to in this Section 14.1 shall be established and maintained in accordance with generally accepted accounting principles in the United States consistently applied, and shall be in a format sufficient to permit the verification referred to in the preceding sentence. Operator shall ensure that such books and records of account are kept separate from Operator's own corporate books and records.

                  (b) Operator shall maintain all books and records it is required to maintain hereunder for a period of at least six (6) years following the creation thereof and in all events for however long as may be required by applicable Law.

         Section 14.2. Ownership of Books and Records. All books, records and accounts maintained by Operator in connection with the Transmission Business hereunder shall at all times be the exclusive property of Owner, and Operator shall not have any rights, title or interest therein. All books, records and accounts of Operator that Operator maintains in its own behalf in connection with its provision of services under this Agreement shall at all times be the exclusive property of Operator, and Owner shall not have any right, title or interest therein, except for Owners' right to review supporting information related to the cost of Capital Improvements Services and the monthly invoicing process under Article VII, with a right to retain copies thereof (subject to the confidentiality provisions of Article X). Upon termination of the provision of any or all Services by Operator under this Agreement, all books, records, and accounts solely relating to the Services described in the first sentence of this
Section 14.2 shall be promptly delivered to Owner at its address set forth below and Operator shall retain no copies thereof, except that Operator shall be entitled to retain one copy thereof solely for archival purposes and such copy shall be treated and protected by Operator as Confidential Information of Owner pursuant to Article X.

                                   ARTICLE XV

                               Required Insurance

         Section 15.1. Required Insurance. Until the expiration of the Service Term, each Party shall maintain on behalf of itself and all of its employees, the following minimum insurance coverage, with the cost of Owner's policies being paid by Operator:

                  (a) Workers Compensation insurance complying with all applicable Laws, and Employer's Liability insurance with limits of not less than the Alaskan statutory limit. Each Party and their parent, subsidiary and affiliated companies and their respective employees shall be provided a waiver of all rights of subrogation under this insurance. Either Party under this Agreement shall have the right at their sole option to be a qualified self-insurer for worker's compensation insurance.

                  (b) Commercial or comprehensive general liability insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, including coverage for premises-operations, blanket contractual liability, broad form property damage liability, personal injury liability, advertising injury liability, independent contractor coverage, products/completed operations, sudden and accidental pollution liability and the explosion, collapse and underground hazards.

                  (c) Automobile liability insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage including coverage for all owned, non-owned and hired vehicles.

                  (d) Umbrella and/or excess liability insurance with a combined single limit of not less than $25,000,000 per occurrence for bodily injury and property damage covering excess of the employer's liability, general liability and automobile liability insurance required above.

                  (e) Any of the above-required liability insurance that is maintained on a claims made basis shall have a retroactive date the same as the date of this Agreement or earlier, and shall remain in effect for at least three years following, or shall provide for a three year discovery and reporting period following, the termination of the Service Term.

                  (f) Operator shall be named as an additional insured and shall be provided with a waiver of all rights of subrogation under the Owner's insurance required in (b), (c) and (d) above to the extent of Owner's indemnification obligations and liabilities assumed under this Agreement. Owner and its lenders shall be named as additional insureds and shall be provided with a waiver of all rights of subrogation under Operator's insurance required in
(b), (c) and (d) above to the extent of Operator's indemnification obligations and liabilities assumed under this Agreement.

                  (g) Upon request of one Party under this Agreement, certificates of insurance evidencing the above-required insurance shall be provided to the other Party under this Agreement.

         Section 15.2. Owner's Property Insurance. Owner shall maintain, at Operator's cost, all-risk property, builder's all-risk and time element insurance covering the Pipeline System and the Facilities on a commercially reasonable basis with coverages, limits, deductibles, terms and conditions as the Owner would maintain in the prudent management of its property, or would be maintained by others similarly situated in respect of property similar to the Pipeline System and the Facilities. Operator shall be provided a waiver of all rights of subrogation under such insurance, and a certificate of insurance evidencing such insurance upon request.

         Section 15.3. Provision of Owner's Insurance By Operator. As part of the Operations and Maintenance Services, Operator agrees to procure for Owner, at Operator's sole cost and expense, the insurance required by Owner pursuant to
Section 15.1 and 15.2, and agrees to comply, as Owner's agent, with the requirement of Section 7.7 of the Gas Transmission Agreement. All such policies of insurance shall list Owner as a loss payee and a named insured and Owner's lenders as loss payees and additional insureds, and if Operator receives any payments in respect of such policies in respect of APC, it shall promptly remit such payments to Owner in the form received. Operator also shall cooperate with Owner in connection with any modifications and enhancements of the insurance contemplated in Sections 15.1 and 15.2 requested by Owner, including any increases in coverage or reductions in deductibles, provided that any additional premiums resulting from such modifications and enhancements shall be paid for by Owner.

                                  ARTICLE XVI

                            Miscellaneous Provisions

         Section 16.1. Agency of Operator. Owner hereby appoints Operator to act as its agent for the performance of Services in accordance with, and as limited by, the applicable terms and provisions of this Agreement; provided, however, that Operator shall not, without the prior written approval of an Owner, have any authority under this Agreement to:

                  (i) jointly employ any person who is employed by Owner;

                  (ii) borrow money from or on behalf of, or lend money to, Owner;

                  (iii) create any lien or encumbrance on the Pipeline System or Facilities other than inchoate liens in favor of providers of goods or services securing amounts not yet due and payable or which are being contested by Operator in good faith;

                  (iv) make any filing with any Governmental Authority or execute, terminate or amend any Governmental Approval relating to the Pipeline System or the Facilities other than with respect to Governmental Approvals to be obtained in the ordinary course of the Transmission Business or with respect to Capital Improvements;

                  (v) file or settle any litigation relating to the Pipeline System or the Transmission Business; or

                  (vi) retain outside legal counsel or public accountants to provide services to Owner; or

                  (vii) enter into any agreement binding upon Owner that exceeds the term of this Agreement.

         Section 16.2. Force Majeure. If by reason of a Force Majeure Event either Party is rendered unable, in whole or in part, to perform its obligations under this Agreement, other than the obligation to make payments of money then due, such Party shall be excused from such performance to the extent it is prevented by, and during the continuance of, such Force Majeure Event. The Party whose performance is affected by an Force Majeure Event shall (i) give the other Party notice of the occurrence of such Force Majeure Event as soon as practicable and (ii) use all commercially reasonable efforts to remedy the cause(s) and effect(s) of such Force Majeure Event with all reasonable dispatch; provided, however, that the affected Party shall not be obligated to undertake unreasonable or uneconomic costs or burdens, in order to overcome the effects of the Force Majeure Event and reinstate full performance of its obligations under this Agreement.

         Section 16.3. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery), to the Parties at the following address:

         If to Operator:  [_______________________________________
                           _______________________________________
                           _______________________________________
                           _______________________________________]

         If to Owner:     [_______________________________________
                           _______________________________________
                           _______________________________________
                           _______________________________________]

         Any Party may, by notice given in accordance with this Section 16.3 to the other Parties, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

         Section 16.4. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, assigns and legal representatives (whether by acquisition, merger, operation of law, other transaction constituting a change of control or otherwise). No Party may assign this Agreement or any right or obligation hereunder without the prior written consent of the other Party, and any assignment without such consent shall be void; provided, however, that nothing in this Agreement shall prohibit a transfer of a Party's rights and obligations hereunder by acquisition of substantially all of the assets of such Party, merger or operation of law, but if any such transfer is made by Operator without Owner's prior written consent, Owner shall have the right to terminate this Agreement and neither Party shall have any future obligation hereunder except for obligations to pay in respect of services performed through the date of termination.

         Section 16.5. Survival. Any provision of this Agreement that expressly or by implication comes into or remains in force following the termination or expiration of this Agreement shall survive for a period of three (3) years after the expiration of the Service Term.

         Section 16.6. Signatures, Counterparts. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. On request, a Party will confirm its facsimile transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         Section 16.7. Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Parties.

         Section 16.8. Governing Law. THIS AGREEMENT WILL BE GOVERNED AS TO FORMATION, PERFORMANCE, INTERPRETATION AND ENFORCEMENT BY THE LAWS OF THE STATE OF ALASKA WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES.

         Section 16.9. Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto relating to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no general or specific warranties, representations or other agreements by or among the Parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth or contemplated herein or therein.

         Section 16.10. Negotiated Agreement. This Agreement has been negotiated by the Parties and the fact that the initial and final draft will have been prepared by either Party will not give rise to any presumption for or against any party to this Agreement or be used in any respect or forum in the construction or interpretation of this Agreement or any of its provisions.

         Section 16.11. Waiver. No consent or waiver, express or implied, by any Party to or of any breach or default by any other Party in the performance by such other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first Party of any of its rights hereunder.

         Section 16.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each Party directs that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates the Parties' intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

         Section 16.13. No Third Party Beneficiaries. Except as set forth in
Article XIII, nothing in this Agreement is intended or shall be construed to give any person, other than the Parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                       OWNER

                                       ALASKA PIPELINE COMPANY, LLC


                                       By:____________________________________
                                       Name:
                                       Title:


                                       OPERATOR

                                       ENSTAR NATURAL GAS COMPANY,
                                       A DIVISION OF SEMCO ENERGY, INC.


                                       By:____________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A


                      DESCRIPTION OF TRANSPORTATION SYSTEM


         The APC's System consists of the following:

         Kenai Pipeline System:

         The Kenai Pipeline System consists of combined 142 miles of looped12-inch and 16-inch diameter pipeline, including a nine mile twin crossing of the Turnagain Arm of the Cook Inlet, plus 25 miles of 8-inch diameter pipeline known as the Royalty Lateral and six miles of 12-inch, 6-inch, and 4-inch diameter lateral pipelines connecting to the Royalty Lateral. All lines have a maximum allowable operating pressure (MAOP) of 300 pounds per square inch gage (psig) or greater. The Kenai Pipeline has two compressor stations totaling 8,400 horsepower.

         Beluga Pipeline System:

         The Beluga Pipeline System consists of 102 miles of 20-inch pipeline and 23 miles of 6-inch and 4-inch diameter lateral pipelines connecting to the 20-inch pipeline. All lines have a MAOP of 300 psig or greater. It does not have any compression capacity.

         The Anchorage Pipeline System:

         The Anchorage Pipeline system consists of 55 miles of 12-inch, 10-inch, 8-inch, 6-inch and 4-inch diameter pipelines and lateral pipelines in the greater Anchorage area interconnecting with the Kenai Pipeline System at Potter Station and with the Beluga Pipeline System at East Anchorage City Gas Station. All lines have a MAOP of 300 psig or greater.

         The locations of the Kenai Pipeline System, the Beluga Pipeline System and the Anchorage Pipeline System are shown on the attached map.

                             APC PIPELINE SUMMARY

                                                                            Milepost  Designation
----------------------------------------------------------------------------------------------------------------------------------
Sys. Pipeline Name                       Year           ER #      Pipe Size    From         To      Length     Length     Miles
                                         Installed                                                   (miles)   (feet)
----------------------------------------------------------------------------------------------------------------------------------
     Kenai Pipeline
----------------------------------------------------------------------------------------------------------------------------------
  K  "A" Kalifonski to Burnt Island         1960                     12"           2.3          64.5    62.12    327,977
----------------------------------------------------------------------------------------------------------------------------------
  K   "A" Turnagain Crossing                1960                     12"          64.5          73.2     8.68     45,841
----------------------------------------------------------------------------------------------------------------------------------
  K   "B" Turnagain Crossing                1960                     12"          64.5          73.2     8.58     45,289
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp Kalifonski to Kenai River       1975   74-513.2       12" & 16"        2.3           6.7     4.40
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp Gutenrath to MP50.5             1975   74-513.2       12" & 16"       21.4          50.5    29.10
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp Kenai River to MP 21.4          1978   78-1831.03     12" & 16"        6.7          21.4    14.70
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp MP 50.5 to MP 64.5              1978   78-1831.03     12" & 16"       50.5          64.5    14.00
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Kenai Sub Total   141.58
----------------------------------------------------------------------------------------------------------------------------------
     North Kenai Lateral
----------------------------------------------------------------------------------------------------------------------------------
  K  KPL Junction to East Forelands         1966   66-3074         4" & 6"        24.6          28.5     3.90
----------------------------------------------------------------------------------------------------------------------------------
  K  CEA Bernice Power Plant S/L            1972   72-2190            4"             0          0.14     0.14
----------------------------------------------------------------------------------------------------------------------------------
  K  Nikiski (Tesoro) to KPL                1977   77-1728.00         6"          23.8          24.6     0.75      3,979
----------------------------------------------------------------------------------------------------------------------------------
  K  Robinson Lp to Nikiski (Tesoro)        1977   77-1728.04         8"             0          23.8    24.01    126,765
----------------------------------------------------------------------------------------------------------------------------------
  K  KPL to  Bernice Lake Loop              1981   81-2180.03         6"          24.6          24.8     0.20
----------------------------------------------------------------------------------------------------------------------------------
  K  Beaver Creek Line                      1982   82-2290.02        12"             0          0.15     0.15
----------------------------------------------------------------------------------------------------------------------------------
  K  HEA Lateral                            1985   85-8500.04         6"             0           0.8     0.83      4,356
----------------------------------------------------------------------------------------------------------------------------------
  K  Sterling Gas Field Lateral             1993   9320.09            4"             0          0.64     0.64      3,397
----------------------------------------------------------------------------------------------------------------------------------
  K  N. Kenai Lateral Bypass                1995   9520.02            8"                                 0.92      4,835
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       N Kenai Sub Total    31.54
----------------------------------------------------------------------------------------------------------------------------------
     Anchorage Pipeline System
----------------------------------------------------------------------------------------------------------------------------------
  A  City Gate Pipeline                     1961                     12"          73.2          82.7     9.51     50,203
----------------------------------------------------------------------------------------------------------------------------------
  A   Tudor Lateral                         1968   68-417            12"             0           3.1     3.10
----------------------------------------------------------------------------------------------------------------------------------
  A  Muldoon Loop (Muldoon)                 1968   68-416            12"             0           3.7     3.70
----------------------------------------------------------------------------------------------------------------------------------
  A  Oilwell Rd. Lateral                    1968   68-416         10" & 12"          0          3.08     3.08
----------------------------------------------------------------------------------------------------------------------------------
  A  Fort Richardson Power Plant            1968   68-416             8"             0          1.06     1.06
----------------------------------------------------------------------------------------------------------------------------------
  A  Fort Richardson  Army Base             1971   71-470             6"             0           3.3     3.30
----------------------------------------------------------------------------------------------------------------------------------
  A  Muldoon Loop (Hillside)                1971   71-451            12"             0         10.94    10.94
----------------------------------------------------------------------------------------------------------------------------------
  A  International Airport Lateral          1967   67-4021         4" & 6"           0          1.33     1.33
----------------------------------------------------------------------------------------------------------------------------------
  A  West Side Feeder (Potter to Dim)       1976   76-570             8"             0           4.1     4.10
----------------------------------------------------------------------------------------------------------------------------------
  A  West Side Feeder (Dim. to Minn.)       1978   78-827             8"             0           6.4     6.40
----------------------------------------------------------------------------------------------------------------------------------
  A  City Gate Loop (Potter Valley)         1983   83-2340.01        16"             0           2.6     2.60
----------------------------------------------------------------------------------------------------------------------------------
  A  64th Lateral                           1989   89-8940.02        12"             0          3.37     3.37     17,790
----------------------------------------------------------------------------------------------------------------------------------
  A  Raspberry Lateral                      1990   90-9080.01         6"             0          0.87     0.87      4,573
----------------------------------------------------------------------------------------------------------------------------------
  A  International Airport Lateral          2001   501167000100    6" & 8"        1.33             3     1.67      8,800
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Anch. Sub Total    55.02
----------------------------------------------------------------------------------------------------------------------------------
     Beluga Pipeline System
----------------------------------------------------------------------------------------------------------------------------------
  B  Beluga Pipeline                        1984   84-30111.01       20"             0         101.6   101.60
----------------------------------------------------------------------------------------------------------------------------------
  B  Eagle River Lateral                    1987   87-8557            6"             0          0.18     0.17        923
----------------------------------------------------------------------------------------------------------------------------------
  B  Fire Lake Lateral                      1976   76-571             4"             0          3.65     3.65     19,260
----------------------------------------------------------------------------------------------------------------------------------
  B  Hiland Dr. Lateral                     1985   77-723, 8543    4" & 6"           0           3.1     3.10     16,368
----------------------------------------------------------------------------------------------------------------------------------
  B  Palmer Lateral                         1984   84-30211.01        6"             0           6.2     6.25     32,977
----------------------------------------------------------------------------------------------------------------------------------
  B  Wasilla Lateral                        1984   84-30211.11        4"             0           1.8     1.78      9,414
----------------------------------------------------------------------------------------------------------------------------------
  B  Lewis River Lateral                    1984   84-8460.01         6"             0           2.1     2.10     11,105
----------------------------------------------------------------------------------------------------------------------------------
  B  Vine Road Lateral                      1993   93-9320.03         4"             0          3.22     3.30     17,434
----------------------------------------------------------------------------------------------------------------------------------
  B  North Palmer Lateral                   1997   97-9720.04         4"             0          1.94     1.94     10,235
----------------------------------------------------------------------------------------------------------------------------------
  B  Seward Meridian Lateral                1999   99-0420002         4"             0          1.34     1.34      7,095
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Beluga Sub Total   125.24
----------------------------------------------------------------------------------------------------------------------------------
                                                        APC   SYSTEM   TOTAL                           353.37              353.37
                                                                                                    ------------------------------

                               [GRAPHIC OMITTED]

                                                                       EXHIBIT B


Categories of O&M Services Costs & Expenses
-------------------------------------------

Salaries
Payroll Accrual
Dues & Subscriptions
Building Service
Telephone
Membership Dues
Office Supplies
Postage & Printing
Travel
Meals & Entertainment
Professional Services
Management Fee
Property Insurance
Injuries & Damage
Group Insurance
Pension Plans
Other Employee Benefits
Miscellaneous Employee Expenses
Postretirement Medical Benefits
Directors Fees
Membership Fees/Dues Company
Safety
Advertising & Pubic Relations
Information Systems Expense
Training
Miscellaneous
Equipment, Spare Parts and Consumable expense
Subcontractor and Supplier expense
Taxes (other than income Taxes)

                                                                       EXHIBIT B






                     SPECIAL CONTRACT FOR GAS TRANSPORTATION

                                     Between

                             ALASKA PIPELINE COMPANY

                                       and

                           ENSTAR NATURAL GAS COMPANY,
                        A DIVISION OF SEMCO ENERGY, INC.







                        Dated as of September [___], 2003

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I  DEFINITIONS............................................................................................1
      1.1.                 AAA....................................................................................1
      1.2.                 Alaska Clock Time......................................................................1
      1.3.                 Approval Order.........................................................................1
      1.4.                 Base Term..............................................................................1
      1.5.                 Btu....................................................................................1
      1.6.                 Business Day...........................................................................1
      1.7.                 Commencement Date......................................................................1
      1.8.                 Commodity Rate.........................................................................1
      1.9.                 Day....................................................................................1
      1.10.                Delivered Gas..........................................................................1
      1.11.                Delivery Point(s)......................................................................2
      1.12.                Force Majeure..........................................................................2
      1.13.                Gas....................................................................................2
      1.14.                Gross Heating Value....................................................................2
      1.15.                Maximum Daily Quantity.................................................................2
      1.16.                Mcf....................................................................................2
      1.17.                Month..................................................................................2
      1.18.                Purchase Agreement.....................................................................2
      1.19.                RCA....................................................................................2
      1.20.                Receipt Point(s).......................................................................2
      1.21.                Renewal Term...........................................................................2
      1.22.                Reservation Rate.......................................................................3
      1.23.                Shipper's System.......................................................................3
      1.24.                Transporter's System...................................................................3
      1.25.                Year...................................................................................3

ARTICLE II  TRANSPORTATION........................................................................................3
      2.1.                 Shipper Delivers to Receipt Point(s); Transporter Delivers to Delivery Point(s)........3

ARTICLE III  PRESSURE.............................................................................................3
      3.1.                 Receipt Point Pressure.................................................................3

ARTICLE IV  MEASURING STATIONS....................................................................................3
      4.1.                 Transporter's Obligation to Install, Maintain and Operate Measurement
                           Facilities at the Receipt Point(s).....................................................3
      4.2.                 Allocation of Gas Streams at Receipt Point(s)..........................................4
      4.3.                 Transporter's Obligation to Install, Maintain and Operate Measurement
                           Facilities at the Delivery Point(s)....................................................4
      4.4.                 Estimated Volumes When Meters Are Inaccurate or Out of Service.........................4
      4.5.                 Verification of Accuracy of Equipment..................................................4
      4.6.                 Accuracy Requirements: Correction......................................................4
      4.7.                 Preservation of Records................................................................4

ARTICLE V  MEASUREMENTS...........................................................................................5
      5.1.                 Parameters of Measurement..............................................................5

ARTICLE VI  QUALITY...............................................................................................5
      6.1.                 Heating Value of Gas...................................................................5
      6.2.                 Deleterious Matter: Specification......................................................6
      6.3.                 Transporter's Right to Refuse Gas......................................................6

ARTICLE VII  CHARGES & BILLING....................................................................................6
      7.1.                 Reservation Rate and Commodity Rate....................................................6
      7.2.                 Billing and Payment....................................................................6
      7.3.                 Reimbursement for Fees and Taxes.......................................................7

ARTICLE VIII  TERM................................................................................................7
      8.1.                 Term...................................................................................7

ARTICLE IX  WARRANTY OF TITLE.....................................................................................8
      9.1.                 Title and Custody of Gas...............................................................8

ARTICLE X  DISPUTE RESOLUTION.....................................................................................8
      10.1.                General................................................................................8

ARTICLE XI  RCA APPROVAL..........................................................................................9
      11.1.                RCA Approval...........................................................................9

ARTICLE XII  FORCE MAJEURE........................................................................................9
      12.1.                Definition of Force Majeure............................................................9
      12.2.                Effect of Force Majeure................................................................9

ARTICLE XIII  ADDRESSES..........................................................................................10
      13.1.                Notices...............................................................................10

ARTICLE XIV  MISCELLANEOUS.......................................................................................10
      14.1.                Assignments...........................................................................10
      14.2.                Binding Effect........................................................................10
      14.3.                Indemnification of Transporter........................................................10
      14.4.                Waiver................................................................................10
      14.5.                Governing Law.........................................................................11
      14.6.                No Third Party Beneficiary............................................................11
      14.7.                No Incidental or Consequential Damages................................................11
      14.8.                Prior Agreements Superseded...........................................................11
      14.9.                Amendment.............................................................................11
      14.10.               Counterparts..........................................................................11
      14.11.               Agreement Not to be Construed Against Either Party as Drafter.........................11
      14.12.               Headings..............................................................................11
      14.13.               Retention of Records..................................................................11

                                      (ii)

Exhibits

Exhibit A         Receipt Points
Exhibit B         Transporter's System
Exhibit C         Applicable Transportation Rates
Exhibit D         Segment Maximum Daily Quantities

                                     (iii)

                     SPECIAL CONTRACT FOR GAS TRANSPORTATION

         This Special Contract for Gas Transportation (this "Agreement"), dated September [____], 2003 is between Alaska Pipeline Company, an Alaska corporation ("Transporter"), and ENSTAR Natural Gas Company, a Division of SEMCO Energy, Inc., a Michigan corporation ("Shipper"), each sometimes referred to herein as a "Party," and collectively, as the "Parties."

         In consideration of the covenants and conditions in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.1. AAA. The term "AAA" shall have the meaning set forth in
Section 10.1(b) hereof.

         Section 1.2. Alaska Clock Time. The term "Alaska Clock Time" shall mean Alaska Daylight time when daylight savings time is in effect and Alaska Standard Time when daylight savings time is not in effect.

         Section 1.3. Approval Order. The term "Approval Order" shall mean an order of the RCA approving this Agreement and meeting to requirements of Sections 8.3(c) and 8.4(c) of the Purchase Agreement.

         Section 1.4. Base Term. The term "Base Term" shall have the meaning set forth in Article 8 hereof.

         Section 1.5. Btu. The term "Btu" shall mean British Thermal Unit.

         Section 1.6. Business Day. The term "Business Day" shall mean any Day except Saturday, Sunday or any other Day on which banking institutions in the City of New York, New York or the City of Anchorage, Alaska, are required or permitted to close.

         Section 1.7. Commencement Date. The term "Commencement Date" shall mean the Day following the Day on which the closing of the purchase of Transporter occurs pursuant to the Purchase Agreement, following the receipt of the Approval Order.

         Section 1.8. Commodity Rate. The term "Commodity Rate" shall have the meaning set forth in Section 7.1(b) hereof.

         Section 1.9. Day. The term "Day" shall mean a period of twenty-four
(24) consecutive hours beginning at midnight Alaska Clock Time and ending at 11:59:59 p.m. Alaska Clock Time.

         Section 1.10. Delivered Gas. The term "Delivered Gas" shall mean the volumes of Gas (in Mcf) transported each Month on Transporter's System. Delivered Gas for a Month shall be equal to 99% of the difference between the volume of Gas delivered by Shipper during such Month as measured at the Receipt Points less the volume of Gas actually consumed by Transporter during such month as metered at the applicable meters where such Gas is consumed.

         Section 1.11. Delivery Point(s). The term "Delivery Point(s)" shall mean any of the locations of interconnection between Transporter's System and Shipper's gas distribution system at which Transporter delivers Gas to or on behalf of Shipper in accordance with the terms of this Agreement.

         Section 1.12. Force Majeure. The term "Force Majeure" shall have the meaning set forth in Section 12.1 hereof.

         Section 1.13. Gas. The term "Gas" shall mean natural gas of the quality described in Article 6.

         Section 1.14. Gross Heating Value. The term "Gross Heating Value" shall mean the total caloric value, expressed in Btu's, obtained by the complete combustion, at constant pressure, of the amount of Gas which would occupy a volume of one (1) cubic foot at a temperature of sixty (60) degrees Fahrenheit if saturated with water vapor and under a pressure equivalent to 14.7 pounds per square inch with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of the Gas and air and when the water formed by combustion is condensed to the liquid state.

         Section 1.15. Maximum Daily Quantity. The term "Maximum Daily Quantity" shall mean the quantity of Gas equal to the maximum design capacity of the relevant segment of Transporter's System at the time Gas transportation is requested but shall not exceed the amounts set out on Exhibit D.

         Section 1.16. Mcf. The term "Mcf" shall mean one thousand (1,000) cubic feet.

         Section 1.17. Month. The term "Month" shall mean a period beginning at midnight Alaska Clock Time on the first Day of a calendar month and ending at 11:59:59 p.m. Alaska Clock Time on the last Day of the calendar month.

         Section 1.18. Purchase Agreement. The term "Purchase Agreement" shall mean the Purchase and Sale Agreement dated September [__], 2003 by and between SEMCO Energy, Inc. and Atlas Pipeline Partners, L.P.

         Section 1.19. RCA. The term "RCA" shall mean the Regulatory Commission of Alaska or its successors.

         Section 1.20. Receipt Point(s). The term "Receipt Point(s)" shall mean the locations at which Shipper will tender Gas to Transporter for transportation in accordance with the terms of this Agreement. The Receipt Points are described in Exhibit A. Exhibit A may be amended from time to time as agreed by Shipper and Transporter for additions or deletions of Receipt Points.

         Section 1.21. Renewal Term. The term "Renewal Term" shall have the meaning set forth in Article 8 hereof.

         Section 1.22. Reservation Rate. The term "Reservation Rate" shall have the meaning set forth in Section 7.1(a) hereof.

         Section 1.23. Shipper's System. The term "Shipper's System" shall mean the natural gas distribution system of Shipper connected to Transporter's System.

         Section 1.24. Transporter's System. The term "Transporter's System" shall mean Transporter's natural gas transmission pipeline system described in Exhibit B to this Agreement and any capital improvements added or made to the Transporter's System during the term of this Agreement.

         Section 1.25. Year. The term "Year" shall mean a period of twelve (12) consecutive Months beginning at midnight Alaska Clock Time on January 1 and ending at 11:59:59 p.m. Alaska Clock Time on the following December 31.

                                   ARTICLE II
                                 TRANSPORTATION

         Section 2.1. Shipper Delivers to Receipt Point(s); Transporter Delivers to Delivery Point(s). Shipper shall tender to the Receipt Points all Gas it wants Transporter to transport, provided, however, that Transporter shall not be obligated to accept more than the Maximum Daily Quantity in any Day. The Transporter will deliver the volume of Gas received from Shipper, less Gas used for compression, lost or otherwise unaccounted for, to the Delivery Points. The Transporter shall never be obligated to deliver during any Day more Gas than the Shipper tenders for transport during that Day.

                                  ARTICLE III
                                    PRESSURE

         Section 3.1. Receipt Point Pressure. Shipper shall cause Gas to be delivered to the Receipt Point(s) at a pressure at least equal to the minimum delivery pressure for such Receipt Point(s) and not greater than the maximum allowable pressure specified in Transporter's technical requirements for such Receipt Point(s). Transporter from time to time may adjust the maximum allowable pressure at a Receipt Point and if such adjustment is made, Transporter shall promptly notify Shipper.

                                   ARTICLE IV
                               MEASURING STATIONS

         Section 4.1. Transporter's Obligation to Install, Maintain and Operate Measurement Facilities at the Receipt Point(s). Transporter shall maintain and operate, or cause to be operated, at Transporter's expense, measurement stations in existence on the Commencement Date or subsequently installed pursuant to
Section 5.2.1 at or near the Receipt Point(s). Unless otherwise determined by Transporter, a Receipt Point measurement station shall consist of (a) standard measuring equipment conforming to the requirements of American Gas Association Gas Measurement Committee Reports now in effect or as amended or supplemented during the term of this Agreement, (b) appurtenant facilities, (c) hydrometers, and (d) data telemetry equipment. Shipper shall have access to the Receipt Point measurement station(s) at which it tenders Gas at reasonable hours, but Transporter will make or cause to be made, all calibrations, measurements and adjustments.

         Section 4.2. Allocation of Gas Streams at Receipt Point(s). Shipper's Gas may be commingled and measured in common with other Gas, including Transporter's purchased Gas, at the Receipt Points. Commingled Gas shall be allocated on a fair and reasonable basis, among the various shippers and Transporter, by Transporter.

         Section 4.3. Transporter's Obligation to Install, Maintain and Operate Measurement Facilities at the Delivery Point(s). The Transporter shall maintain and operate or cause to be operated, at Transporter's expense, the existing measurement facilities at or near the Delivery Point(s).

         Section 4.4. Estimated Volumes When Meters Are Inaccurate or Out of Service. The volume of Gas delivered hereunder at each Receipt Point shall be calculated in accordance with Section 5.1 and the American Gas Association standards applicable to the type of measurement facilities installed. In the event a meter is out of service or registering inaccurately, the volumes of Gas delivered shall be estimated:

                  (a) by using the registration of Shipper's check meter or meters if installed and accurately registering, or in the absence of (a),

                  (b) by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculations, or in the absence of both (a) and (b), then,

                  (c) by estimating the quantity of deliveries based on deliveries during comparable periods under similar conditions when the meter was registering accurately.

         Section 4.5. Verification of Accuracy of Equipment. Transporter will test the accuracy of the measuring equipment for Receipt Points at least once a month. If either party notifies the other that it desires a special test of the accuracy of any measuring equipment, the parties will test promptly. Each Party shall bear the cost of its own transportation and related expenses involved in the testing of meters.

         Section 4.6. Accuracy Requirements: Correction. If, upon test, any measuring equipment is found to be not more than one percent (1%) inaccurate, previous records of such equipment shall be considered accurate. In the event any measuring equipment is found to be inaccurate by more than one percent (1%), at a recording corresponding to the average hourly rate of Gas flow for the period since the last preceding test, any previous records of the equipment will be corrected to zero error for any period known definitely or agreed upon. If a period of inaccuracy is not definitely known or agreed upon, the correction shall be made for a period of the lesser of sixteen (16) Days or one-half (1/2) of the time elapsed since the date of last test. The correction shall fully settle all claims based on the inaccuracy. Any measuring equipment found by test to be inaccurate will be adjusted at once to measure accurately.

         Section 4.7. Preservation of Records. The Transporter shall preserve for a period of at least six (6) Years all test data, charts, and other similar records.

                                   ARTICLE V
                                  MEASUREMENTS

         Section 5.1. Parameters of Measurement. The calculation of the volumes of Gas transported hereunder shall be governed by the following:

                  (a) The unit of volume measurement shall be one (1) cubic foot of Gas at the base temperature of sixty degrees Fahrenheit (60(degree)F.) and at a pressure of fourteen and sixty-five hundredths (14.65) pounds per inch absolute with correction for deviation from the Ideal Gas Law according to ANSI/API 2530 or AGA Report No. 8, as applicable.

                  (b) The average absolute atmospheric pressure shall be assumed to be fourteen and seven-tenths (14.7) pounds per square inch, irrespective of actual elevation or location of the measurement point above sea level or variations in actual atmospheric pressure.

                  (c) The specific gravity of Gas shall be determined by the use of a spot test method or, if the parties later agree in writing, by the use of a recording gravitometer generally accepted in the industry. If a recording gravitometer is used, the arithmetic average of the specific gravity of Gas flowing through the meters shall be used in computing Gas volumes. If a spot test method is used, the specific gravity of the Gas shall be determined at quarterly intervals, or more often if changes in specific gravity indicate that it is necessary. Any such test shall determine the specific gravity to be used in computation of volumes effective the first Day of the following Month and shall be used until changed in like manner by subsequent test.

                  (d) Where determined necessary by Transporter, the actual temperature of Gas shall be determined by a recording thermometer so installed that it will record the temperature of the Gas flowing through the meters. The average of the recorded temperatures to the nearest one degree Fahrenheit (1(degree)F.) obtained while Gas is being delivered shall be used in computing measurements for that Day.

                                   ARTICLE VI
                                     QUALITY

         Section 6.1. Heating Value of Gas.

                  (a) Gas shall have a Gross Heating Value of not less than nine hundred fifty (950) Btu's per cubic foot nor more than one thousand fifty (1,050) Btu's per cubic foot. Transporter shall have the right to waive such Btu's per cubit foot content limits if Transporter is able to accept Gas outside such limits without affecting Transporter's operations.

                  (b) The Gross Heating Value of Gas shall be determined from a representative composite Gas sample taken at the point of measurement by periodic tests to be conducted monthly by Transporter or at such other intervals as the parties may mutually agree. The determination shall be made by means of a calorimeter by calculation from the component analysis using NGPA Publication 2145, as it may be revised, entitled "Physical Constants of Paraffin Hydrocarbons or Other Compounds of Natural Gas."

         Section 6.2. Deleterious Matter: Specification. Gas shall be commercially free of dust, gum, gum-forming constituents, or other liquid or solid matter which may separate from the Gas in transportation, shall not exceed one hundred twenty degrees Fahrenheit (120(degree) F.), and shall not contain:

                  (a) more than four (4) pounds of water per million cubic feet of Gas;

                  (b) more than one (1) grain of hydrogen sulfide per one hundred (100) cubic feet of Gas;

                  (c) more than twenty (20) grains of sulphur per one hundred
(100) cubic feet of Gas;

                  (d) in excess of:

                      (i) three percent (3%) by volume of carbon dioxide; or

                      (ii) one percent (1%) by volume of oxygen.

         Section 6.3. Transporter's Right to Refuse Gas. Transporter shall have the right to refuse to accept delivery of any Gas failing to meet the quality requirements of this Article VI.

                                  ARTICLE VII
                                CHARGES & BILLING

         Section 7.1. Reservation Rate and Commodity Rate. For each Month during the Base Term and any Renewal Term, Shipper shall pay and Transporter shall accept as payment for Transportation service provided in accordance with this Agreement the sum of the following amounts, each computed by use of the applicable rates set forth on Exhibit C :

                  (a) The amount of the Reservation Rate set forth on Exhibit C (the "Reservation Rate"); plus

                  (b) the amount, calculated by multiplying the Commodity Rate, set forth on Exhibit C (the "Commodity Rate"), by the volumes, stated in Mcf, of Delivered Gas during the Month.

         Section 7.2. Billing and Payment.

                  (a) Payment of the Reservation Rate for the Month in which the Commencement Date occurs shall be due on the Commencement Date. Payment of the Reservation Rate for each succeeding Month shall be due, without invoice, on the first Business Day of such Month.

                  (b) With respect to amounts payable other than the Reservation Rate, Transporter shall deliver to Shipper a monthly statement for Transportation services for the preceding Month, which shall detail all charges payable by Shipper during the preceding Month and the basis for the calculation of the amount due. Shipper shall pay Transporter the full amount due by wire transfer of immediately available funds to the account designated by Transporter no later than ten (10) days after Shipper's receipt of such statement.

                  (c) If Shipper disagrees with any statement, it shall promptly notify Transporter in writing of its disagreement and the facts providing the basis therefor. If the Parties are unable to agree upon a settlement of the contested portion of a statement, the dispute shall be addressed in accordance with Article 10. The existence of a dispute with regard to any portion of a payment due shall not relieve Shipper of the obligation to pay any uncontested amounts due under this Agreement or to perform any other obligation under this Agreement. Shipper shall pay, no later than ten (10) days after Shipper's receipt of the statement, any disputed amount into a separate interest bearing account at First National Bank of Alaska or its successor and shall notify Transporter of such deposit. Any interest which may accrue in such account shall be payable to the Party in whose favor the dispute is resolved, and any such interest actually paid shall reduce the interest payments required to be made pursuant to subparagraph (e) to this Section 7.2 accordingly.

                  (d) Each Party shall have the right during normal business hours to examine the books, records and charts of the other Party to the extent necessary to verify the accuracy of any invoice related to this Agreement. Claims for adjustments on account of subsequently discovered errors must be made within twelve (12) Months of the date the statement was issued. The Party discovering such an error shall promptly notify the other Party in writing of the errors believed in good faith to have occurred and the facts providing the basis for such belief. Adjustment of overpayments or underpayments shall be made within ten (10) days after resolution of such subsequently discovered errors.

                  (e) If either Party shall fail to make any payment required by this Agreement when due, including contested portions of bills, or if any Party makes an overpayment requiring a refund by the other Party, the amount due shall bear interest, from the due date of the payment or the date on which the overpayment was made until the date of payment, at a rate for the first 10 days equal to the rate published as the "prime rate" in The Wall Street Journal for the first Business Day of the month in which such invoice is due, plus 2%, and thereafter, at a rate per annum equal to 15%, but in no event at any rate that is greater than the maximum interest rate allowed by applicable Laws. If the due date of any payment is not a Business Day, then the next Business Day shall be the last day on which payment can be paid without interest charges being assessed.

         Section 7.3. Reimbursement for Fees and Taxes. In addition to the transportation charges provided for in Article 7.1, Shipper will reimburse Transporter for all user fees, taxes (except income and ad valorem taxes), and the like, levied upon the transportation of the Gas.

                                  ARTICLE VIII
                                      TERM

         Section 8.1. Term. Although this Agreement has been executed prior to the Commencement Date, neither party shall have any obligation hereunder until the Commencement Date. Unless earlier terminated, this Agreement shall remain in full force and effect for a period of ten years from the Commencement Date (the "Base Term"). The Base Term automatically shall be extended for successive additional one-year periods (each, a "Renewal Term"), unless either Party gives the other Party notice of its intention to terminate this Agreement at least one year prior to the end of the Base Term or 180 days prior to the end of the then current Renewal Term. If the Purchase Agreement is terminated without the purchase of Transporter contemplated therein occurring, this Agreement shall terminate on the same date as the Purchase Agreement terminates and no Party shall have any liability hereunder.

                                   ARTICLE IX
                                WARRANTY OF TITLE

         Section 9.1. Title and Custody of Gas. As between Transporter and Shipper, Shipper shall be deemed to be in exclusive possession and control of the Gas being transported pursuant to this Agreement until such Gas is tendered to Transporter at the Delivery Point(s) and after such Gas has been redelivered to or for the account of Shipper at the Delivery Point(s). Shipper warrants that it has, or will have at the time of tender of Gas to Transporter at the Receipt Point(s), good title to such Gas. Shipper further represents and warrants that the Gas will remain free from all liens, encumbrances and other adverse claims while in the custody of Transporter. Custody of Shipper's Gas will pass to Transporter at the Receipt Point(s) and custody will pass from Transporter to Shipper at the Delivery Point(s). Title to Shipper's Gas will remain with Shipper at all times. Transporter shall have the right to reject any Gas the title to which is in dispute, or which is encumbered by a lien, encumbrance or other adverse claim of any kind.

                                   ARTICLE X
                               DISPUTE RESOLUTION

         Section 10.1. General. Any dispute arising under this Agreement or otherwise in connection with this Agreement (other than a dispute as to rates which shall be subject to the exclusive jurisdiction of the RCA) shall be resolved pursuant to this Section 10.1.

                  (a) Any Party has the right to request the other to meet to discuss a dispute. The Party requesting the meeting will give at least ten (10) Business Days notice in writing of the subject it wishes to discuss, provide a written statement of the dispute, and designate an officer of the Party with complete power to resolve the dispute to attend the meeting. Within five (5) Business Days after receipt of such request, the Party receiving the request will provide a responsive written statement and will designate an officer of the Party who will attend the meeting with complete power to resolve the dispute.

                  (b) If the meeting fails to resolve the dispute by a signed agreement among the officers, either Party may submit the dispute for binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules before a single arbitrator, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (c) The Parties agree to make discovery and disclosure of all matters relevant to the dispute to the extent and in the manner provided by the Federal Rules of Civil Procedure. The arbitrator will rule on all requests for discovery and disclosure and discovery shall be completed within 60 days after the date of selection of the arbitrator. The arbitrator may consider any matter relevant to the subject to the dispute and shall follow the statutes and decisions of the substantive law of Alaska relevant to the subject. The arbitrator shall not have the authority or power to alter, amend or modify any of the terms and conditions of this Agreement. The arbitrator shall issue a final ruling within 150 days after the date of selection of the arbitrator.

                  (d) The ruling of the arbitrator shall be in writing and signed and shall be final and binding upon the Parties. The fees and expenses of counsel, witnesses and employees of the Parties and all other costs and expenses incurred exclusively for the benefit of the Party incurring the same shall be borne by the Party incurring such fees and expenses. All other fees and expenses including compensation for the arbitrator shall be divided equally between the Parties. All meetings and arbitrations held pursuant to this Section 10.1 shall take place in Anchorage, Alaska.

                                   ARTICLE XI
                                  RCA APPROVAL

         Section 11.1. RCA Approval. This Agreement is subject to approval by the RCA by issuance of the Approval Order. This Agreement is subject to amendment by the RCA after giving the parties notice and an opportunity to be heard.

                                  ARTICLE XII
                                  FORCE MAJEURE

         Section 12.1. Definition of Force Majeure. The term "Force Majeure" shall mean: (a) acts of God; (b) governmental action, acts of the public enemy, wars, blockades, insurrections, riots or epidemics; (c) strikes, lockouts or other industrial disturbances of third parties; (d) volcanic eruptions, landslides, lightning, earthquakes, fires, hurricanes, tornadoes, high winds, storms, storm warnings, floods, tsunami, or washouts; (e) arrests and restraints of governments and people, or civil disturbances; (f) explosions, breakage or accidents to machinery or lines of pipe; and (g) any other causes, whether of the kind enumerated or otherwise, not reasonably within the control of the Party and which by the exercise of due diligence the Party is unable to prevent or overcome. "Force Majeure" shall also include: (a) in those instances where either Party is required to obtain servitudes, right-of-way grants, permits or licenses to enable the Party to fulfill its obligations, the inability of the Party to acquire, or the delays encountered by the Party, despite the best efforts, in acquiring, at reasonable cost, the servitudes, right-of-way grants, permits or licenses; (b) in those instances where either Party is required to furnish materials and supplies for the purpose of constructing, repairing or maintaining facilities or is required to secure permits or permission from any governmental agency to enable the Party to fulfill its obligations, the inability of the Party to acquire, or the delays encountered by the Party, despite its best efforts in acquiring at reasonable cost the materials and supplies, permits and permissions; and (c) any "Force Majeure Event" under the Operation and Maintenance and Administrative Services Agreement dated as of the Commencement Date between Shipper and Transporter.

         Section 12.2. Effect of Force Majeure. If by reason of Force Majeure, a Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, the Party shall give the other Party notice of the Force Majeure as soon as reasonably possible. The obligations (except the obligation to make payments when due) which the Party cannot fulfill because of the Force Majeure and its effects shall be suspended for the duration of the Force Majeure and its effects, but for no longer period. A Party affected by Force Majeure shall use due diligence to remedy its effects as quickly as possible.

                                  ARTICLE XIII
                                    ADDRESSES

         Section 13.1. Notices. Notices provided in this Agreement shall be in writing, unless other means are specified, and shall be effective upon delivery by hand, by U.S. mail first class postage prepaid, or facsimile or electronic communication before 5 p.m. Alaska Clock Time at the addresses provided by such Party prior to the Commencement Date.

         Each Party shall promptly notify the other party in writing of any change in persons to receive notice or the addresses to which notices should be delivered.

                                  ARTICLE XIV
                                  MISCELLANEOUS

         Section 14.1. Assignments. Any company which shall succeed by purchase, merger or consolidation to all or substantially all of the System of a Party shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement. Either Party may also assign or pledge this Agreement under the provisions of any mortgage, deed of trust, indenture, or similar instrument which it has executed or may execute hereafter covering substantially all of its properties. Except as permitted by this
Section 14.1, neither Party shall assign this Agreement or any of its rights hereunder unless it first shall have obtained the consent thereto in writing of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, however, that neither Party shall be released from its obligations hereunder without the consent in writing of the other Party.

         Section 14.2. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Parties and their respective permitted successors and assigns.

         Section 14.3. Indemnification of Transporter. In the absence of gross negligence or willful misconduct by Transporter, Shipper waives any claims that it may have against Transporter arising out of or in any way connected with (a) the quality, use or condition of the Gas after delivery from Transporter's System at the Delivery Point(s) and (b) any losses or shrinkage of Gas during or resulting from transportation hereunder. Shipper agrees to provide Transporter with a waiver of subrogation of Shipper's insurance company for all claims subject to the indemnification provisions of this paragraph.

         Section 14.4. Waiver. No omission or delay in the exercise of any right under this Agreement shall impair any such right or shall be taken, construed or considered as a waiver or relinquishment thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. In the event that any agreement or covenant herein shall be breached and thereafter waived, such waiver shall be limited to the particular breach so waived and shall not operate or be construed as a waiver of any future default or defaults, whether of a like or a different character.

         Section 14.5. Governing Law. This Agreement shall be interpreted, performed and enforced in accordance with the laws of the State of Alaska, without giving effect to its conflict of laws principles.

         Section 14.6. No Third Party Beneficiary. It is expressly agreed that there is no third party beneficiary of this Agreement, and that this Agreement does not impart enforceable rights to anyone other than a Party or a permitted successor or assign of a Party.

         Section 14.7. No Incidental or Consequential Damages. Neither party shall have any liability to the other for incidental or consequential damages resulting from this Agreement.

         Section 14.8. Prior Agreements Superseded. This Agreement shall completely and fully supersede all prior understandings or agreements, written and oral, between the Parties relating to the subject matter hereof.

         Section 14.9. Amendment. This Agreement shall not be amended unless such amendment is in writing and signed by the Parties.

         Section 14.10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 14.11. Agreement Not to be Construed Against Either Party as Drafter. The parties recognize that this Agreement is the product of the joint efforts of the parties and agree that it shall be construed according to its plain meaning and shall not be construed against either party as drafter.

         Section 14.12. Headings. The headings used for Articles and Sections herein are for convenience and reference purpose only and shall in no way affect the meaning or interpretation of this Agreement.

         Section 14.13. Retention of Records. Each Party shall maintain and preserve all records of data and information necessary to calculate payments or evidence of fulfillment of obligations under this Agreement or pertaining to facilities associated with performance of obligations under this Agreement for a period of not less than six (6) years, or such longer period as may be required by any governmental or other regulatory authority with jurisdiction over a Party or this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement in three
(3) originals.


 Alaska Pipeline Company                      ENSTAR Natural Gas Company,
                                              A Division of SEMCO Energy, Inc.

 By:                                          By:
    ----------------------------------           -------------------------------

 Title:                                       Title:
       -------------------------------              ----------------------------

 Date:                                        Date:
      --------------------------------             -----------------------------

                                    EXHIBIT A
                                       TO
                     SPECIAL CONTRACT FOR GAS TRANSPORTATION

         The following points are the "Receipt Points" for receipt of gas deliveries:

1. Beluga-Anchorage Pipeline

   a. Beluga Unit Area Connection (ENSTAR/APC Station B601, Meters 170 A & B) At the upstream flange of Alaska Pipeline Company's meter at or near the inlet of Alaska Pipeline Company's Beluga-Anchorage pipeline located within the West 1/2, Southwest 1/4, of Section 26, Township 13 North, Range 10 West, Kenai Peninsula Borough, Seward Meridian, State of Alaska.

   b. Beluga Pipeline Company Connection (ENSTAR/APC Station B605, Meters 700 &
      701) At the upstream flange of Alaska Pipeline Company's meter at or near the connection of Alaska Pipeline Company's Beluga-Anchorage pipeline and Beluga Pipeline Company's Granite Point-Beluga pipeline located within the West 1/2 of the Southwest 1/4 of Section 26, Township 13 North, Range 10 West, Kenai Peninsula Borough, Seward Meridian, State of Alaska.

   c. Pretty Creek Unit Connection (ENSTAR/APC Station B602, Meters 189 A & B) At the upstream flange of Alaska Pipeline Company's meter at or near the connection of the pipeline from the Pretty Creek Unit and Alaska Pipeline Company's Beluga-Anchorage pipeline located in the South 1/2 of Section 28 Township 14 North, Range 9 West, Matanuska-Susitna Borough, Seward Meridian, State of Alaska.

   d. Lewis River Unit Connection (ENSTAR/APC Station B603, Meters 168 A &B) At the upstream flange of Alaska Pipeline Company's meter at or near the connection of the pipeline from the Lewis River Unit and Alaska Pipeline Company's Beluga-Anchorage pipeline located in the Northwest 1/4 of
      Section 2, Township 14 North, Range 9 West, Matanuska-Susitna Borough, Seward Meridian, State of Alaska.

   e. Stump Lake/Ivan River Connection (ENSTAR/APC Station B604, Meters 600 &
      601) At the upstream flange of Alaska Pipeline Company's meter located at or near the connection of the pipeline from the Stump Lake and Ivan River units and Alaska Pipeline Company's Beluga-Anchorage pipeline the Southeast 1/4 of the Northwest 1/4 of the Northeast 1/4 of the Southwest 1/4 of Section 22, Township 14 North, Range 9 West, Seward Meridian, State of Alaska.

2. Kenai-Anchorage Pipeline

   a. Kenai Unit Area Connection (ENSTAR/APC Station K670, Meters 500 & 505) At the upstream flange of the Alaska Pipeline Company's master meter located at or near the inlet of the Alaska Pipeline Company's Kenai-Anchorage pipeline in Section 30, Township 5 North, Range 11 West, Kenai Peninsula Borough, Seward Meridian, State of Alaska.

   b. Beaver Creek Unit Area Connection (ENSTAR/APC Station K671, Meter 1100 A) At the upstream flange of the Alaska Pipeline Company's meter at or near the connection of the pipeline from the Beaver Creek Unit and Alaska Pipeline Company's Royalty Pipeline located in the Northwest 1/4 of the Southwest 1/4 of Section 7, Township 6 North, Range 10 West, Kenai Peninsula Borough, Seward Meridian, State of Alaska.

   c. CIGGS/KNPL Pipeline Connection (ENSTAR/APC Station K673, Meters 209 & 413) At the upstream flange of the Alaska Pipeline Company's meter at or near the connection of the Alaska Pipeline Company's Royalty Pipeline and the CIGGS and KNPL pipelines located in the Northeast 1/4 of the Northeast 1/4 of Section 21, Township 7 North, Range 12 West, Kenai Peninsula Borough, Seward Meridian, State of Alaska.

   d. Kenai City Gate Connection (ENSTAR/APC Station K674, Meter 404) At the upstream flange of the Alaska Pipeline Company's meter at or near the connection of the Kenai-Nikiski pipeline located in the Northeast 1/4 of
      Section 5, Township 5 North, Range 11 West, City of Kenai, Kenai Peninsula Borough, Seward Meridian, State of Alaska.

   e. Wildwood Station Connection (ENSTAR/APC Station K675, Meter 412) At the upstream flange of the Alaska Pipeline Company's meter at or near the connection of the Kenai-Nikiski pipeline located in the Southeast 1/4 of
      Section 26, Township 6 North, Range 12 West, City of Kenai, Kenai Peninsula Borough, Seward Meridian, State of Alaska.

   f. West Fork Connection (ENSTAR/APC Station K676, Meters 924 & 925) At the upstream flange of Alaska Pipeline Company's meter at or near the connection of the pipeline from the West Fork field and Alaska Pipeline Company's Kenai-Anchorage pipeline located in the South 60 feet of the Northwest 1/4 of the Northwest 1/4 of Section 12, Township 5 North, Range 9 West, Kenai Peninsula Borough, Seward Meridian, State of Alaska.

   g. Sterling Unit Connection (ENSTAR/APC Station K677, Meter 9100) At the upstream flange of the Alaska Pipeline Company's meter at or near the connection of the pipeline from the Sterling Unit and Alaska Pipeline Company's Royalty Pipeline located within the Northeast 1/4 of Section 9, Township 5 North, Range 10 West, Kenai Peninsula Borough, Seward Meridian, State of Alaska.

                                    EXHIBIT B
                                       TO
                     SPECIAL CONTRACT FOR GAS TRANSPORTATION


                      DESCRIPTION OF TRANSPORTATION SYSTEM


         The APC's System consists of the following:

         Kenai Pipeline System:

         The Kenai Pipeline System consists of combined 142 miles of looped 12-inch and 16-inch diameter pipeline, including a nine mile twin crossing of the Turnagain Arm of the Cook Inlet, plus 25 miles of 8-inch diameter pipeline known as the Royalty Lateral and six miles of 12-inch, 6-inch, and 4-inch diameter lateral pipelines connecting to the Royalty Lateral. All lines have a maximum allowable operating pressure (MAOP) of 300 pounds per square inch gage
(psig) or greater. The Kenai Pipeline has two compressor stations totaling 8,400 horsepower.

         Beluga Pipeline System:

         The Beluga Pipeline System consists of 102 miles of 20-inch pipeline and 23 miles of 6-inch and 4-inch diameter lateral pipelines connecting to the 20-inch pipeline. All lines have a MAOP of 300 psig or greater. It does not have any compression capacity.

         The Anchorage Pipeline System:

         The Anchorage Pipeline system consists of 55 miles of 12-inch, 10-inch, 8-inch, 6-inch and 4-inch diameter pipelines and lateral pipelines in the greater Anchorage area interconnecting with the Kenai Pipeline System at Potter Station and with the Beluga Pipeline System at East Anchorage City Gas Station. All lines have a MAOP of 300 psig or greater.

         The locations of the Kenai Pipeline System, the Beluga Pipeline System and the Anchorage Pipeline System are shown on the attached map.

                              APC PIPELINE SUMMARY

                                                                            Milepost  Designation
----------------------------------------------------------------------------------------------------------------------------------
Sys. Pipeline Name                       Year           ER #      Pipe Size    From         To      Length     Length     Miles
                                         Installed                                                   (miles)   (feet)
----------------------------------------------------------------------------------------------------------------------------------
     Kenai Pipeline
----------------------------------------------------------------------------------------------------------------------------------
  K  "A" Kalifonski to Burnt Island         1960                     12"           2.3          64.5    62.12    327,977
----------------------------------------------------------------------------------------------------------------------------------
  K   "A" Turnagain Crossing                1960                     12"          64.5          73.2     8.68     45,841
----------------------------------------------------------------------------------------------------------------------------------
  K   "B" Turnagain Crossing                1960                     12"          64.5          73.2     8.58     45,289
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp Kalifonski to Kenai River       1975   74-513.2       12" & 16"        2.3           6.7     4.40
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp Gutenrath to MP50.5             1975   74-513.2       12" & 16"       21.4          50.5    29.10
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp Kenai River to MP 21.4          1978   78-1831.03     12" & 16"        6.7          21.4    14.70
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp MP 50.5 to MP 64.5              1978   78-1831.03     12" & 16"       50.5          64.5    14.00
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Kenai Sub Total   141.58
----------------------------------------------------------------------------------------------------------------------------------
     North Kenai Lateral
----------------------------------------------------------------------------------------------------------------------------------
  K  KPL Junction to East Forelands         1966   66-3074         4" & 6"        24.6          28.5     3.90
----------------------------------------------------------------------------------------------------------------------------------
  K  CEA Bernice Power Plant S/L            1972   72-2190            4"             0          0.14     0.14
----------------------------------------------------------------------------------------------------------------------------------
  K  Nikiski (Tesoro) to KPL                1977   77-1728.00         6"          23.8          24.6     0.75      3,979
----------------------------------------------------------------------------------------------------------------------------------
  K  Robinson Lp to Nikiski (Tesoro)        1977   77-1728.04         8"             0          23.8    24.01    126,765
----------------------------------------------------------------------------------------------------------------------------------
  K  KPL to  Bernice Lake Loop              1981   81-2180.03         6"          24.6          24.8     0.20
----------------------------------------------------------------------------------------------------------------------------------
  K  Beaver Creek Line                      1982   82-2290.02        12"             0          0.15     0.15
----------------------------------------------------------------------------------------------------------------------------------
  K  HEA Lateral                            1985   85-8500.04         6"             0           0.8     0.83      4,356
----------------------------------------------------------------------------------------------------------------------------------
  K  Sterling Gas Field Lateral             1993   9320.09            4"             0          0.64     0.64      3,397
----------------------------------------------------------------------------------------------------------------------------------
  K  N. Kenai Lateral Bypass                1995   9520.02            8"                                 0.92      4,835
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       N Kenai Sub Total    31.54
----------------------------------------------------------------------------------------------------------------------------------
     Anchorage Pipeline System
----------------------------------------------------------------------------------------------------------------------------------
  A  City Gate Pipeline                     1961                     12"          73.2          82.7     9.51     50,203
----------------------------------------------------------------------------------------------------------------------------------
  A   Tudor Lateral                         1968   68-417            12"             0           3.1     3.10
----------------------------------------------------------------------------------------------------------------------------------
  A  Muldoon Loop (Muldoon)                 1968   68-416            12"             0           3.7     3.70
----------------------------------------------------------------------------------------------------------------------------------
  A  Oilwell Rd. Lateral                    1968   68-416         10" & 12"          0          3.08     3.08
----------------------------------------------------------------------------------------------------------------------------------
  A  Fort Richardson Power Plant            1968   68-416             8"             0          1.06     1.06
----------------------------------------------------------------------------------------------------------------------------------
  A  Fort Richardson  Army Base             1971   71-470             6"             0           3.3     3.30
----------------------------------------------------------------------------------------------------------------------------------
  A  Muldoon Loop (Hillside)                1971   71-451            12"             0         10.94    10.94
----------------------------------------------------------------------------------------------------------------------------------
  A  International Airport Lateral          1967   67-4021         4" & 6"           0          1.33     1.33
----------------------------------------------------------------------------------------------------------------------------------
  A  West Side Feeder (Potter to Dim)       1976   76-570             8"             0           4.1     4.10
----------------------------------------------------------------------------------------------------------------------------------
  A  West Side Feeder (Dim. to Minn.)       1978   78-827             8"             0           6.4     6.40
----------------------------------------------------------------------------------------------------------------------------------
  A  City Gate Loop (Potter Valley)         1983   83-2340.01        16"             0           2.6     2.60
----------------------------------------------------------------------------------------------------------------------------------
  A  64th Lateral                           1989   89-8940.02        12"             0          3.37     3.37     17,790
----------------------------------------------------------------------------------------------------------------------------------
  A  Raspberry Lateral                      1990   90-9080.01         6"             0          0.87     0.87      4,573
----------------------------------------------------------------------------------------------------------------------------------
  A  International Airport Lateral          2001   501167000100     6" & 8"        1.33            3     1.67      8,800
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Anch. Sub Total    55.02
----------------------------------------------------------------------------------------------------------------------------------
     Beluga Pipeline System
----------------------------------------------------------------------------------------------------------------------------------
  B  Beluga Pipeline                        1984   84-30111.01       20"             0         101.6   101.60
----------------------------------------------------------------------------------------------------------------------------------
  B  Eagle River Lateral                    1987   87-8557            6"             0          0.18     0.17        923
----------------------------------------------------------------------------------------------------------------------------------
  B  Fire Lake Lateral                      1976   76-571             4"             0          3.65     3.65     19,260
----------------------------------------------------------------------------------------------------------------------------------
  B  Hiland Dr. Lateral                     1985   77-723, 8543    4" & 6"           0           3.1     3.10     16,368
----------------------------------------------------------------------------------------------------------------------------------
  B  Palmer Lateral                         1984   84-30211.01        6"             0           6.2     6.25     32,977
----------------------------------------------------------------------------------------------------------------------------------
  B  Wasilla Lateral                        1984   84-30211.11        4"             0           1.8     1.78      9,414
----------------------------------------------------------------------------------------------------------------------------------
  B  Lewis River Lateral                    1984   84-8460.01         6"             0           2.1     2.10     11,105
----------------------------------------------------------------------------------------------------------------------------------
  B  Vine Road Lateral                      1993   93-9320.03         4"             0          3.22     3.30     17,434
----------------------------------------------------------------------------------------------------------------------------------
  B  North Palmer Lateral                   1997   97-9720.04         4"             0          1.94     1.94     10,235
----------------------------------------------------------------------------------------------------------------------------------
  B  Seward Meridian Lateral                1999   99-0420002         4"             0          1.34     1.34      7,095
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Beluga Sub Total   125.24
----------------------------------------------------------------------------------------------------------------------------------
                                                        APC   SYSTEM   TOTAL                           353.37              353.37
                                                                                                    ------------------------------

                               [GRAPHIC OMITTED]

                                    EXHIBIT C
                                       TO
                     SPECIAL CONTRACT FOR GAS TRANSPORTATION



         Reservation Rate           $943,000/month

         Commodity Rate                  $0.075/Mcf

                                    EXHIBIT D
                                       TO
                     SPECIAL CONTRACT FOR GAS TRANSPORTATION


                            MAXIMUM DAILY QUANTITIES


         The following segments of Transporter's System have the following Maximum Daily Quantities:


                  Segment                   Maximum Daily Quantity
                  -------                   ----------------------

                  Kenai Pipeline            210 MMcf/d
                  Beluga Pipeline           200 MMcf/d

                                                                       EXHIBIT C

                           GAS TRANSMISSION AGREEMENT


                                     between


                             ALASKA PIPELINE COMPANY


                                       and


                               SEMCO ENERGY, INC.







                        Dated as of September [___], 2003

                                TABLE OF CONTENTS

ARTICLE I             DEFINITIONS.................................................................................1
      1.1                  Definitions............................................................................1
      1.2                  Rules of Construction..................................................................4

ARTICLE II            TERM........................................................................................4
      2.1                  Base Term and Renewal Term.............................................................4

ARTICLE III           TRANSPORTATION RELATED SERVICES.............................................................5
      3.1                  SEMCO's Rights and Obligations.........................................................5
      3.2                  APC's Rights and Obligations...........................................................6

ARTICLE IV            SPECIAL PAYMENT TERMS.......................................................................6
      4.1                  Reservation Rate and Commodity Rate....................................................6
      4.2                  Credit for Amounts Paid under Special Contract.........................................6
      4.3                  Special Payment Agreement..............................................................6
      4.4                  Billing and Payment....................................................................7
      4.5                  Reimbursement for Fees and Taxes.......................................................8

ARTICLE V             DEFAULT AND REMEDIES........................................................................8
      5.1                  Event of Default.......................................................................8
      5.2                  Notice and Opportunity To Cure.........................................................9
      5.3                  Remedies...............................................................................9
      5.4                  Election of Remedies...................................................................9

ARTICLE VI            DISPUTE RESOLUTION..........................................................................9
      6.1                  General................................................................................9

ARTICLE VII           INDEMNIFICATION AND INSURANCE..............................................................10
      7.1                  Indemnification.......................................................................10
      7.2                  Notice................................................................................11
      7.3                  Defense of Legal Actions..............................................................11
      7.4                  Survival..............................................................................11
      7.5                  Limitation on Damages.................................................................11
      7.6                  Insurance.............................................................................12
      7.7                  Coverage of SEMCO and Endorsement.....................................................12
      7.8                  Application of Property Insurance Proceeds............................................12

ARTICLE VIII          EFFECTIVENESS..............................................................................12
      8.1                  Conditions to Effectiveness...........................................................12

ARTICLE IX            MISCELLANEOUS..............................................................................12
      9.1                  Assignments...........................................................................12
      9.2                  Warranty of Title.....................................................................13
      9.3                  Indemnification of APC................................................................13
      9.4                  Force Majeure.........................................................................13
      9.5                  Restrictions on Adjustment of Payment Terms...........................................14
      9.6                  Binding Effect........................................................................14
      9.7                  Waiver................................................................................14
      9.8                  Severability..........................................................................14
      9.9                  Notices...............................................................................14
      9.10                 Retention of Records..................................................................14
      9.11                 Headings..............................................................................14
      9.12                 Governing Law.........................................................................14
      9.13                 No Third Party Beneficiary............................................................15
      9.14                 Prior Agreements Superseded...........................................................15
      9.15                 Amendment.............................................................................15
      9.16                 Counterparts..........................................................................15


Exhibits

     Exhibit A         Description of Transportation System
     Exhibit B         Special Contract
     Exhibit C         Maximum Daily Quantities
     Exhitit D         Rates
     Exhibit E         Insurance
     Exhibit F         Gas Supply Contracts

                           GAS TRANSMISSION agreement

         This Gas Transmission Agreement (this "Agreement") entered into as of September [___], 2003, by and between Alaska Pipeline Company, a corporation organized and existing under the laws of the State of Alaska and having its principal place of business at 3000 Spenard Road, P.O. Box 190288, Anchorage, Alaska 99519-0288 ("APC"), and SEMCO Energy, Inc., a corporation organized and existing under the laws of the State of Michigan and having its principal place of business at 28470 13 Mile Road, Farmington Hills, Michigan 48334 ("SEMCO"), each herein referred to as a "Party," and collectively, referred to as the "Parties."

                                    RECITALS

         APC owns the intrastate natural gas transmission pipeline and associated facilities described on Exhibit A hereto, and any capital improvements added or made thereto during the term of this Agreement (the "APC System").

         ENSTAR Natural Gas Company, a division of SEMCO ("ENSTAR"), provides natural gas distribution services to customers, utilizing facilities which are connected with the APC System (the "ENSTAR System").

         APC and ENSTAR have entered into a Special Contract for Gas Transportation (subject to Commission approval) (the "Special Contract"), which is attached as Exhibit B.

         APC and SEMCO desire to provide for additional transportation related arrangements with respect to APC's existing Transportation Capacity on the APC System pursuant to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, APC and SEMCO hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. The following terms shall have the meanings set forth below:

                  "AAA" is defined in Section 6.1.3.

                  "Alaska Clock Time" shall mean Alaska Daylight time when daylight savings time is in effect and Alaska Standard Time when daylight savings time is not in effect.

                  "APC" is defined in the introductory paragraph hereof.

                  "APC System" is defined in the Recitals hereto.

                  "Base Term" is defined in Section 2.1.

                  "Base Year" is defined in Section 3.1.2.

                  "Business Day" shall mean any Day except Saturday, Sunday or any other Day on which banking institutions in the City of New York, New York or the City of Anchorage, Alaska, are required or permitted to close.

                  "Buyer" shall mean Atlas Pipeline Partners, L.P. or its designee.

                  "Commencement Date" shall mean the Day following the date APC is acquired by Buyer pursuant to the Purchase Agreement.

                  "Commission" shall mean the Regulatory Commission of Alaska or any successor commission or agency.

                  "Commodity Rate" is defined in Section 4.1.2.

                  "Day" shall mean a period of twenty-four (24) consecutive hours beginning at midnight Alaska Clock Time and ending at 11:59:59 p.m. Alaska Clock Time.

                  "Delivered Gas" shall mean the volumes of Gas (in Mcf) transported each Month in APC's System. Delivered Gas for a Month shall be equal to 99% of the difference between the volume of Gas delivered by ENSTAR during such Month as measured at the Receipt Points, less the volume of Gas actually consumed by APC during such Month as metered at the applicable meters where such Gas is consumed.

                  "Delivery Point" shall mean any of the locations of interconnection between the APC System and the ENSTAR System at which APC delivers Gas to or on behalf of ENSTAR in accordance with the terms of the Special Contract.

                  "Displacement" shall mean the method by which equivalent volumes of Gas are delivered from one point on APC System to another point on APC System without the physical movement of Gas from the first point to the second point.

                  "ENSTAR" is defined in the Recitals hereto.

                  "ENSTAR System" is defined in the Recitals hereto.

                  "Gas" shall mean natural gas of the quality described in
Article VI of the Special Contract.

                  "Governmental Approval" shall mean any consent, authorization, certificate, permit, right of way grant or approval of any Governmental Authority that is necessary for the ownership and operation of the APC System in accordance with applicable Laws.

                  "Governmental Authority" shall mean any court or tribunal in any jurisdiction or any federal, state, tribal, municipal or local government or other governmental body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body or any quasi-governmental or private body lawfully exercising any regulatory or taxing authority, including, without limitation, the Commission.

                  "Laws" shall mean any applicable statute, common law, rule, regulation, judgment, order, ordinance, writ, injunction or decree issued or promulgated by any Governmental Authority having jurisdiction with respect to the applicable subject matter.

                  "Lost Volumes" is defined in Section 3.1.2.

                  "Maximum Daily Quantity" shall mean the quantity of Gas equal to the maximum design Transportation Capacity of the relevant segment of APC System at the time Transportation service is requested, but not more than the quantity or quantities set out in Exhibit C hereto as being the portion of the Transportation Capacity over each segment of APC System being purchased by SEMCO for ENSTAR pursuant to this Agreement.

                  "Mcf" shall mean one thousand (1000) cubic feet of Gas measured as provided in the Special Contract.

                  "Month" shall mean a period beginning at midnight Alaska Clock Time on the first Day of a calendar month and ending at 11:59:59 Alaska Clock Time on the last Day of the calendar month.

                  "O&M Agreement" shall mean the Operation and Maintenance and Administrative Services Agreement to be dated as of the Commencement Date by and between APC and ENSTAR.

                  "Party" and "Parties" are defined in the introductory paragraph hereof.

                  "Receipt Point" shall mean a location on APC System at which ENSTAR will tender Gas to APC for transportation on APC System in accordance with the terms of the Special Contract.

                  "Renewal Term" is defined in Section 2.1.

                  "Reservation Rate" is defined in Section 4.1.1.

                  "SEMCO" is defined in the introductory paragraph hereof.

                  "Special Contract" is defined in the Recitals hereto.

                  "State" shall mean the State of Alaska.

                  "System" shall mean the APC System or the ENSTAR System.

                  "Transportation" shall mean the movement of Gas from a Receipt Point to a Delivery Point and may include delivery of Gas by Displacement.

                  "Transportation Capacity" of the APC System at any time shall mean the maximum quantity of Gas that a segment of the APC System is capable of transporting at such time.

                  "Year" shall mean a period of twelve (12) consecutive Months beginning at midnight Alaska Clock Time on January 1 and ending at 11:59:59 Alaska Clock Time on December 31.

         Section 1.2. Rules of Construction. In construing this Agreement:

                  (a) No consideration shall be given to the captions of articles, sections, subsections or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction.

                  (b) No consideration shall be given to the fact or presumption that one Party had a greater or lesser role in drafting this Agreement.

                  (c) The words "include" or "including" and their derivatives shall be construed to be followed by the words "but not limited to."

                  (d) The plural shall be deemed to include the singular, and vice versa.

                  (e) All references to prices, value or monetary amounts refer to United States dollars, unless expressly provided otherwise.

                  (f) The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision, unless expressly stated.

                                   ARTICLE II

                                      TERM

         Section 2.1. Base Term and Renewal Term. Although this Agreement has been executed prior to the Commencement Date, neither Party shall have any obligation hereunder until the Commencement Date. Unless earlier terminated, this Agreement shall remain in full force and effect for a period of ten years from the Commencement Date (the "Base Term"). The Base Term automatically shall be extended for successive additional one-year periods (each, a "Renewal Term"), unless either Party gives the other Party notice of its intention to terminate this Agreement at least one year prior to the end of the Base Term or 180 days prior to the end of the then current Renewal Term. If the Purchase Agreement is terminated without the purchase of APC contemplated therein occurring, this Agreement shall terminate on the same day as the Purchase Agreement terminates and no Party shall have any liability hereunder.

                                  ARTICLE III

                         TRANSPORTATION RELATED SERVICES

         Section 3.1. SEMCO's Rights and Obligations.

                  (a) SEMCO, acting for its ENSTAR division, shall have the right during the term of this Agreement to obtain Transportation of a daily quantity of Gas equal to the Maximum Daily Quantity on each segment of APC System in accordance with the terms hereof and of the Special Contract. SEMCO shall be entitled to nominate and schedule Transportation service for its ENSTAR division up to the Maximum Daily Quantity for each Day of the Base Term and any Renewal Term. SEMCO's right to obtain Transportation of such quantity of Gas shall be exclusive, and APC shall reserve such portion of the Transportation Capacity solely for SEMCO's use for its ENSTAR division. The Parties agree that if there are ever multiple transporters on the APC System, APC and SEMCO shall agree on the nomination and balancing provisions that shall be applicable to this Agreement and the Special Contract. SEMCO hereby commits to Transportation under this Agreement all Gas purchased by ENSTAR pursuant to the contracts listed in Exhibit F other than Gas delivered to customers directly off of the KKPL pipeline through connections to the ENSTAR System prior to the connection between the KKPL pipeline and the APC System and which either (i) exist prior to the date of this Agreement or (ii) if connected after the date of this Agreement, cannot be economically served from the APC System.

                  (b) The Transportation Capacity purchased by SEMCO for its ENSTAR division pursuant to this Agreement as set forth on Exhibit C is all of the Transportation Capacity of APC System on the date of this Agreement. If APC desires to increase the Transportation Capacity of any segment of APC System, APC shall notify SEMCO. If SEMCO notifies APC within ten (10) days after receipt of such notice that it would be interested in purchasing such increased Transportation Capacity, then APC and SEMCO shall negotiate in good faith the terms under which SEMCO would purchase such increased Transportation Capacity. If APC and SEMCO are unable to reach an agreement on the terms of the purchase by SEMCO of such increased Transportation Capacity within ninety (90) days of the original notice from APC, APC shall be free to offer such increased Transportation Capacity to third parties. If following the sale by APC of Transportation Capacity to a third party, the Yearly deliveries of Gas by SEMCO to such third party is less than the Gas deliveries in the Year immediately prior to the Year in which APC sold capacity to such third party (the "Base Year"), SEMCO and ENSTAR shall be entitled to a credit for such Year to be applied against the next payment amounts due hereunder and under the Special Contract in an amount equal to the sum of the greater of the annual Demand Charge payable pursuant to Article IV of this Agreement or Article VII of the Special Contract multiplied by a fraction, the numerator of which is the lesser of the Gas deliveries by APC to such third party during such Year or the aggregate reduction in Gas deliveries to such third parties for such Year when compared to the Base Year (the "Lost Volumes"), and the denominator of which is the total Gas deliveries in the Base Year. Any terms negotiated between APC and SEMCO for increased Transportation Capacity shall be subject to Commission approval, if required.

                  (c) SEMCO, acting for ENSTAR, shall tender at the Receipt Point(s) the volume of Gas which it desires APC to transport to the ENSTAR System, which total volume shall not exceed the applicable Maximum Daily Quantity. SEMCO shall be responsible for all arrangements (and associated costs and expenses) necessary to make Gas available at the Receipt Point(s). SEMCO shall use its best efforts to notify APC, or cause its suppliers to notify APC, at least four (4) hours prior to terminating, curtailing or interrupting deliveries to a Receipt Point.

         Section 3.2. APC's Rights and Obligations.

                  (a) APC shall make Transportation service available to SEMCO's ENSTAR division, up to the Maximum Daily Quantity for any segment of APC System, pursuant to the terms of this Agreement and the Special Agreement.

                  (b) APC shall receive at the Receipt Point(s) all Gas up to the Maximum Daily Quantities tendered by SEMCO, acting through its ENSTAR division, and shall deliver an equivalent volume of Gas to the Delivery Point(s) designated by ENSTAR, less Gas used for compression, lost or otherwise unaccounted for. APC shall never be obligated to deliver during any Day more Gas than ENSTAR tenders for delivery during that Day. APC shall deliver Gas to ENSTAR at the Delivery Point(s) at APC's prevailing line pressure as such pressure may vary from time to time.

                                   ARTICLE IV

                              SPECIAL PAYMENT TERMS

         Section 4.1. Reservation Rate and Commodity Rate. For each Month during the Base Term and any Renewal Term, SEMCO shall pay and APC shall accept as payment for Transportation services provided in accordance with this Agreement the sum of the following amounts, each computed by use of the rates set forth on Exhibit D:

                  (a) the amount of the Reservation Rate set forth on Exhibit D (the "Reservation Rate"); plus

                  (b) the amount, calculated by multiplying the Commodity Rate set forth on Exhibit D (the "Commodity Rate") by the Delivered Gas for the Month, as measured in accordance with the measurement provisions in Articles IV and V of the Special Contract.

         Section 4.2. Credit for Amounts Paid under Special Contract. SEMCO shall receive a credit against the Monthly amounts due to APC under Section 4.1 above in an amount equal to any amounts to be paid by its ENSTAR division pursuant to the terms of the Special Contract.

         Section 4.3. Special Payment Agreement. SEMCO and APC recognize that the Commission could, in the future, modify the rates or other terms in the Special Contract. Nevertheless, in recognition of the fact that payment of the amounts set forth in Section 4.1 above for the Base Term represent an essential component of the consideration paid by Buyer for the acquisition of APC from SEMCO, SEMCO agrees to pay to APC the amounts set forth in Section 4.1 above for the Base Term (and any Renewal Term) even if the rates in the Special Contract are later reduced or increased by the Commission and regardless of the extent to which ENSTAR is permitted to continue to include such payments in the rates charged to its customers. SEMCO will continue to receive a Monthly credit provided for in Section 4.2 above in the amount of any revised payments under the Special Contract.

         Section 4.4. Billing and Payment.

                  (a) Payment of the Reservation Rate for the Month in which the Commencement Date occurs shall be due on the Commencement Date. Payment of the Reservation Rate for each succeeding Month shall be due, without invoice, on the first Business Day of such Month.

                  (b) With respect to amounts payable other than the Reservation Rate, APC shall deliver to SEMCO a monthly statement for Transportation services for the preceding Month, which shall detail all charges payable by SEMCO during the preceding Month and the basis for the calculation of the amount due; provided, however, that so long as the Reservation Rate and the Commodity Rate under the Special Contract have not been modified, the statement delivered by APC to ENSTAR pursuant to Article VII of the Special Contract shall satisfy the requirements of this Section 4.4.2. SEMCO shall pay APC the full amount due by wire transfer of immediately available funds to the account designated by APC no later than ten (10) days after SEMCO's receipt of such statement.

                  (c) If SEMCO disagrees with any statement, it shall promptly notify APC in writing of its disagreement and the facts providing the basis therefore. If the Parties are unable to agree upon a settlement of the contested portion of a statement, the dispute shall be addressed in accordance with
Article VI. The existence of a dispute with regard to any portion of a payment due shall not relieve SEMCO of the obligation to pay any uncontested amounts due under this Agreement or to perform any other obligation under this Agreement. SEMCO shall pay, no later than ten (10) days after SEMCO's receipt of the statement, any disputed amount into a separate interest bearing account at First National Bank of Alaska or its successor and shall notify APC of such deposit. Any interest which may accrue in such account shall be payable to the Party in whose favor the dispute is resolved, and any such interest actually paid shall reduce the interest payments required to be made pursuant to Section 4.4.5 accordingly.

                  (d) Each Party shall have the right during normal business hours to examine the books, records and charts of the other Party to the extent necessary to verify the accuracy of any invoice related to this Agreement. Claims for adjustments on account of subsequently discovered errors must be made within twelve (12) Months of the date the statement was issued. The Party discovering such an error shall promptly notify the other Party in writing of the errors believed in good faith to have occurred and the facts providing the basis for such belief. Adjustment of overpayments or underpayments shall be made within ten (10) days after resolution of such subsequently discovered errors.

                  (e) If either Party shall fail to make any payment required by this Agreement when due, including contested portions of bills, or if any Party makes an overpayment requiring a refund by the other Party, the amount due shall bear interest, from the due date of the payment or the date on which the overpayment was made until the date of payment, at a rate per annum for the first ten (10) days equal to the rate published as the "prime rate" in The Wall Street Journal for the first Business Day of the month in which such invoice is due, plus 2%, and thereafter at a rate per annum equal to 15%, but in no event at any rate that is greater than the maximum interest rate allowed by applicable Laws. If the due date of any payment is not a Business Day, then the next Business Day shall be the last day on which payment can be paid without interest charges being assessed.

         Section 4.5. Reimbursement for Fees and Taxes. In addition to the transportation charges provided for in Section 4.1, SEMCO will reimburse APC for all user fees, taxes (except income and ad valorem taxes), and the like, levied upon the transportation of the Gas.

                                   ARTICLE V

                              DEFAULT AND REMEDIES

         Section 5.1. Event of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement during the continuance of such event:

                  (a) Failure by either APC or SEMCO to make payments for undisputed amounts due hereunder or under the Special Contract when due.

                  (b) Failure by either Party to substantially perform any material obligation under this Agreement or the Special Contract.

                  (c) Revocation by any Governmental Authority of any material Governmental Approval due to APC's failure to comply with applicable statutes or regulations.

                  (d) The dissolution or liquidation of a Party, or the admission in writing of a Party of its inability to pay its debts as they become due; or the failure by a Party to lift any execution, garnishment, or attachment of such consequence as will impair such Party's ability to perform substantially its obligations pursuant to this Agreement; or a filing of a voluntary petition in bankruptcy by a Party under any provision of any federal or state bankruptcy law or the consenting to the filing of any bankruptcy or reorganization petition against such Party under similar law; or the adjudication of a Party as bankrupt; or the making of an assignment by a Party for the benefit of creditors; or the approval by a court of competent jurisdiction of a petition applicable to a Party in any proceeding for the reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar proceeding instituted under the provisions of any bankruptcy act or under any similar act in any domestic or foreign jurisdiction which many not be in effect or hereafter enacted, or within ninety (90) days after the commencement of any such proceeding against a Party such proceeding shall not have been dismissed, or the filing of an answer admitting or not contesting the material allegations of a petition against it in such proceeding; or the appointment by a Party, without the consent or acquiescence of the other Party, of any trustee, receiver, or liquidator of the Party or of any material part of its properties, if within ninety (90) days thereafter such appointment shall not have been vacated, or if the Party shall seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of itself of any material part of its properties.

         Section 5.2. Notice and Opportunity To Cure. If a Party claims that an Event of Default has occurred, such Party shall provide the defaulting Party with written notice thereof, specifying the claim of breach and the basis of such claim. Except for any Event of Default described in Section 5.1.4, the alleged defaulting Party shall have a period of thirty (30) days (ten (10) days in the case of a payment default) after receipt of notice, to cure such alleged Event of Default. If any non-payment default (other than a default described in Section 5.1.4) cannot be reasonably cured within such thirty (30) day period, the cure period shall be extended by an additional thirty (30) days, so long as the defaulting Party diligently pursues efforts to cure the default and the non-defaulting Party is paid any actual and direct damages for any injury sustained as a result of such default continuing during the extended cure period.

         Section 5.3. Remedies.

                  (a) APC shall have the right to terminate this Agreement upon a default by SEMCO that has not been cured within the cure period therefore pursuant to Section 5.2. Upon such termination, APC shall be entitled to such damages as are available at law and equity, subject to Section 7.5.

                  (b) In the case of a default by APC that has not been cured within the cure period therefor, SEMCO shall have the option to either terminate this Agreement or to operate and maintain the APC System in order to receive Transportation service and to make payments pursuant to the terms of this Agreement. SEMCO shall notify APC at least five (5) days before the expiration of the cure period that it intends to exercise its option to operate and maintain the APC System upon expiration of the cure period. Upon exercise of SEMCO's option to operate and maintain the APC System or terminate this Agreement, SEMCO shall be entitled to such damages as are available at law and equity, subject to Section 7.5. If SEMCO pursues its option to operate and maintain the APC System, (a) SEMCO's payments under this Agreement shall be offset by the amount of actual operation and maintenance costs incurred by SEMCO to operate and maintain the APC System if the O&M Agreement has been terminated, and (b) upon the cure by APC of such default, SEMCO shall cease to operate and maintain the APC System pursuant to this Section.

         Section 5.4. Election of Remedies. The termination of this Agreement or exercise of SEMCO's option to operate and maintain the APC System shall not excuse either Party from obligations which may have accrued under this Agreement prior to such termination or exercise.

                                   ARTICLE VI

                               DISPUTE RESOLUTION

         Section 6.1. General.

                  (a) Any dispute arising under this Agreement or otherwise in connection with this Agreement shall be resolved pursuant to this Section 6.1.

                  (b) Any Party has the right to request the other to meet to discuss a dispute. The Party requesting the meeting will give at least ten (10) Business Days notice in writing of the subject it wishes to discuss, provide a written statement of the dispute, and designate an officer of the Party with complete power to resolve the dispute to attend the meeting. Within five (5) Business Days after receipt of such request, the Party receiving the request will provide a responsive written statement and will designate an officer of the Party who will attend the meeting with complete power to resolve the dispute.

                  (c) If the meeting fails to resolve the dispute by a signed agreement among the officers, either Party may submit the dispute for binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules before a single arbitrator, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (d) The Parties agree to make discovery and disclosure of all matters relevant to the dispute to the extent and in the manner provided by the Federal Rules of Civil Procedure. The arbitrator will rule on all requests for discovery and disclosure and discovery shall be completed within 60 days after the date of selection of the arbitrator. The arbitrator may consider any matter relevant to the subject to the dispute and shall follow the statutes and decisions of the substantive law of Alaska relevant to the subject. The arbitrator shall not have the authority or power to alter, amend or modify any of the terms and conditions of this Agreement. The arbitrator shall issue a final ruling within 150 days after the date of selection of the arbitrator.

                  (e) The ruling of the arbitrator shall be in writing and signed and shall be final and binding upon the Parties. The fees and expenses of counsel, witnesses and employees of the Parties and all other costs and expenses incurred exclusively for the benefit of the Party incurring the same shall be borne by the Party incurring such fees and expenses. All other fees and expenses including compensation for the arbitrator, shall be divided equally between the Parties. All meetings and arbitrations held pursuant to this Section 6.1 shall take place in Anchorage, Alaska.

                                  ARTICLE VII

                          INDEMNIFICATION AND INSURANCE

         Section 7.1. Indemnification. Each Party shall indemnify, hold harmless and defend the other Party, its affiliates, successors and assigns and their respective agents, officers, directors, managers, employees, representatives and affiliates, against all claims, demands, losses, judgments, damages and associated costs and expenses (including reasonable fees, disbursements and expenses for attorneys and experts incurred by the indemnified Party in any actions or proceedings between the indemnified Party and a third party), related to property damage, personal injuries or death suffered by third persons resulting from any act or failure to act by such indemnifying Party related to this Agreement, or from the undertaking by such Party of any activity contemplated by this Agreement, regardless of whether attributable in whole or in part to any act, omission, negligence (active, passive, sole, joint or concurrent with that of the indemnified Party or any other person), strict liability, any condition or defect on or in any property, or other fault or responsibility of the indemnified Party or any other person or party (whether such liability is based on contract, warranty, tort, statute or otherwise), except that if the property damage, personal injuries or death are caused in part, but not entirely, by the indemnified Party then the indemnifying Party shall be obligated under this Section 7.1 only to the extent of the percentage of fault attributed to such indemnifying Party and/or its agents, officers, directors, managers, employees, representatives and affiliates. The indemnities provided in this Section shall be the sole and exclusive remedy of the indemnified Party with respect to all matters related to property damage, personal injuries or death resulting from any act or failure to act by an indemnifying Party related to this Agreement.

         Section 7.2. Notice. If a Party becomes aware of any event or circumstance which might give rise to indemnification under this Agreement, it shall provide the other Party with written notification within the earlier of thirty (30) days after discovery of the event or circumstance or ten (10) days prior to the time any response regarding such event or circumstances is required by law to be made.

         Section 7.3. Defense of Legal Actions. At the indemnified Party's request, the indemnifying Party shall defend any suit asserting a claim covered by this indemnity and shall pay all costs and expenses (including reasonable fees, disbursements and expenses for attorneys and experts) that may be incurred in enforcing this indemnity. The indemnified Party may, at its own expense, retain separate counsel and participate in the defense of any such suit or action. The indemnifying Party shall not compromise or settle a claim hereunder without the prior written consent of the indemnified Party, provided, however, that if such consent is withheld then the liability of the indemnifying Party shall be limited to the aggregate of the amount of the proposed settlement or compromise, the amount of fees, disbursements and expenses for attorneys and experts outstanding at the time such consent shall have been withheld, and the amount of any outstanding claim against which the indemnification applies and which is not covered by the proposed settlement or compromise (together with all costs and expenses associated with such outstanding claim). Thereafter, the indemnified Party shall hold harmless and reimburse the indemnifying Party, upon demand, for the amount of any additional liability, fees, disbursements and expenses for attorneys and experts incurred by the indemnifying Party in excess of the amounts described above after such consent shall have been withheld.

         Section 7.4. Survival. Each Party's indemnification and defense of action obligations hereunder for acts or occurrences prior to the expiration or termination of this Agreement shall continue in full force and effect regardless of the expiration or termination of this Agreement. Such obligations shall not be limited in any way by any limitation on insurance, by the amount or types of damages, or by any compensation or benefits payable by the Parties under worker's compensation acts, disability benefit acts or other employee acts.

         Section 7.5. Limitation on Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, PUNITIVE, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES CONNECTED WITH OR RESULTING FROM PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT OR ANY ACTION UNDERTAKEN IN CONNECTION WITH, OR RELATED TO THIS AGREEMENT, INCLUDING ANY SUCH DAMAGES WHICH ARE BASED UPON CAUSES OF ACTION FOR BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND MISREPRESENTATION), BREACH OF WARRANTY OR STRICT LIABILITY. Notwithstanding the foregoing, if a Party is held liable to a third party for any such damages and the other Party is obligated to provide indemnity for the matter that gave rise to such damages, such indemnity shall obligate the indemnifying Party to pay such damages.

         Section 7.6. Insurance. APC shall maintain and keep in full force and effect the insurance in the types and amounts listed on Exhibit E. All such insurance polices may contain deductible permitted under the O&M Agreement or otherwise that are amounts standard in the industry.

         Section 7.7. Coverage of SEMCO and Endorsement. APC shall cause SEMCO to be named as an additional insured on such insurance policies with regard to comprehensive bodily injury and property damage insurance. APC shall require its insurance carriers to send SEMCO a copy of all notices affecting APC's insurance coverage. APC shall provide SEMCO with certificates of all outstanding insurance. APC shall cause SEMCO to receive thirty (30) days prior written notice of non-renewal, cancellation or significant modification to any of the insurance policies listed on Exhibit E. All insurance shall be placed and maintained with insurers authorized to do business in the State of Alaska and who have an A.M. Best rating of "A" or better unless otherwise approved by SEMCO.

         Section 7.8. Application of Property Insurance Proceeds. Subject to any restrictions imposed by APC's or Buyer's senior secured lenders, all proceeds of property insurance collected by APC as a result of damage caused to the APC System shall be applied to the reconstruction or repair of the APC System.

                                  ARTICLE VIII

                                  EFFECTIVENESS

         Section 8.1. Conditions to Effectiveness. Although this Agreement has been executed and delivered prior to the Commencement Date, the performance obligations of the Parties shall not begin until the Commencement Date.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. Assignments. Any company which shall succeed by purchase, merger or consolidation to all or substantially all of the APC System, in the case of APC, or the ENSTAR System, in the case of SEMCO, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement. Either Party may also assign or pledge this Agreement under the provisions of any mortgage, deed of trust, indenture, or similar instrument which it has executed or may execute hereafter covering substantially all of its properties. Except as permitted by this Section 9.1, neither Party shall assign this Agreement or any of its rights hereunder unless it first shall have obtained the consent thereto in writing of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, however, that neither Party shall be released from its obligations hereunder without the consent in writing of the other Party.

         Section 9.2. Warranty of Title. SEMCO shall be deemed in exclusive control and possession of the Gas until such Gas has been tendered to APC at the Receipt Point(s) and after such Gas has been redelivered to or for the account of SEMCO at the Delivery Point(s). SEMCO warrants that it has, or will have at the time of tender of Gas to APC at the Receipt Point, good title to the Gas. SEMCO further represents and warrants that the Gas so tendered shall remain free from all liens, encumbrances and other adverse claims while in the custody of APC. Custody of SEMCO's Gas shall pass to APC at the Receipt Point(s) and custody will pass from APC to SEMCO at the Delivery Point(s). Title to SEMCO's Gas shall remain with SEMCO at all times. APC shall have the right to reject tender of any Gas for which title is in dispute or which is encumbered by a lien, encumbrance or other adverse claim of any kind.

         Section 9.3. Indemnification of APC. In the absence of gross negligence or willful misconduct by APC, SEMCO waives any claims that it may have against APC arising out of or in any way connected with (a) the quality, use or condition of the Gas after delivery from APC System at the Delivery Point(s) and
(b) any losses or shrinkage of Gas during or resulting from transportation hereunder. SEMCO agrees to provide APC with a waiver of subrogation of SEMCO's insurance company for all claims subject to the indemnification provisions of this paragraph.

         Section 9.4. Force Majeure.

                  (a) The term "Force Majeure" shall mean: (a) acts of God; (b) governmental action, acts of the public enemy, wars, blockades, insurrections, riots or epidemics; (c) strikes, lockouts or other industrial disturbances of third parties; (d) volcanic eruptions, landslides, lightning, earthquakes, fires, hurricanes, tornadoes, high winds, storms, storm warnings, floods, tsunami, or washouts; (e) arrests and restraints of governments and people, or civil disturbances; (f) explosions, breakage or accidents to machinery or lines of pipe; and (g) any other causes, whether of the kind enumerated or otherwise, not reasonably within the control of the Party and which by the exercise of due diligence the Party is unable to prevent or overcome. "Force Majeure" shall also include: (a) in those instances where either Party is required to obtain servitudes, right-of-way grants, permits or licenses to enable the Party to fulfill its obligations, the inability of the Party to acquire, or the delays encountered by the Party, despite the best efforts, in acquiring, at reasonable cost, the servitudes, right-of-way grants, permits or licenses; (b) in those instances where either Party is required to furnish materials and supplies for the purpose of constructing, repairing or maintaining facilities or is required to secure permits or permission from any governmental agency to enable the Party to fulfill its obligations, the inability of the Party to acquire, or the delays encountered by the Party, despite its best efforts in acquiring at reasonable cost the materials and supplies, permits and permissions; and (c) any "Force Majeure Event" under the O&M Agreement.

                  (b) If by reason of Force Majeure, a Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, the Party shall give the other Party notice of the Force Majeure as soon as reasonably possible. The obligations (except the obligation to make payments when due) which the Party cannot fulfill because of the Force Majeure and its effects shall be suspended for the duration of the Force Majeure and its effects, but for no longer period. A Party affected by Force Majeure shall use due diligence to remedy its effects as quickly as possible.

         Section 9.5. Restrictions on Adjustment of Payment Terms. Except as provided in this Section 9.5, such Party agrees that during the Base Term and any Renewal Term, without the consent of the other Party, it will not file any application with the Commission to request a change in APC's rates. Notwithstanding the foregoing, APC may file an application with the Commission to increase the rates payable under the Special Contract (but not this Agreement) in order to take into account capital expenditures incurred by APC; provided that such capital expenditures result in a material increase in APC's rate base from the rate base used in its 2000 test year.

         Section 9.6. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Parties and their respective permitted successors and assigns.

         Section 9.7. Waiver. No omission or delay in the exercise of any right under this Agreement shall impair any such right or shall be taken, construed or considered as a waiver or relinquishment thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. In the event that any agreement or covenant herein shall be breached and thereafter waived, such waiver shall be limited to the particular breach so waived and shall not operate or be construed as a waiver of any future default or defaults, whether of a like or a different character.

         Section 9.8. Severability. Except as otherwise stated herein, any provision declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over a Party or this Agreement, or deemed unlawful because of statutory change, will not otherwise affect the lawful obligations that arise under this Agreement.

         Section 9.9. Notices. Notices provided in this Agreement shall be in writing, unless other means are specified, and shall be effective upon delivery by hand, by U.S. mail first class postage prepaid, or facsimile or electronic communication before 5 p.m. Alaska Clock Time at the addresses provided by such Party prior to the Commencement Date.

         Each Party shall promptly notify the other Party in writing of any change in persons to receive notice or the addresses to which notices should be delivered.

         Section 9.10. Retention of Records. Each Party shall maintain and preserve all records of data and information necessary to calculate payments or evidence of fulfillment of obligations under this Agreement or pertaining to facilities associated with performance of obligations under this Agreement for a period of not less than six (6) years, or such longer period as may be required by any governmental or other regulatory authority with jurisdiction over a Party or this Agreement.

         Section 9.11. Headings. The headings used for Articles and Sections herein are for convenience and reference purpose only and shall in no way affect the meaning or interpretation of this Agreement.

         Section 9.12. Governing Law. This Agreement shall be interpreted, performed and enforced in accordance with the laws of the State of Alaska, without giving effect to its conflict of laws principles.

         Section 9.13. No Third Party Beneficiary. It is expressly agreed that there is no third party beneficiary of this Agreement, and that this Agreement does not impart enforceable rights to anyone other than a Party or a permitted successor or assign of a Party.

         Section 9.14. Prior Agreements Superseded. This Agreement shall completely and fully supersede all prior understandings or agreements, written and oral, between the Parties relating to the subject matter hereof.

         Section 9.15. Amendment. This Agreement shall not be amended unless such amendment is in writing and signed by the Parties.

         Section 9.16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective the day first written above by their duly authorized officers.


                                      SEMCO ENERGY, INC.



                                      By:   ________________________
                                      Name: ________________________
                                      Title:________________________




                                      ALASKA PIPELINE COMPANY

                                      By:   ________________________
                                      Name: ________________________
                                      Title:________________________

                                    EXHIBIT A
                                       TO
                           GAS TRANSMISSION AGREEMENT


                      DESCRIPTION OF TRANSPORTATION SYSTEM


         The APC's System consists of the following:

         Kenai Pipeline System:

         The Kenai Pipeline System consists of combined 142 miles of looped 12-inch and 16-inch diameter pipeline, including a nine mile twin crossing of the Turnagain Arm of the Cook Inlet, plus 25 miles of 8-inch diameter pipeline known as the Royalty Lateral and six miles of 12-inch, 6-inch, and 4-inch diameter lateral pipelines connecting to the Royalty Lateral. All lines have a maximum allowable operating pressure (MAOP) of 300 pounds per square inch gage
(psig) or greater. The Kenai Pipeline has two compressor stations totaling 8,400 horsepower.

         Beluga Pipeline System:

         The Beluga Pipeline System consists of 102 miles of 20-inch pipeline and 23 miles of 6-inch and 4-inch diameter lateral pipelines connecting to the 20-inch pipeline. All lines have a MAOP of 300 psig or greater. It does not have any compression capacity.

         The Anchorage Pipeline System:

         The Anchorage Pipeline system consists of 55 miles of 12-inch, 10-inch, 8-inch, 6-inch and 4-inch diameter pipelines and lateral pipelines in the greater Anchorage area interconnecting with the Kenai Pipeline System at Potter Station and with the Beluga Pipeline System at East Anchorage City Gas Station. All lines have a MAOP of 300 psig or greater.

         The locations of the Kenai Pipeline System, the Beluga Pipeline System and the Anchorage Pipeline System are shown on the attached map.

                              APC PIPELINE SUMMARY


                                                                                Milepost  Designation
----------------------------------------------------------------------------------------------------------------------------------
Sys. Pipeline Name                       Year         ER #       Pipe Size        From           To     Length    Length     Miles
                                         Installed                                                     (miles)    (feet)
----------------------------------------------------------------------------------------------------------------------------------
     Kenai Pipeline
----------------------------------------------------------------------------------------------------------------------------------
  K  "A" Kalifonski to Burnt Island         1960                     12"           2.3          64.5    62.12    327,977
----------------------------------------------------------------------------------------------------------------------------------
  K   "A" Turnagain Crossing                1960                     12"          64.5          73.2     8.68     45,841
----------------------------------------------------------------------------------------------------------------------------------
  K   "B" Turnagain Crossing                1960                     12"          64.5          73.2     8.58     45,289
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp Kalifonski to Kenai River       1975   74-513.2       12" & 16"        2.3           6.7     4.40
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp Gutenrath to MP50.5             1975   74-513.2       12" & 16"       21.4          50.5    29.10
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp Kenai River to MP 21.4          1978   78-1831.03     12" & 16"        6.7          21.4    14.70
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp MP 50.5 to MP 64.5              1978   78-1831.03     12" & 16"       50.5          64.5    14.00
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Kenai Sub Total        141.58
----------------------------------------------------------------------------------------------------------------------------------
     North Kenai Lateral
----------------------------------------------------------------------------------------------------------------------------------
  K  KPL Junction to East Forelands         1966   66-3074         4" & 6"        24.6          28.5     3.90
----------------------------------------------------------------------------------------------------------------------------------
  K  CEA Bernice Power Plant S/L            1972   72-2190            4"             0          0.14     0.14
----------------------------------------------------------------------------------------------------------------------------------
  K  Nikiski (Tesoro) to KPL                1977   77-1728.00         6"          23.8          24.6     0.75      3,979
----------------------------------------------------------------------------------------------------------------------------------
  K  Robinson Lp to Nikiski (Tesoro)        1977   77-1728.04         8"             0          23.8    24.01    126,765
----------------------------------------------------------------------------------------------------------------------------------
  K  KPL to  Bernice Lake Loop              1981   81-2180.03         6"          24.6          24.8     0.20
----------------------------------------------------------------------------------------------------------------------------------
  K  Beaver Creek Line                      1982   82-2290.02        12"             0          0.15     0.15
----------------------------------------------------------------------------------------------------------------------------------
  K  HEA Lateral                            1985   85-8500.04         6"             0           0.8     0.83      4,356
----------------------------------------------------------------------------------------------------------------------------------
  K  Sterling Gas Field Lateral             1993   9320.09            4"             0          0.64     0.64      3,397
----------------------------------------------------------------------------------------------------------------------------------
  K  N. Kenai Lateral Bypass                1995   9520.02            8"                                 0.92      4,835
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       N Kenai Sub Total    31.54
----------------------------------------------------------------------------------------------------------------------------------
     Anchorage Pipeline System
----------------------------------------------------------------------------------------------------------------------------------
  A  City Gate Pipeline                     1961                     12"          73.2          82.7     9.51     50,203
----------------------------------------------------------------------------------------------------------------------------------
  A   Tudor Lateral                         1968   68-417            12"             0           3.1     3.10
----------------------------------------------------------------------------------------------------------------------------------
  A  Muldoon Loop (Muldoon)                 1968   68-416            12"             0           3.7     3.70
----------------------------------------------------------------------------------------------------------------------------------
  A  Oilwell Rd. Lateral                    1968   68-416         10" & 12"          0          3.08     3.08
----------------------------------------------------------------------------------------------------------------------------------
  A  Fort Richardson Power Plant            1968   68-416             8"             0          1.06     1.06
----------------------------------------------------------------------------------------------------------------------------------
  A  Fort Richardson  Army Base             1971   71-470             6"             0           3.3     3.30
----------------------------------------------------------------------------------------------------------------------------------
  A  Muldoon Loop (Hillside)                1971   71-451            12"             0         10.94    10.94
----------------------------------------------------------------------------------------------------------------------------------
  A  International Airport Lateral          1967   67-4021         4" & 6"           0          1.33     1.33
----------------------------------------------------------------------------------------------------------------------------------
  A  West Side Feeder (Potter to Dim)       1976   76-570             8"             0           4.1     4.10
----------------------------------------------------------------------------------------------------------------------------------
  A  West Side Feeder (Dim. to Minn.)       1978   78-827             8"             0           6.4     6.40
----------------------------------------------------------------------------------------------------------------------------------
  A  City Gate Loop (Potter Valley)         1983   83-2340.01        16"             0           2.6     2.60
----------------------------------------------------------------------------------------------------------------------------------
  A  64th Lateral                           1989   89-8940.02        12"             0          3.37     3.37     17,790
----------------------------------------------------------------------------------------------------------------------------------
  A  Raspberry Lateral                      1990   90-9080.01         6"             0          0.87     0.87      4,573
----------------------------------------------------------------------------------------------------------------------------------
  A  International Airport Lateral          2001      501167000100 6" & 8"        1.33             3     1.67      8,800
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Anch. Sub Total      55.02
----------------------------------------------------------------------------------------------------------------------------------
     Beluga Pipeline System
----------------------------------------------------------------------------------------------------------------------------------
  B  Beluga Pipeline                        1984   84-30111.01       20"             0         101.6   101.60
----------------------------------------------------------------------------------------------------------------------------------
  B  Eagle River Lateral                    1987   87-8557            6"             0          0.18     0.17        923
----------------------------------------------------------------------------------------------------------------------------------
  B  Fire Lake Lateral                      1976   76-571             4"             0          3.65     3.65     19,260
----------------------------------------------------------------------------------------------------------------------------------
  B  Hiland Dr. Lateral                     1985   77-723, 8543    4" & 6"           0           3.1     3.10     16,368
----------------------------------------------------------------------------------------------------------------------------------
  B  Palmer Lateral                         1984   84-30211.01        6"             0           6.2     6.25     32,977
----------------------------------------------------------------------------------------------------------------------------------
  B  Wasilla Lateral                        1984   84-30211.11        4"             0           1.8     1.78      9,414
----------------------------------------------------------------------------------------------------------------------------------
  B  Lewis River Lateral                    1984   84-8460.01         6"             0           2.1     2.10     11,105
----------------------------------------------------------------------------------------------------------------------------------
  B  Vine Road Lateral                      1993   93-9320.03         4"             0          3.22     3.30     17,434
----------------------------------------------------------------------------------------------------------------------------------
  B  North Palmer Lateral                   1997   97-9720.04         4"             0          1.94     1.94     10,235
----------------------------------------------------------------------------------------------------------------------------------
  B  Seward Meridian Lateral                1999   99-0420002         4"             0          1.34     1.34      7,095
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Beluga Sub Total   125.24
----------------------------------------------------------------------------------------------------------------------------------
                                                        APC   SYSTEM   TOTAL                           353.37              353.37
                                                                                                    ------------------------------

                               [GRAPHIC OMITTED]

                                    EXHIBIT B
                                       TO
                           GAS TRANSMISSION AGREEMENT


                     SPECIAL CONTRACT FOR GAS TRANSPORTATION

                                    EXHIBIT C
                                       TO
                           GAS TRANSMISSION AGREEMENT


                            MAXIMUM DAILY QUANTITIES


         The following segments of Transporter's System have the following Maximum Daily Quantities:


                  Segment                         Maximum Daily Quantity
                  -------                         ----------------------
                  Kenai Pipeline                  210 MMcf/d
                  Beluga Pipeline                 200 MMcf/d

                                    EXHIBIT D
                                       TO
                           GAS TRANSMISSION AGREEMENT



         Reservation Rate               $943,000/month

         Commodity Rate                  $0.075/Mcf

                                    EXHIBIT E
                                       TO
                           GAS TRANSMISSION AGREEMENT


                                    INSURANCE


         (A) Workers Compensation insurance complying with all applicable Laws, and Employer's Liability insurance with limits of not less than the Alaskan statutory limit. Each Party and their parent, subsidiary and affiliated companies and their respective employees shall be provided a waiver of all rights of subrogation under this insurance. Either Party under this Agreement shall have the right at their sole option to be a qualified self-insurer for worker's compensation insurance.

         (B) Commercial or comprehensive general liability insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, including coverage for premises-operations, blanket contractual liability, broad form property damage liability, personal injury liability, advertising injury liability, independent contractor coverage, products/completed operations, sudden and accidental pollution liability and the explosion, collapse and underground hazards.

         (C) Automobile liability insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage including coverage for all owned, non-owned and hired vehicles.

         (D) Umbrella and/or excess liability insurance with a combined single limit of not less than $25,000,000 per occurrence for bodily injury and property damage covering excess of the employer's liability, general liability and automobile liability insurance required above.

                                    Exhibit F
                                       To
                           Gas Transmission Agreement


                              GAS SUPPLY CONTRACTS



1. Gas Purchase Contract dated December 20, 1982, between Shell Oil Company and Alaska Pipeline Company, as amended and supplemented. (The current parties to this Agreement are Chevron U.S.A. Inc., ConocoPhillips and the Municipality of Anchorage.)

2. Gas Purchase Agreement dated November 26, 1984, between Phillips Petroleum Company (now ConocoPhillips) and Alaska Pipeline Company, as amended.

3. Gas Purchase Agreement dated May 1, 1988, between Marathon Oil Company and Alaska Pipeline Company, as amended.

4. Gas Purchase Agreement dated May 16, 2000, among Anadarko Petroleum Corporation, Phillips Alaska, Inc. and Alaska Pipeline Company, as amended. (The current party to this Agreement is Aurora Gas, LLC.)

5. Gas Purchase Agreement dated November 17, 2000, between Union Oil Company of California and Alaska Pipeline Company, as amended.

                                                                       EXHIBIT D

                      BILL OF SALE AND ASSIGNMENT AGREEMENT

         This BILL OF SALE and ASSIGNMENT AGREEMENT (this "Bill of Sale"), dated as of _______________, 2004, is made and entered into by and between [____________], ("Purchaser"), and SEMCO ENERGY, INC., a Michigan corporation ("Seller").

         WHEREAS, Atlas Pipeline Partners, L.P. ("Atlas") and Seller have entered into a Purchase and Sale Agreement, dated as of September __, 2003 (the "Purchase Agreement"), pursuant to which Seller has agreed to sell, transfer, convey, assign and deliver to Atlas, and Atlas has agreed to purchase and acquire from Seller, 100% of the membership interests of Alaska Pipeline Company, LLC, a Delaware limited liability company (the "Company Equity Interests").

         WHEREAS, Atlas has designated Purchaser to purchase and acquire the Company Equity Interests in accordance with Section 13.7 of the Purchase Agreement.

         WHEREAS, Seller desires to transfer and assign to Purchaser the Company Equity Interests to Purchaser, and Purchaser desires to accept sale, transfer, conveyance, assignment and delivery thereof.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably sells, transfers, conveys, assigns and delivers to Purchaser the Company Equity Interests free and clear of all Encumbrances (as defined in the Purchase Agreement), TO HAVE AND TO HOLD THE SAME UNTO Purchaser, its successors and assigns, forever, and Purchaser hereby accepts such assignment.

         This Bill of Sale may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Bill of Sale and all of the provisions hereof shall be binding upon and shall inure the benefit of the respective parties and their assigns, transferees and successors.

         This Bill of Sale shall be governed by, and construed, interpreted and enforced in accordance with, the substantive law of the State of New York without reference to any principles of conflicts of laws thereof except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Bill of Sale in order for this Bill of Sale to be effective in any respect, then the laws of such other jurisdiction shall govern this Bill of Sale to such extent.

         This Bill of Sale is delivered pursuant to the Purchase Agreement.

         IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the date first above written.

                                                  [____________________]


                                                  By:________________________
                                                  Name:
                                                  Title:


                                                  SEMCO ENERGY, INC.

                                                  By:________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT E

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          ALASKA PIPELINE COMPANY, LLC,
                      a Delaware Limited Liability Company


         This LIMITED LIABILITY COMPANY AGREEMENT of Alaska Pipeline Company, LLC (this "Agreement"), dated as of _____________, 2004, is adopted, executed and agreed to by the sole Member (as defined below).

         1. Formation. Alaska Pipeline Company, LLC (the "Company") has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the "Act").

         2. Term. The Company shall have a perpetual existence.

         3. Purposes. The purposes of the Company are to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

         4. Sole Member. SEMCO Energy, Inc., a Michigan corporation, shall be the sole member of the Company (the "Member").

         5. Contributions. Without creating any rights in favor of any third party, the Member may, from time to time, make contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

         6. Distributions. The Member shall be entitled (a) to receive all distributions (including, without limitation, liquidating distributions) made by the Company and (b) to enjoy all other rights, benefits and interests in the Company.

         7. Management. The Management of the Company is fully reserved to the Member, and the Company shall not have "managers," as that term is used in the Act. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Member, who shall make all decisions and take all actions for the Company.

         8. Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Member may elect. No other event (including, without limitation, an event described in Section 18-801(4) of the Act) will cause the Company to dissolve.

         9. Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ITS CONFLICT-OF-LAWS RULES).

                            [signature on next page]

                             SEMCO ENERGY, INC.






                             By:____________________________________________



                             Name:__________________________________________



                             Title:_________________________________________

                                                                       EXHIBIT F

                         GAS CONTROL SERVICES AGREEMENT

                                 BY AND BETWEEN

                          ALASKA PIPELINE COMPANY, LLC

                                       and

                           ENSTAR NATURAL GAS COMPANY,
                        A DIVISION OF SEMCO ENERGY, INC.



                           Dated as of _________, 2004

                                TABLE OF CONTENTS


ARTICLE I             Definitions.................................................................................1
      Section 1.1          Definitions............................................................................1

ARTICLE II            Services to Be Provided.....................................................................3
      Section 2.1          Operation and Maintenance Services.....................................................3
      Section 2.2          Facilities Available to Operator.......................................................4

ARTICLE III           Operator's Covenants........................................................................4
      Section 3.1          Operator's Ability to Provide Services.................................................4
      Section 3.2          Standards for the Provision of Gas Control Services....................................4
      Section 3.3          No Breach..............................................................................5

ARTICLE IV            Service Term, Suspension and Early Termination..............................................5
      Section 4.1          Service Term; Extension of Service Term................................................5
      Section 4.2          Owner's Right to Suspend Performance or to Terminate the Agreement.....................5
      Section 4.3          Cooperation in Connection with Expiration or Termination...............................6

ARTICLE V             Compensation................................................................................6
      Section 5.1          Compensation for Gas Control...........................................................6

ARTICLE VI            Dispute Resolution..........................................................................6
      Section 6.1          General................................................................................6

ARTICLE VII           Confidentiality of Information..............................................................7
      Section 7.1          General................................................................................7
      Section 7.2          Operator's Obligations.................................................................7
      Section 7.3          Owner's Obligations....................................................................8
      Section 7.4          Compulsory Disclosure..................................................................8
      Section 7.5          Injunction.............................................................................8

ARTICLE VIII          Relationship BETWEEN the Parties............................................................9
      Section 8.1          No Joint Venture.......................................................................9

ARTICLE IX            Indemnification; Release; Limit on Liability................................................9
      Section 9.1          Indemnification by Operator............................................................9
      Section 9.2          Indemnification by Owner...............................................................9
      Section 9.3          Procedures............................................................................10
      Section 9.4          Indemnification Payments..............................................................10
      Section 9.5          Survival..............................................................................10
      Section 9.6          Release and Limit on Liability........................................................11

ARTICLE X             Required Insurance.........................................................................11
      Section 10.1         Required Insurance....................................................................11

ARTICLE XI            Miscellaneous Provisions...................................................................12
      Section 11.1         Agency of Operator....................................................................12
      Section 11.2         Force Majeure.........................................................................13
      Section 11.3         Notices...............................................................................13
      Section 11.4         Successors and Assigns................................................................13
      Section 11.5         Survival..............................................................................14
      Section 11.6         Signatures, Counterparts..............................................................14
      Section 11.7         Amendments............................................................................14
      Section 11.8         Governing Law.........................................................................14
      Section 11.9         Entire Agreement......................................................................14
      Section 11.10        Negotiated Agreement..................................................................14
      Section 11.11        Waiver................................................................................14
      Section 11.12        Severability..........................................................................15
      Section 11.13        No Third Party Beneficiaries..........................................................15


Exhibits and Schedules

Exhibit A         Description of Pipeline System

                         GAS CONTROL SERVICES AGREEMENT


         This GAS CONTROL SERVICES AGREEMENT (this "Agreement") is entered into as of ____________, 2004, by and between Alaska Pipeline Company, LLC, a Delaware limited liability company ("Owner"), and ENSTAR Natural Gas Company, a Division of SEMCO Energy, Inc., a Michigan corporation ("Operator").

                                    Recitals

         Owner owns the Pipeline System and has retained Operator to provide operations, maintenance and administrative services pursuant to the O&M Agreement.

         In addition to the services provided pursuant to the O&M Agreement, Owner desires to retain Operator to provide Gas Control Services, and Operator is willing to do so on the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

                                   Definitions

         Section 1.1. Definitions. The following capitalized terms when used herein shall have the following meanings:

         "AAA" is defined in Section 8.1(b).

         "Accepted Gas Pipeline Practices" shall mean those practices, methods and acts that (i) are generally engaged in by a significant portion of the natural gas pipeline industry during the term of this Agreement with respect to assets and facilities having similar characteristics to the Pipeline System and reasonably accounting for local conditions and (ii) which, in the exercise of reasonable judgment in light of the facts known or that reasonably should have been known at the time a decision is made, would be expected to accomplish a desired result at a reasonable cost consistent with good business practices, reliability, safety, environmental protection and expedition. Accepted Gas Pipeline Practices are not intended to be limited to the optimum practice, method or act to the exclusion of others, but rather to those practices, methods and acts generally engaged in by a significant portion of the natural gas pipeline industry in the relevant geographic region during the term of this Agreement and include taking reasonable steps to provide for:

                  (a) adequate materials, resources and supplies being available to meet the needs of the Pipeline System under reasonably anticipated conditions with respect to Gas Control Services;

                  (b) sufficient operating personnel being available, adequately experienced and trained to provide the Gas Control Services;

                  (c) appropriate monitoring and testing being performed to determine that equipment is functioning as designed and can reasonably be expected to function properly under reasonably anticipated conditions; and

                  (d) equipment being operated in a manner safe to workers, the general public, the environment, and the Pipeline System.

         "Business Day" shall mean any day except Saturday, Sunday and any other day on which banking institutions located in the City of New York, New York or the City of Anchorage, Alaska, are required or authorized to close.

         "Company" is defined in Section 10.1.

         "Confidential Information" is defined in Section 7.1.

         "Effective Date" shall mean the date of this Agreement.

         "Force Majeure Event" shall mean an act of God, fire, flood, earthquake, storm, lightning, an act of Governmental Authority, or necessity for compliance with any Laws, a strike, lockout or other industrial disturbance, not directed exclusively at a Party or the Pipeline System, an act of the public enemy, sabotage, war, act of terrorism, insurrection or blockade, riot or other civil disturbance, epidemic, explosions, and any other similar event that, in each such case, (i) affects and prevents, in whole or in part, the performance of a Party's obligations under this Agreement, (ii) is not reasonably within the control of the affected Party, (iii) which by the exercise of commercially reasonable efforts the affected Party is unable to overcome or prevent and (iv) is not the direct or indirect result of the affected Party's negligence or the failure of such Party to perform any of its obligations under this Agreement.

         "Gas Control Services" is defined in Section 2.1.

         "Governmental Approval" shall mean any consent, authorization, certificate, permit, right of way grant or approval of any Governmental Authority that is necessary for the ownership and operation of the Pipeline System in accordance with applicable Laws.

         "Governmental Authority" shall mean any court or tribunal in any jurisdiction or any federal, state, tribal, municipal or local government or other governmental body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body or any quasi-governmental or private body lawfully exercising any regulatory or taxing authority, including, without limitation, the Regulatory Commission of Alaska.

         "Indemnified Party" is defined in Section 9.3.

         "Indemnifying Party" is defined in Section 9.3.

         "Laws" shall mean any applicable statute, common law, rule, regulation, judgment, order, ordinance, writ, injunction or decree issued or promulgated by any Governmental Authority having jurisdiction with respect to the applicable subject matter.

         "Loss" is defined in Section 9.1.

         "O&M Agreement" shall mean the Operations and Maintenance and Administrative Services Agreement dated as of the date of this Agreement between Operator and Owner, as amended or modified or supplemented from time to time.

         "Operator Indemnified Party" is defined in Section 9.2.

         "Operator Parties" is defined in Section 9.6.

         "Owner Indemnified Party" is defined in Section 9.1.

         "Party" shall mean either Owner or Operator.

         "Pipeline System" shall mean the natural gas transmission pipeline described on Exhibit A to this Agreement, and any capital improvements added or made to the Pipeline System during the Service Term.

         "Service Term" shall mean the term beginning on midnight prevailing Alaska time on the Effective Date and ending at 11:59:59 prevailing Alaska time on the last day of the one hundred twentieth (120th) succeeding full calendar month, subject to extension in accordance with ARTICLE V.

         "Tax" shall mean any tax, duty, imposition, levy of any nature (whether central, territorial, federal, state or local) whatsoever and whenever charged, levied or imposed, together with any interest and penalties in relation thereto.

                                   ARTICLE II

                             Services to Be Provided

         Section 2.1. Operation and Maintenance Services. Operator agrees to provide to Owner (and its successors and assigns), at no cost to Owner other than as provided in Article VI, the following services (the "Gas Control Services"):

                  (A) analyses of pressures for irregularities, as received;

                  (B) collecting pressures by telephone, microwave and radio;

                  (C) maintaining pressures at compressor stations, key line junctions and regulating stations to divide the available gas during heavy demand periods;

                  (D) maintaining pressure log sheets;

                  (E) maintaining proper compression ratios at compressor stations, consistent with economical operations;

                  (F) maintaining necessary line pressures consistent with satisfactory service;

                  (G) requesting pressure changes at compressor stations, regulating stations and key line junctions;

                  (H) rerouting gas during emergencies and planned shutdowns;

                  (I) instructing gas suppliers to increase or decrease receipt point pressures and gas flows; and

                  (J) collection, logging and distribution of data pertaining to the pressures, receipts, deliveries, nominations, balancing and scheduling of the pipeline system.


         Section 2.2. Facilities Available to Operator. Throughout the Service Term, Owner shall make available to Operator for purposes of performing the Gas Control Services pursuant to this Agreement, all of the facilities that comprise the Pipeline System.

                                  ARTICLE III

                              Operator's Covenants

         Section 3.1. Operator's Ability to Provide Services. Operator agrees that it shall, throughout the Service Term, (a) maintain and cause to be devoted to the provision of Gas Control Services under this Agreement, sufficient personnel and financial resources to provide Gas Control Services (i) in the same manner as during the twelve (12) months immediately prior to the Effective Date, (ii) in accordance with Accepted Gas Pipeline Practices and applicable Laws, (iii) as required to satisfy Owner's contractual obligations to its customers, and (iv) in accordance with the terms of this Agreement; (b) pay all direct and indirect costs associated with the provision of Gas Control Services under this Agreement, and (c) not place or permit to be placed on the Pipeline System any lien, security interest, mortgage, easement, license or other encumbrance, other than inchoate liens in favor of providers of goods or services securing amounts not yet due and payable or which are being contested by Operator in good faith.

         Section 3.2. Standards for the Provision of Gas Control Services. Operator agrees that it will perform the Gas Control Services (a) in good faith on a commercially reasonable basis; (b) in accordance with (i) Accepted Gas Pipeline Practices and applicable Governmental Approvals and Laws, and consistent with all applicable orders, judgments, decrees, rulings or injunctions; (ii) manufacturers' warranties for the Pipeline System; (iii) Owner's contractual obligations to its customers; (iv) the terms of this Agreement; and (v) the terms of Operator's and Owner's insurance policies; and
(c) using at least the same standard of care used in the performance of such services for the Pipeline System during the twelve (12) months immediately prior to the Effective Date. EXCEPT AS SET FORTH IN THIS SECTION, OPERATOR MAKES NO REPRESENTATION, WARRANTY OR GUARANTY, EXPRESS OR IMPLIED, OF ANY KIND CONCERNING THE SERVICES, OR ANY RESULTS OR WORK PRODUCT OF SUCH SERVICES, AND SPECIFICALLY MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND NONE SHALL BE IMPLIED. ALL OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES, WRITTEN OR ORAL, EXPRESS OR IMPLIED IN FACT OR IN LAW, AND WHETHER OR NOT BASED ON STATUTE, ARE EXCLUDED. OWNER ACKNOWLEDGES AND AGREES THAT THE LEVEL OF COMPENSATION OPERATOR HAS AGREED TO ACCEPT FOR PERFORMANCE OF ITS OBLIGATIONS HEREUNDER IS PREDICATED ON THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES.

         Section 3.3. No Breach. Notwithstanding anything to the contrary contained herein, Operator shall not be deemed to be in breach of its obligations hereunder to the extent such breach is caused by any of the following: (a) the failure of Owner to grant its consent within a reasonable time after a request by Operator therefor to any matter requiring such consent prior to Operator's performance of its obligations with respect to such matter, or (b) any acts of Operator based solely in reliance upon a direction of Owner.

                                   ARTICLE IV

                 Service Term, Suspension and Early Termination

         Section 4.1. Service Term; Extension of Service Term. The term of this Agreement shall be the Service Term; provided, however, that if at the termination of the Service Term, Operator is still providing operations, maintenance and administrative services pursuant to the O&M Agreement, or any replacement agreement for the provision of operations, maintenance and administrative services, the Service Term under this Agreement shall automatically be extended to co-terminous with the then current term of such O&M Agreement.

         Section 4.2. Owner's Right to Suspend Performance or to Terminate the Agreement. Owner shall have the right to terminate this Agreement, in addition to all other remedies available to it under law and in equity, if Operator (a) breaches in any material respect any of its obligations under this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach to Operator; (b) is or becomes insolvent or bankrupt or ceases to pay its debts as they become due or consents to or acquiesces in the appointment of a receiver, trustee or liquidator for a substantial part of its property; (c) institutes a voluntary bankruptcy, winding up, reorganization, insolvency or similar proceeding; (d) has an involuntary bankruptcy, winding up, reorganization, insolvency or similar proceeding instituted against it that is not stayed, dismissed or terminated within ninety (90) days after commencement; or (e) ceases to carry on its business.

         Section 4.3. Cooperation in Connection with Expiration or Termination. During the final three (3) months prior to the expiration of the Service Term, and during the period of three (3) months following the termination of this Agreement under Section 5.2 hereof, Operator shall cooperate with Owner and its representatives in (i) the appointment and training of a successor operator ("Successor Operator") to take over the Gas Control Services. During such period, Operator shall provide Owner and Successor Operator and their respective representatives full access to all information, data and records relating to the Gas Control Services, and Operator shall comply with all reasonable requests by Owner or Successor Operator in connection with taking over the Operator's duties, including the execution and delivery of documents and taking of other actions, in each case as shall be necessary to facilitate the orderly transition of duties from Operator to Successor Operator. At the request of Owner, upon the expiration or termination of this Agreement under this Article IV, Operator shall not assert its rights, if any, to retain its personnel who spend 75% or more of their time on matters relating to the Gas Control Services and shall otherwise permit such personnel to transfer to the employ of Successor Operator.

                                   ARTICLE V

                                  Compensation

         Section 5.1. Compensation for Gas Control. As compensation for all Gas Control Services to be performed for the full Service Term, Owner shall pay Operator a single payment of $450,000, the receipt of which is hereby acknowledged by Operator.

                                   ARTICLE VI

                               Dispute Resolution

         Section 6.1. General. Any dispute arising under this Agreement or otherwise in connection with this Agreement shall be resolved pursuant to this
Section 6.1.

                  (a) Any Party has the right to request the other to meet to discuss a dispute. The Party requesting the meeting will give at least ten (10) Business Days notice in writing of the subject it wishes to discuss, provide a written statement of the dispute, and designate an officer of the Party with complete power to resolve the dispute to attend the meeting. Within five (5) Business Days after receipt to such request, the Party receiving the request will provide a responsive written statement and will designate an officer of the Party who will attend the meeting with complete power to resolve the dispute.

                  (b) If the meeting fails to resolve the dispute by a signed agreement among the officers, either Party may submit the dispute for binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules before a single arbitrator, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (c) The Parties agree to make discovery and disclosure of all matters relevant to the dispute to the extent and in the manner provided by the Federal Rules of Civil Procedure. The arbitrator will rule on all requests for discovery and disclosure and discovery shall be completed within 60 days after the date of appointment of the arbitrator. The arbitrator may consider any matter relevant to the subject to the dispute and shall follow the statutes and decisions of the substantive law of Alaska relevant to the subject. The arbitrator shall not have the authority or power to alter, amend or modify any of the terms and conditions of the agreement of the Parties. The arbitrator shall issue a final ruling within 150 days after the date of appointment of the arbitrators.

                  (d) The ruling of the arbitrator shall be in writing and signed and shall be final and binding upon the Parties. The fees and expenses of counsel, witnesses and employees of the Parties and all other costs and expenses incurred exclusively for the benefit of the Party incurring the same shall be borne by the Party incurring such fees and expenses. All other fees and expenses including, without limitation, compensation for the arbitrator, shall be divided equally between the Parties. All meetings and arbitrations held pursuant to this
Section 6.1 shall take place in Anchorage, Alaska.

                                  ARTICLE VII

                         Confidentiality of Information

         Section 7.1. General. As used in this Article VII, "Confidential Information" shall mean any information not in the public domain or generally known in the industry, in any form relating to the business and operations of Owner or Operator (each such entity, for purposes of this Article VII, a "Company"), including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of such Company's services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, disks and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used by such Company, regardless of whether such information was or is owned during the term of this Agreement by such Company.

         Section 7.2. Operator's Obligations. Operator shall maintain the confidentiality of any Confidential Information of Owner acquired by Operator during the term of this Agreement, and except as otherwise provided in this Agreement, shall not use such Confidential Information for any purpose other than the performance of this Agreement and the performance of services under the O&M Agreement; provided, however, Operator may use any Confidential Information in the resolution of any disputes under this Agreement. Upon termination of this Agreement, except as otherwise provided in this Agreement, Operator agrees to turn over such Confidential Information to Owner or to destroy such Confidential Information, but only in accordance with the instructions of Owner; provided, however, that Operator may maintain one archive copy of all of such Confidential Information in a secure data storage facility.

         Section 7.3. Owner's Obligations. Owner shall maintain the confidentiality of any Confidential Information of Operator acquired by Owner during the term of this Agreement, and except as otherwise provided in this Agreement, shall not use such Confidential Information for any purpose other than the performance of this Agreement; provided, however, Owner may disclose invoices and other similar financial information concerning the cost of Gas Control Services to any prospective purchaser of Operator or the Transmission Business, and may use any Confidential Information in the resolution of any disputes under this Agreement. Upon termination of this Agreement, except as otherwise provided in this Agreement, Owner agrees to turn over such Confidential Information to Operator or to destroy such Confidential Information in accordance with the instructions of Operator; provided, however, that Owner may maintain one archive copy of all of such Confidential Information in a secure data storage facility.

         Section 7.4. Compulsory Disclosure. If any Company is requested or required to disclose Confidential Information of another unaffiliated Company pursuant to any judicial or administrative process, law, regulation or statute, then such receiving Company shall promptly notify the other unaffiliated Company to this Agreement in writing of such request or requirement. The Company whose Confidential Information is requested or required to be disclosed shall either
(i) promptly seek protective relief from such disclosure obligation or (ii) direct the receiving Company to comply with such request or requirement. If, after a reasonable opportunity to seek protective relief, such relief is not obtained by the Company whose Confidential Information is subject to discovery or disclosure, or if such Company fails to obtain such relief, the receiving Company may disclose such portion of such Confidential Information that such Company reasonably believes it is legally obligated to disclose.

         Section 7.5. Injunction. Each Company agrees that the breach by another unaffiliated Company of its obligations under this Article VII would cause significant and irreparable harm to the aggrieved Company, which may be difficult to measure with certainty or to compensate through money damages. Each Company acknowledges that the aggrieved Company shall be entitled, without proof of irreparable harm and without waiving any other right or remedy available to it, to such injunctive and equitable relief as may be deemed proper by a court of competent jurisdiction.

                                  ARTICLE VIII

                        Relationship BETWEEN the Parties

         Section 8.1. No Joint Venture. It is the intent of the Parties that with respect to the provision of the Services pursuant to this Agreement, Owner and Operator are independent contractors. Except to the extent Operator executes contracts or documents as the agent of Owner pursuant to the terms of Section 16.1, nothing in this Agreement shall cause the relationship between Operator and Owner to be deemed to constitute an agency, partnership or joint venture. The terms of this Agreement are not intended to constitute a joint employer for any purpose between any of the Parties and their affiliates. Each of the Parties agrees that the provisions of this Agreement as a whole are not intended to, and do not, constitute control of the other Party (or any affiliates thereof) or provide it with the ability to control such other Party (or any affiliates thereof), and each Party hereto expressly disclaims any right or power under this Agreement to exercise any power whatsoever over the management or policies of the other (or any affiliates thereof). Nothing in this Agreement shall oblige either Party hereto to act in breach of the requirements of applicable Laws or Governmental Approvals.

                                   ARTICLE IX

                  Indemnification; Release; Limit on Liability

         Section 9.1. Indemnification by Operator. Operator shall indemnify, defend and hold harmless Owner, and each of its officers, directors, employees, agents, and affiliates (and the officers, directors, employees and agents of such affiliates) ("Owner Indemnified Party") if any such Owner Indemnified Party shall at any time or from time to time suffer any damage, judgment, fine, penalty, demand, settlement, liability, loss, cost, expense (including reasonable attorneys', consultants' and experts' fees), claim or cause of action (each, a "Loss") arising out of, relating to or resulting from the Operator's performance of this Agreement, to the extent such Loss results from any breach of this Agreement or the fault, tortuous act, negligence, strict liability, gross negligence or willful misconduct of Operator. Further, Operator shall indemnify and hold Owner harmless and defend Owner from any and all claims, costs, damages, injuries, demands and causes of action commenced by an employee of Operator (or his or her estate or legal representative) which arises directly or indirectly from the performance of Services except to the extent that such Loss directly results from the gross negligence or willful misconduct of Owner.

         Section 9.2. Indemnification by Owner. Owner shall indemnify, defend and hold harmless Operator, and each of its officers, directors, employees, agents, and affiliates (and the officers, directors, employees and agents of such affiliates) ("Operator Indemnified Party") if any such Operator Indemnified Party shall at any time or from time to time suffer any Loss arising out of, relating to or resulting from Owner's performance of this Agreement, to the extent such Loss results from any breach of this Agreement or the fault, tortuous act, negligence, strict liability, gross negligence or willful misconduct of Owner. Further, Owner shall indemnify and hold Operator harmless and defend Operator from any and all claims, costs, damages, injuries, demands and causes of action commenced by an employee of Owner (or his or her estate or legal representative), except to the extent that (i) such Loss directly results from the gross negligence or willful misconduct of Operator, or (ii) Owner is entitled to indemnity from Operator under Section 13.1.

         Section 9.3. Procedures. Any Party asserting a claim for indemnification hereunder (such Party seeking indemnification, the "Indemnified Party") shall notify the other Party (the "Indemnifying Party") (with reasonable specificity) promptly after it becomes aware of facts supporting a claim or action for indemnification under this Article IX, and shall provide to the Indemnifying Party as soon as practicable thereafter all information and documentation reasonably necessary to support and verify any Losses associated with such claim or action. The failure to so notify or provide information to the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced by the Indemnified Party's failure to give such notice, in which case the Indemnifying Party shall be relieved from its obligations hereunder to the extent of such material prejudice. The Indemnifying Party may, and, at the request of the Indemnified Party, shall participate in and defend, contest or otherwise protect the Indemnified Party against any such claim or action by counsel of the Indemnifying Party's choice at its sole cost and expense; provided, however, that the Indemnifying Party shall not make any settlement or compromise without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party's choice and shall in any event use its reasonable best efforts to cooperate with and assist the Indemnifying Party. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Indemnified Party shall be entitled to recover the entire cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding.

         Section 9.4. Indemnification Payments. Any payment hereunder shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.

         Section 9.5. Survival. The provisions of this Article IX shall survive the termination of this Agreement for claims made within a period of three (3) years after the expiration date of the Service Term.

         Section 9.6. Release and Limit on Liability. Operator shall not be liable to Owner for, and Owner hereby releases Operator and its affiliates, and each officer, director, employee and agent of Operator and/or any of its affiliates (the "Operator Parties") from, any Loss arising from any act or omission of Operator in connection with the Gas Control Services, except to the extent any such Loss results from an event for which Owner is entitled to indemnification under Section 9.1. Owner shall not be liable to Operator for, and Operator hereby releases Owner and its affiliates, and each officer, director, employee and agent of Owner and/or any of its affiliates (the "Owner Parties") from, any Loss arising from any act or omission of Owner in connection with the Services, except to the extent any such Loss results from an event for which Operator is entitled to indemnification under Section 9.2. Notwithstanding anything in this Agreement to the contrary, the aggregate liability of the Operator Parties under this Agreement shall not exceed the sum of (i) the aggregate amount of payments received by Operator pursuant to Section 5.1 hereof, and (ii) any payments actually received by Operator or paid to any third party on behalf of Operator in respect to such liabilities under policies of insurance. IN NO EVENT SHALL ANY OF THE OPERATOR PARTIES BE LIABLE TO ANY OF THE OWNER PARTIES, NOR SHALL ANY OF THE OWNER PARTIES BE LIABLE TO ANY OF THE OPERATOR PARTIES, FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSS, DAMAGES OR EXPENSES (INCLUDING LOST PROFITS OR SAVINGS) ARISING FROM THIS AGREEMENT.

                                   ARTICLE X

                               Required Insurance

         Section 10.1. Required Insurance. Until the expiration of the Service Term, each Party shall maintain on behalf of itself and all of its employees, the following minimum insurance coverage, with the cost of Owner's policies being paid by Operator:

                  (a) Workers Compensation insurance complying with all applicable Laws, and Employer's Liability insurance with limits of not less than the Alaskan statutory limit. Each Party and their parent, subsidiary and affiliated companies and their respective employees shall be provided a waiver of all rights of subrogation under this insurance. Either Party under this Agreement shall have the right at their sole option to be a qualified self-insurer for worker's compensation insurance.

                  (b) Commercial or comprehensive general liability insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, including coverage for premises-operations, blanket contractual liability, broad form property damage liability, personal injury liability, advertising injury liability, independent contractor coverage, products/completed operations, sudden and accidental pollution liability and the explosion, collapse and underground hazards.

                  (c) Automobile liability insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage including coverage for all owned, non-owned and hired vehicles.

                  (d) Umbrella and/or excess liability insurance with a combined single limit of not less than $25,000,000 per occurrence for bodily injury and property damage covering excess of the employer's liability, general liability and automobile liability insurance required above.

                  (e) Any of the above-required liability insurance that is maintained on a claims made basis shall have a retroactive date the same as the date of this Agreement or earlier, and shall remain in effect for at least three years following, or shall provide for a three year discovery and reporting period following, the termination of the Service Term.

                  (f) Operator shall be named as an additional insured and shall be provided with a waiver of all rights of subrogation under the Owner's insurance required in (b), (c) and (d) above to the extent of Owner's indemnification obligations and liabilities assumed under this Agreement. Owner and its lenders shall be named as additional insureds and shall be provided with a waiver of all rights of subrogation under Operator's insurance required in
(b), (c) and (d) above to the extent of Operator's indemnification obligations and liabilities assumed under this Agreement.

                  (g) Upon request of one Party under this Agreement, certificates of insurance evidencing the above-required insurance shall be provided to the other Party under this Agreement.

                                   ARTICLE XI

                            Miscellaneous Provisions

         Section 11.1. Agency of Operator. Owner hereby appoints Operator to act as its agent for the performance of Gas Control Services in accordance with, and as limited by, the applicable terms and provisions of this Agreement; provided, however, that Operator shall not, without the prior written approval of an Owner, have any authority under this Agreement to:

                  (i) jointly employ any person who is employed by Owner;

                  (ii) borrow money from or on behalf of, or lend money to, Owner;

                  (iii) create any lien or encumbrance on the Pipeline System or Owner's facilities other than inchoate liens in favor of providers of goods or services securing amounts not yet due and payable or which are being contested by Operator in good faith;

                  (iv) make any filing with any Governmental Authority or execute, terminate or amend any Governmental Approval relating to the Pipeline System or Owner's facilities;

                  (v) file or settle any litigation relating to the Pipeline System; or

                  (vi) retain outside legal counsel or public accountants to provide services to Owner; or

                  (vii) enter into any agreement binding upon Owner.

         Section 11.2. Force Majeure. If by reason of a Force Majeure Event either Party is rendered unable, in whole or in part, to perform its obligations under this Agreement, other than the obligation to make payments of money then due, such Party shall be excused from such performance to the extent it is prevented by, and during the continuance of, such Force Majeure Event. The Party whose performance is affected by an Force Majeure Event shall (i) give the other Party notice of the occurrence of such Force Majeure Event as soon as practicable and (ii) use all commercially reasonable efforts to remedy the cause(s) and effect(s) of such Force Majeure Event with all reasonable dispatch; provided, however, that the affected Party shall not be obligated to undertake unreasonable or uneconomic costs or burdens, in order to overcome the effects of the Force Majeure Event and reinstate full performance of its obligations under this Agreement.

         Section 11.3. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery), to the Parties at the following address:

         If to Operator:           [_________________________
                                   __________________________
                                   __________________________
                                   _________________________]

         If to Owner:              [_________________________
                                   __________________________
                                   __________________________
                                   _________________________]


         Any Party may, by notice given in accordance with this Section 11.3 to the other Parties, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

         Section 11.4. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, assigns and legal representatives (whether by acquisition, merger, operation of law, other transaction constituting a change of control or otherwise). No Party may assign this Agreement or any right or obligation hereunder without the prior written consent of the other Party, and any assignment without such consent shall be void; provided, however, that nothing in this Agreement shall prohibit a transfer of a Party's rights and obligations hereunder by acquisition of substantially all of the assets of such Party, merger or operation of law, but if any such transfer is made by Operator without Owner's prior written consent, Owner shall have the right to terminate this Agreement and neither Party shall have any future obligation hereunder.

         Section 11.5. Survival. Any provision of this Agreement that expressly or by implication comes into or remains in force following the termination or expiration of this Agreement shall survive for a period of three (3) years after the expiration of the Service Term.

         Section 11.6. Signatures, Counterparts. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. On request, a Party will confirm its facsimile transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         Section 11.7. Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Parties.

         Section 11.8. Governing Law. THIS AGREEMENT WILL BE GOVERNED AS TO FORMATION, PERFORMANCE, INTERPRETATION AND ENFORCEMENT BY THE LAWS OF THE STATE OF ALASKA WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES.

         Section 11.9. Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto relating to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no general or specific warranties, representations or other agreements by or among the Parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth or contemplated herein or therein.

         Section 11.10. Negotiated Agreement. This Agreement has been negotiated by the Parties and the fact that the initial and final draft will have been prepared by either Party will not give rise to any presumption for or against any party to this Agreement or be used in any respect or forum in the construction or interpretation of this Agreement or any of its provisions.

         Section 11.11. Waiver. No consent or waiver, express or implied, by any Party to or of any breach or default by any other Party in the performance by such other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first Party of any of its rights hereunder.

         Section 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each Party directs that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates the Parties' intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

         Section 11.13. No Third Party Beneficiaries. Except as set forth in
Article IX, nothing in this Agreement is intended or shall be construed to give any person, other than the Parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                            OWNER

                                            ALASKA PIPELINE COMPANY, LLC


                                            By:______________________________
                                            Name:
                                            Title:

                                            OPERATOR

                                            ENSTAR NATURAL GAS COMPANY,
                                            A DIVISION OF SEMCO ENERGY, INC.


                                            By:_______________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT A


Description of Transportation System

         The APC's System consists of the following:

         Kenai Pipeline System:

         The Kenai Pipeline System consists of combined 142 miles of looped12-inch and 16-inch diameter pipeline, including a nine mile twin crossing of the Turnagain Arm of the Cook Inlet, plus 25 miles of 8-inch diameter pipeline known as the Royalty Lateral and six miles of 12-inch, 6-inch, and 4-inch diameter lateral pipelines connecting to the Royalty Lateral. All lines have a maximum allowable operating pressure (MAOP) of 300 pounds per square inch gage (psig) or greater. The Kenai Pipeline has two compressor stations totaling 8,400 horsepower.

         Beluga Pipeline System:

         The Beluga Pipeline System consists of 102 miles of 20-inch pipeline and 23 miles of 6-inch and 4-inch diameter lateral pipelines connecting to the 20-inch pipeline. All lines have a MAOP of 300 psig or greater. It does not have any compression capacity.

         The Anchorage Pipeline System:

         The Anchorage Pipeline system consists of 55 miles of 12-inch, 10-inch, 8-inch, 6-inch and 4-inch diameter pipelines and lateral pipelines in the greater Anchorage area interconnecting with the Kenai Pipeline System at Potter Station and with the Beluga Pipeline System at East Anchorage City Gas Station. All lines have a MAOP of 300 psig or greater.

         The locations of the Kenai Pipeline System, the Beluga Pipeline System and the Anchorage Pipeline System are shown on the attached map.

                              APC PIPELINE SUMMARY


                                                                            Milepost  Designation
----------------------------------------------------------------------------------------------------------------------------------
Sys. Pipeline Name                         Year        ER #      Pipe Size      From            To    Length     Length     Miles
                                         Installed                                                    (miles)    (feet)
----------------------------------------------------------------------------------------------------------------------------------
     Kenai Pipeline
----------------------------------------------------------------------------------------------------------------------------------
  K  "A" Kalifonski to Burnt Island         1960                     12"           2.3          64.5    62.12    327,977
----------------------------------------------------------------------------------------------------------------------------------
  K   "A" Turnagain Crossing                1960                     12"          64.5          73.2     8.68     45,841
----------------------------------------------------------------------------------------------------------------------------------
  K   "B" Turnagain Crossing                1960                     12"          64.5          73.2     8.58     45,289
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp Kalifonski to Kenai River       1975   74-513.2       12" & 16"        2.3           6.7     4.40
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp Gutenrath to MP50.5             1975   74-513.2       12" & 16"       21.4          50.5    29.10
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp Kenai River to MP 21.4          1978   78-1831.03     12" & 16"        6.7          21.4    14.70
----------------------------------------------------------------------------------------------------------------------------------
  K  "B" Lp MP 50.5 to MP 64.5              1978   78-1831.03     12" & 16"       50.5          64.5    14.00
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Kenai Sub Total    141.58
----------------------------------------------------------------------------------------------------------------------------------
     North Kenai Lateral
----------------------------------------------------------------------------------------------------------------------------------
  K  KPL Junction to East Forelands         1966   66-3074         4" & 6"        24.6          28.5     3.90
----------------------------------------------------------------------------------------------------------------------------------
  K  CEA Bernice Power Plant S/L            1972   72-2190            4"             0          0.14     0.14
----------------------------------------------------------------------------------------------------------------------------------
  K  Nikiski (Tesoro) to KPL                1977   77-1728.00         6"          23.8          24.6     0.75      3,979
----------------------------------------------------------------------------------------------------------------------------------
  K  Robinson Lp to Nikiski (Tesoro)        1977   77-1728.04         8"             0          23.8    24.01    126,765
----------------------------------------------------------------------------------------------------------------------------------
  K  KPL to  Bernice Lake Loop              1981   81-2180.03         6"          24.6          24.8     0.20
----------------------------------------------------------------------------------------------------------------------------------
  K  Beaver Creek Line                      1982   82-2290.02        12"             0          0.15     0.15
----------------------------------------------------------------------------------------------------------------------------------
  K  HEA Lateral                            1985   85-8500.04         6"             0           0.8     0.83      4,356
----------------------------------------------------------------------------------------------------------------------------------
  K  Sterling Gas Field Lateral             1993   9320.09            4"             0          0.64     0.64      3,397
----------------------------------------------------------------------------------------------------------------------------------
  K  N. Kenai Lateral Bypass                1995   9520.02            8"                                 0.92      4,835
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       N Kenai Sub Total   31.54
----------------------------------------------------------------------------------------------------------------------------------
     Anchorage Pipeline System
----------------------------------------------------------------------------------------------------------------------------------
  A  City Gate Pipeline                     1961                     12"          73.2          82.7     9.51     50,203
----------------------------------------------------------------------------------------------------------------------------------
  A   Tudor Lateral                         1968   68-417            12"             0           3.1     3.10
----------------------------------------------------------------------------------------------------------------------------------
  A  Muldoon Loop (Muldoon)                 1968   68-416            12"             0           3.7     3.70
----------------------------------------------------------------------------------------------------------------------------------
  A  Oilwell Rd. Lateral                    1968   68-416         10" & 12"          0          3.08     3.08
----------------------------------------------------------------------------------------------------------------------------------
  A  Fort Richardson Power Plant            1968   68-416             8"             0          1.06     1.06
----------------------------------------------------------------------------------------------------------------------------------
  A  Fort Richardson  Army Base             1971   71-470             6"             0           3.3     3.30
----------------------------------------------------------------------------------------------------------------------------------
  A  Muldoon Loop (Hillside)                1971   71-451            12"             0         10.94    10.94
----------------------------------------------------------------------------------------------------------------------------------
  A  International Airport Lateral          1967   67-4021         4" & 6"           0          1.33     1.33
----------------------------------------------------------------------------------------------------------------------------------
  A  West Side Feeder (Potter to Dim)       1976   76-570             8"             0           4.1     4.10
----------------------------------------------------------------------------------------------------------------------------------
  A  West Side Feeder (Dim. to Minn.)       1978   78-827             8"             0           6.4     6.40
----------------------------------------------------------------------------------------------------------------------------------
  A  City Gate Loop (Potter Valley)         1983   83-2340.01        16"             0           2.6     2.60
----------------------------------------------------------------------------------------------------------------------------------
  A  64th Lateral                           1989   89-8940.02        12"             0          3.37     3.37     17,790
----------------------------------------------------------------------------------------------------------------------------------
  A  Raspberry Lateral                      1990   90-9080.01         6"             0          0.87     0.87      4,573
----------------------------------------------------------------------------------------------------------------------------------
  A  International Airport Lateral          2001      501167000100 6" & 8"        1.33             3     1.67      8,800
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Anch.     Sub Total 55.02
----------------------------------------------------------------------------------------------------------------------------------
     Beluga Pipeline System
----------------------------------------------------------------------------------------------------------------------------------
  B  Beluga Pipeline                        1984   84-30111.01       20"             0         101.6   101.60
----------------------------------------------------------------------------------------------------------------------------------
  B  Eagle River Lateral                    1987   87-8557            6"             0          0.18     0.17        923
----------------------------------------------------------------------------------------------------------------------------------
  B  Fire Lake Lateral                      1976   76-571             4"             0          3.65     3.65     19,260
----------------------------------------------------------------------------------------------------------------------------------
  B  Hiland Dr. Lateral                     1985   77-723, 8543    4" & 6"           0           3.1     3.10     16,368
----------------------------------------------------------------------------------------------------------------------------------
  B  Palmer Lateral                         1984   84-30211.01        6"             0           6.2     6.25     32,977
----------------------------------------------------------------------------------------------------------------------------------
  B  Wasilla Lateral                        1984   84-30211.11        4"             0           1.8     1.78      9,414
----------------------------------------------------------------------------------------------------------------------------------
  B  Lewis River Lateral                    1984   84-8460.01         6"             0           2.1     2.10     11,105
----------------------------------------------------------------------------------------------------------------------------------
  B  Vine Road Lateral                      1993   93-9320.03         4"             0          3.22     3.30     17,434
----------------------------------------------------------------------------------------------------------------------------------
  B  North Palmer Lateral                   1997   97-9720.04         4"             0          1.94     1.94     10,235
----------------------------------------------------------------------------------------------------------------------------------
  B  Seward Meridian Lateral                1999   99-0420002         4"             0          1.34     1.34      7,095
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Beluga Sub Total   125.24
----------------------------------------------------------------------------------------------------------------------------------
                                                        APC   SYSTEM   TOTAL                           353.37             353.37
                                                                                                       ---------------------------

                               [GRAPHIC OMITTED]

                                                                       EXHIBIT G


                                  TOWER LICENSE

         This Tower License (hereinafter referred to as this "License") is entered into this day of _____, 2004 between ENSTAR Natural Gas Company, a Division of SEMCO Energy, Inc. (hereinafter "Licensor" or the "Company"), and Alaska Pipeline Company LLC (hereinafter referred to as "Licensee"). This License sets forth the terms and conditions whereby Licensor agrees to irrevocably license to Licensee the right to utilize certain radio tower facilities that Licensor owns solely for specified purposes.

         WHEREAS, Licensor desires to irrevocably license unto Licensee the right to utilize certain radio tower facilities (the "Facilities") owned by Licensor solely for the purpose of operating the natural gas pipeline system owned by Licensee (the "System"); and

         WHEREAS, Licensee desires to irrevocably license from Licensor the right to use such radio tower facilities exclusively for such purpose;

         NOW THEREFORE, for and in consideration of the terms and mutual promises herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

         1. USE OF TOWER FACILITIES - Licensor hereby grants to Licensee, and Licensee hereby accepts, a perpetual, irrevocable and non-exclusive license to use the Facilities described on Exhibit A hereto to: (a) receive and transmit wireless communications pursuant to a commercial mobile radio service license granted to Licensee by the Federal Communications Commission ("FCC"), in connection with the operation of the System, and (b) operate a microwave system for Licensee's own internal purposes relating to the operations of the System, including, without limitation, use of antenna equipment, cable wiring, back-up power sources (including generators and fuel storage tanks), and necessary related fixtures. Licensor also hereby grants Licensee reasonable ingress and egress to the Facilities for purposes of maintenance, repair, modification, replacement, and removal of equipment on the Facilities twenty-four (24) hours per day, seven (7) days per week.

         2. TERM - This License shall commence on the date of the completion of the sale of the System by Licensor to Licensee and may be terminated only in accordance with the provisions of Sections 13 and 15 hereof.

         3.       CONSIDERATION -

                  License Fee - Upon the execution of this License, Licensee shall pay to Licensor a one time non-refundable payment of Two Hundred Fifty Thousand Dollars ($250,000) (the "License Fee").

         4. WARRANTY OF TITLE AND QUIET ENJOYMENT; SUBORDINATION - Licensor warrants that (a) Licensor owns and operates the Facilities, (b) the use of this License by Licensee in accordance with the terms hereof will not breach, violate or infringe on the rights of any third parties, and (c) Licensor has full right to make and perform this License. Upon Licensee's payment of the License Fee and otherwise complying with the terms hereof, Licensor shall ensure that Licensee may have quiet use and enjoyment of the Facilities. Subject to the foregoing, this License shall be subordinate and inferior to any mortgage or lien which currently encumbers the Facilities. Licensee further agrees to subordinate this License to any future mortgage or deed of trust that Licensor, its successors and assigns, obtains against the Facilities, provided that Licensor obtains a non-disturbance agreement reasonably acceptable to Licensee from the holder of any such mortgage or deed of trust.

         5.       COVENANTS AND AGREEMENTS-

                  (a) Licensor, at Licensor's sole cost and expense, shall
                      maintain the Facilities in good order and repair sufficient for the operation of the System consistent with past practices, reasonable wear and tear, damage by fire, the elements or other casualty excepted. Licensor shall be under no obligation to improve or expand the Facilities to accommodate Licensee's System. Damage to the Facilities or the equipment or improvements of Licensor, which results from the acts or omissions of Licensee, shall be repaired by Licensee at Licensee's cost and expense, or at the option of Licensor, Licensee shall reimburse Licensor for the actual costs incurred by Licensor in repairing such damage or replacing such equipment or improvements, as evidenced by adequate documentation. Damage to the equipment or improvements of Licensee, which results from the acts or omissions of Licensor, shall be repaired by Licensor at Licensor's cost and expense, or at the option of Licensee, Licensor shall reimburse Licensee for the actual costs incurred by Licensee in repairing such damage or replacing such equipment or improvements, as evidenced by adequate documentation.

                  (b) Licensor shall not enter into any agreement to sell or otherwise transfer ownership of all or any part of the Facilities unless the purchaser agrees to be bound by and be subject to the terms of this License.

                  (c) Licensee will use the Facilities solely in connection with its operation of the System and in a manner that will not unreasonably disturb the occupancy of Licensor or any other licensees of the Facilities or the sites where the Facilities are located. Licensee agrees that it will not install any equipment of types and radio frequencies which would cause interference to communications operations being conducted from the Facilities by Licensor. Licensee also covenants that any equipment installed by Licensee shall comply with all applicable laws, ordinances and regulations, including but not limited to those regulations promulgated by the FCC. In the event the equipment installed by Licensee causes such interference, Licensee will promptly after notice from Licensor take the steps necessary to correct and eliminate the interference. If such interference cannot be eliminated within forty-eight (48) hours after receipt by Licensee of notice from Licensor describing the existence of the interference, Licensee shall temporarily disconnect the electric power and shut down the equipment (except for intermittent operation for the purpose of testing, after performing maintenance, repair, modification, replacement, or other action taken for the purpose of correcting such interference) until such interference is corrected. If such interference is not corrected within thirty (30) days after receipt by Licensee of such prior written notice from Licensor of the existence of interference, Licensee agrees to then remove the equipment causing such interference from the Facilities. Licensor shall impose upon future licensees a duty to refrain from interfering with Licensee which is similar to that set forth herein and Licensee covenants that it shall not subsequently modify its equipment at the Facilities in a way which causes interference with other then existing equipment at the Facilities.

         6. UTILITIES - Except as provided herein, Licensor shall pay utility services relating to the Facilities. Any utility services installed on the Facilities for the use or benefit of Licensee shall be made at the sole cost and expense of Licensee and shall be separately metered from Licensor's utilities. Notwithstanding the foregoing, to the extent utility facilities can be shared by multiple licensees of the Facilities, Licensor agrees to use its best efforts to allocate the construction and installation costs of common utility facilities equally between the licensees that have executed license agreements as of the time construction and installation of the utility facilities commences. The Parties acknowledge and agree that the provisions of this Section 6 do not apply with respect to services, including the use of the Facilities, provided by Licensor pursuant to the terms of the Operations and Maintenance and Administration Services Agreement of even date herewith between Licensor and Licensee, as such agreement may be amended, supplemented or replaced from time to time.

         7. TAXES - Except as provided herein, Licensor shall pay all real property taxes relating to the Facilities. Licensee shall pay any and all property, use or other taxes associated with any expansion of the Facilities made exclusively for Licensee's use.

         8. TOWER MARKING AND LIGHTING REQUIREMENTS - Licensor shall be responsible for compliance with any applicable marking and lighting requirements of the FAA and the FCC, provided that if the requirement for compliance results from the presence of equipment of the Licensee, then Licensee shall pay costs and expenses therefor (including any lighting automated alarm system so required).

         9. MECHANICS' LIENS - Licensee shall not permit any mechanics,' materialmen's, contractors' or subcontractors' liens arising from any construction work, repair, restoration or removal or any other claims or demands to be enforced against the Facilities or any part thereof. Licensor shall have the right at any time to post and maintain upon the Facilities such notices as may be necessary to protect Licensor against liability for all such liens and encumbrances. Licensee shall give Licensor written notice prior to the commencement of any work or the delivery of any materials connected with such work or construction, repair, restoration, or removal of materials on the Facilities. Licensor shall assume no liability for the payment of materials or labor which accrue in the installation of Licensee's improvements upon the Facilities and no mechanics' or materialmen's lien for Licensee's improvements shall attach to the interest of Licensor in the Facilities.

         10. FINANCING AGREEMENT - Licensee may, upon written notice to Licensor, mortgage or grant a security interest in any equipment it installs on the Facilities to any such mortgagees or holders of security interests including their successors and assigns (hereinafter collectively referred to as "Secured Parties"). No such security interest shall extend in any way to the interests or property of Licensor or any other licensee of the Facilities.

         11. DISCLAIMER OF WARRANTIES - LICENSEE ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN SECTION 4, LICENSOR HAS NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO ANY FACILITIES INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE TOWER FACILITIES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ENVIRONMENTAL CONDITION, OR GEOLOGIC CONDITION). IN FURTHERANCE OF THE FOREGOING, LICENSOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND LICENSEE HEREBY WAIVES (I) ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY; (II) ANY IMPLIED OR EXPRESSED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (III) ANY IMPLIED OR EXPRESSED WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS; (IV) ANY CLAIM FOR DAMAGES BECAUSE OF ANY LATENT OR PATENT DEFECTS OR OTHER DEFECTS, WHETHER KNOWN OR UNKNOWN AND (V) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT ALL TOWER FACILITIES BE LICENSED ON AN AS IS, WHERE IS BASIS. THE PARTIES HERETO AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE CONSPICUOUS DISCLAIMERS.

         12.      INDEMNIFICATION -

                  (a) Defined Terms - As used in this Section 12, these terms are defined as follows:

                      (i) "Affiliate" means, with respect to any person, (i) any other person directly or indirectly controlled by, controlling or under common control with such first person and (ii) any director or officer of such first person or of any person referred to in clause (i) above. For the purposes of this definition control of any person means ownership, directly or indirectly, of 50% or more of the voting stock of such person, if a corporation, and ownership of 50% or more of the equity or beneficial interest in any other person. The general partner of any person which is a partnership will be deemed to control such person.

                      (ii) "Claim" means, demands, claims, suits, actions, proceedings or investigations brought against a Person by an unrelated or unaffiliated Person.

                      (iii) "Damages" means, debts, liabilities, obligations, losses, damages, cost and expenses, whether actual, consequential or punitive, interest (including, without limitation, prejudgment interest), penalties, reasonable legal fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts

                      (iv) "Environmental Law" means any and all federal, state, local, statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees, codes and any binding administrative or judicial interpretation thereof relating to the protection of the environment (including indoor or outdoor ambient air, surface water, groundwater, drinking water, soils and subsurface strata, biota and natural resources) and health and safety, including without limitation those pertaining to the use, distribution, generation, emission, discharge, handling, storage, processing, transportation, treatment, disposal, investigation, remediation and monitoring of pollutants, contaminants, petroleum products or petroleum byproducts, asbestos in friable form, polychlorinated biphenyls or flammable, corrosive, radioactive, reactive, hazardous or toxic substances, materials, products, compounds, chemicals or wastes or any other substances or materials that are defined or characterized under Environmental Law as "hazardous," "toxic," or "dangerous" (collectively, "Hazardous Materials").

                      (v) "Indemnified Parties" means any Person entitled to indemnification pursuant to this Section 12.

                      (vi) "Person" means an individual, corporation, limited liability company, partnership, joint venture, bank, trust, unincorporated organization and/or a government or any department or agency thereof or other entity of any kind.

                  (b) By Licensee - Licensee, its heirs, grantees, successors, and assigns shall indemnify, defend and hold harmless Licensor, its Affiliates and their respective directors, officers, shareholders, successors and assigns from all Damages arising from any Claim to the extent such Claim is attributable to the joint, concurrent or sole negligence, gross negligence, or willful misconduct or strict liability of Licensee, or its agents, employees, representatives, contractors or other persons acting or engaged by, through or under Licensee. For purposes of clarification of the foregoing, Licensee shall not be responsible or liable to any of the foregoing Indemnified Parties for any Damages resulting from any Claim to the extent attributable to any acts or omissions of other licensees or tower users occupying the Facilities or for any structural or power failures or destruction or damage to the Facilities except to the extent caused by the joint, concurrent or sole negligence, gross negligence, or willful misconduct of Licensee.

                  (c) By Licensor - Licensor, its heirs, grantees, successors, and assigns shall indemnify, defend and hold harmless Licensee, its Affiliates and their respective directors, officers, shareholders, successors and assigns from all Damages arising from any Claim to the extent such Claim is attributable to the joint, concurrent or sole negligence, gross negligence, or willful misconduct or strict liability of Licensor, or its agents, employees, representatives, contractors or other persons acting or engaged by, through or under Licensor. For purposes of clarification of the foregoing, Licensor shall not be responsible or liable to any of the foregoing Indemnified Parties for any Damages resulting from any Claim to the extent attributable to any acts or omissions of other licensees or tower users occupying the Facilities or for any structural or power failures or destruction or damage to the Facilities except to the extent caused by the joint, concurrent or sole negligence, gross negligence, or willful misconduct of Licensor.

                  (d) Environmental By Licensee - Licensee, its heirs, grantees, successors, and assigns shall indemnify, defend and hold harmless Licensor, its Affiliates and their respective directors, officers, shareholders, successors and assigns from and against any and all environmental Damages, caused by activities conducted at the Facilities by Licensee, and
                      (i) arising from the presence of any Hazardous Materials upon, about or beneath the Facilities or migrating to or from the Facilities, or (ii) arising in any manner whatsoever out of the violation by Licensee of any Environmental Law pertaining to the Facilities and any activities thereon, either of which conditions came into existence after the execution of this License and are solely attributable to activities conducted by Licensee at the sites where the Facilities are located. Licensee covenants that it shall not nor shall Licensee allow its employees, agents or independent contractors to use, treat, store or dispose of any Hazardous Materials at the sites where the Facilities are located.

                  (e) Environmental By Licensor - Licensor, its heirs, grantees, successors, and assigns shall indemnify, defend and hold harmless Licensee, its Affiliates and their respective directors, officers, shareholders, successors and assigns from and against any and all environmental Damages arising
                      (i) from the presence of any Hazardous Materials upon, about or beneath the Facilities or migrating to or from the Facilities; or (ii) in any manner whatsoever out of the violation of any Environmental Law pertaining to the Facilities and any activities thereon, either of which conditions are solely attributable to activities conducted by Licensor at the sites where the Facilities are located.

                  (f) Survival - The provisions of this Section 12 shall survive the termination of this License with respect to any events occurring on or before termination of this License whether or not Claims relating thereto are asserted before or after termination of this License.

         13. DESTRUCTION OR CONDEMNATION - If the whole or any substantial part of the Facilities shall be taken by any public authority under the power of eminent domain, or if the whole or any substantial part of the Facilities shall be destroyed by fire or other casualty, so as to materially interfere with Licensee's use and occupancy thereof, then this License shall cease on the part so taken on the date of possession by such authority of that part or the destruction of that part, and Licensee shall have the right to terminate this License upon written notice to Licensor, which notice shall be delivered by Licensee within thirty (30) days following the date written notice is received by Licensee of such taking or possession.

         14. DEFAULT BY LICENSEE - Any failure of Licensee to perform or observe any term, covenant, provision or condition of this License which failure is not corrected or cured by Licensee within thirty (30) days of receipt by Licensee of written notice from Licensor of the existence of such a default (except such thirty (30) day cure period shall be extended as reasonably necessary to permit Licensee to complete a cure so long as Licensee commences the cure within such thirty (30) day cure period and thereafter continuously and diligently pursues and completes such cure) shall be considered to be a default of this License by Licensee.

         15. REMEDIES - In the event of a default by Licensee under the terms of Section 14 of this License and after the Licensee's failure to cure such default within the time allowed the Licensee to cure such default, then this License shall automatically terminate, and Licensor may remove any of Licensee's equipment at the Facilities without being deemed liable for trespass or conversion and store the same at Licensee's sole cost and expense.

         16. NOTICES - All notices or demands by or from Licensor to Licensee, or Licensee to Licensor, shall be in writing. Notices shall be effective on the day they are sent. Such notices or demands shall be mailed (U.S. mail, certified with return receipt requested or by overnight courier service) to the other party at the following address:


                  Licensor:


                  Licensee:

         17. RELOCATION OF FACILITIES - Licensor may, at its election, relocate the Facilities to, or replace the Facilities in, alternative locations or properties owned or leased by Licensor. Such relocations will (i) be at Licensor's sole cost; and (ii) not result in an interruption of Licensee's communications services. Upon such relocation, the Facilities covered herein shall be the relocated or replaced Facilities. At the request of either party, Licensor and Licensee shall enter into an amendment of this License to clarify the rights of Licensee to the relocated or replaced Facilities.

         18. ENTIRE AGREEMENT - This License contains the entire agreement between the parties hereto with respect to the use of the Facilities and supersedes all previous negotiations leading thereto. This License may be modified only by an agreement in writing executed by Licensor and Licensee.

         19. SUCCESSORS AND ASSIGNS - This License shall be binding upon and inure to the benefit of the legal representatives, heirs, successors, and assigns of Licensor and Licensee. Licensee may not sublicense all or any part of the Facilities without Licensor's prior written consent. Licensee may assign all of its rights hereunder to any party acquiring Licensee's interest in the System provided such party agrees to bound and subject to the terms of this License. Licensor may assign its rights hereunder to any party who owns the Facilities and agrees to be bound and subject to the terms of this License.

         20. LIMITATION OF PARTIES' LIABILITY - Neither Licensor nor Licensee shall be responsible for any incidental or consequential damages incurred resulting from (i) Licensor's or Licensee's use or inability to use the Facilities, or (ii) damage to the other's equipment.

         21. MISCELLANEOUS - (a) This License is governed by the laws of the State of Alaska; (b) If any provision of this License is invalid or unenforceable with respect to any party, the remainder of this License will not be affected and each provision of this License will be valid and enforceable to the fullest extent permitted by law; (c) The prevailing party in any court action or mutually agreed upon arbitration proceeding to enforce the terms of this License is entitled to receive its reasonable attorneys' fees and other reasonable expenses from the non-prevailing party; (d) Failure or delay on the part of either party to exercise any right, power or privilege hereunder will not operate as a waiver thereof and waiver or breach of any provision hereof under any circumstances will not constitute a waiver of any subsequent breach; (e) Each party executing this License acknowledges that it has full power and authority to do so and that the person executing on its behalf has the authority to bind the party; (f) Neither party shall be deemed the drafter of this License for purposes of any applicable judicial principles or rules of contract construction.

         IN WITNESS WHEREOF, the Licensor and Licensee have executed this Tower License as of the date and year first above written.

LICENSOR:

ENSTAR NATURAL GAS COMPANY,
A DIVISION OF SEMCO ENERGY, INC.

By:__________________________________________
         Name:
         Title:


LICENSEE:

ALASKA PIPELINE COMPANY, LLC


By:__________________________________________
         Name:
         Title:

Date:

                                                                       EXHIBIT A


Tower Locations
----------------

Beluga Purchase Station
Wasilla Office
Site Summit (Anchorage, leased from DoD)
Spenard Office (Anchorage)
Anchorage Operations Center
Glen Alps (Anchorage)
Soldotna Office
Kalifonsky Purchase and Compressor Stations
Gudenrath Compressor Station

Potter Gate Station (Anchorage)
Anchorage City Gate
East Anchorage City Gate
Pt. Mackenzie
Pretty Creek Purchase Station
Stump Lake/van River Purchase Station
Lewis River
CIGGS/KNPL Purchase Station
Beaver Creek Purchase Station
Mile 39 (Beluga-Anchorage Pipeline)
Sterling Purchase Station

                                                                       EXHIBIT H

                               RECIPROCAL EASEMENT

                                       AND

                               JOINT USE AGREEMENT



                                 BY AND BETWEEN



                          ALASKA PIPELINE COMPANY, LLC

                                       AND

                           ENSTAR NATURAL GAS COMPANY,
                        A DIVISION OF SEMCO ENERGY, INC.

                                TABLE OF CONTENTS


ARTICLE I             DEFINITIONS.................................................................................1
      Section 1.1.         Definitions............................................................................1

ARTICLE II            RECIPROCAL EASEMENTS........................................................................2
      Section 2.1.         Grant by APC...........................................................................2
      Section 2.2.         Grant by ENSTAR........................................................................3
      Section 2.3.         Limitations............................................................................3
      Section 2.4.         Recordable Documents...................................................................4
      Section 2.5.         Modifications to Schedules.............................................................4

ARTICLE III           JOINT USE RIGHTS AND OBLIGATIONS............................................................4
      Section 3.1.         Maintenance and Repair Obligations.....................................................4
      Section 3.2.         Additions/Alterations..................................................................4
      Section 3.3.         Avoiding Endangerment..................................................................5
      Section 3.4.         Conflicting Uses.......................................................................5
      Section 3.5.         Abandonment............................................................................5

ARTICLE IV            INDEMNIFICATION; RELEASE; LIMIT ON LIABILITY................................................6
      Section 4.1.         Indemnification by APC.................................................................6
      Section 4.2.         Indemnification by ENSTAR..............................................................6
      Section 4.3.         Procedures.............................................................................6
      Section 4.4.         Indemnification Payments...............................................................7
      Section 4.5.         Limit on Liability.....................................................................7

ARTICLE V             DISPUTE RESOLUTION..........................................................................7
      Section 5.1.         General................................................................................7

ARTICLE VI            MISCELLANEOUS PROVISIONS....................................................................8
      Section 6.1.         Notices................................................................................8
      Section 6.2.         Successors and Assigns.................................................................8
      Section 6.3.         Signatures, Counterparts...............................................................8
      Section 6.4.         Amendments.............................................................................8
      Section 6.5.         Governing Law..........................................................................8
      Section 6.6.         Entire Agreement.......................................................................8
      Section 6.7.         Negotiated Agreement...................................................................9
      Section 6.8.         Waiver.................................................................................9
      Section 6.9.         Severability...........................................................................9
      Section 6.10.        No Third Party Beneficiaries...........................................................9


SCHEDULES

Schedule 2.1      APC Affected Rights of Way
Schedule 2.4      ENSTAR Affected Rights of Way


                   RECIPRoCAL EASEMENT AND JOINT USE AGREEMENT

         This Reciprocal Easement and Joint Use Agreement (this "Agreement") is made this ___ day of [________], 2004 by and between ALASKA PIPELINE COMPANY, LLC, a Delaware limited liability company ("APC") and ENSTAR Natural Gas Company, a Division of SEMCO Energy, Inc., a Michigan corporation ("ENSTAR").

                                    Recitals

         APC and ENSTAR each hold title to rights of way, easements and licenses for the installation and maintenance of natural gas pipelines and related equipment (collectively, the "Rights of Way").

         Prior to the date of this Agreement, APC was a wholly owned subsidiary of ENSTAR and, from time to time, (i) APC located pipelines and related facilities used in its gas transmission business ("APC Facilities") in Rights of Way held by ENSTAR and (ii) ENSTAR located pipelines and related facilities used in its gas distribution business ("ENSTAR Facilities") in Rights of Way held by APC.

         As a result of the sale by ENSTAR of APC, APC and ENSTAR are no longer commonly owned, and as a result, the Parties desire to provide for the continued use by APC of Rights of Way held by ENSTAR for APC Facilities and for the continued use by ENSTAR of Rights of Way held by APC for ENSTAR Facilities on the terms and subject to the conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual promises herein contained, the Parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. The following capitalized terms when used in this Agreement shall have the following meanings:

         "AAA" is defined in Section 5.1(b).

         "Affected Right of Way" shall mean either of an APC Affected Right of Way or an ENSTAR Affected Right of Way.

         "Agreement" is defined in the Introductory Paragraph of this Agreement.

         "APC" is defined in the Introductory Paragraph of this Agreement.

         "APC Affected Rights of Way" is defined in Section 2.1.

         "APC Easement" is defined in Section 2.2.

         "APC Facilities" is defined in the Recitals to this Agreement.

         "APC Indemnified Party" is defined in Section 4.1.

         "APC Permitted Uses" is defined in Section 2.2.

         "Easement" shall mean either the APC Easement or the ENSTAR Easement.

         "ENSTAR" is defined in the Introductory Paragraph of this Agreement.

         "ENSTAR Affected Rights of Way" is defined in Section 2.2.

         "ENSTAR Easement" is defined in Section 2.1.

         "ENSTAR Facilities" is defined in the Recitals to this Agreement.

         "ENSTAR Indemnified Party" is defined in Section 4.2.

         "ENSTAR Permitted Uses" is defined in Section 2.1.

         "Facilities" means either the APC Facilities or the ENSTAR Facilities.

         "Indemnified Party" is defined in Section 4.3.

         "Laws" shall mean any applicable statute, common law, rule, regulation, judgment, order, ordinance, writ, injunction or decree issued by any governmental authority having jurisdiction with respect to the applicable subject matter.

         "Limited Party" is defined in Section 3.4.

         "Limiting Party" is defined in Section 3.4.

         "Loss" is defined in Section 4.1.

         "Party" means either APC or ENSTAR.

         "Rights of Way" is defined in the Recitals to this Agreement.

                                   ARTICLE II

                              RECIPROCAL EASEMENTS

         Section 2.1. Grant by APC. APC hereby grants ENSTAR, for the term of the underlying Right of Way and any extension thereof or replacement therefor, an easement and license (the "ENSTAR Easement") to use those Rights of Way now held by APC and on which ENSTAR Facilities are currently located, including, without limitation, those Rights of Way described on Schedule 2.1 (the "APC Affected Rights of Way") for the purpose of inspecting, maintaining, repairing, removing, replacing, locating or relocating pipeline and related equipment used in connection with ENSTAR's natural gas distribution business (the "ENSTAR Permitted Uses").

         Section 2.2. Grant by ENSTAR. ENSTAR hereby grants to APC, for the term of the underlying Right of Way and any extension thereof or any replacement therefor, an easement and license (the "APC Easement") to use those Rights of Way now held by ENSTAR and on which APC Facilities are currently locating, including, without limitation, those Right of Way described on Schedule 2.2 (the "ENSTAR Affected Rights of Way") for the purpose of inspecting, maintaining, repairing, removing, replacing, locating or relocating pipeline and related equipment used in connection with APC's natural gas transmission business (the "APC Permitted Uses").

         Section 2.3. Limitations. The Easements granted pursuant to Sections
2.1 and 2.3 are expressly subject to the following limitations:

                  (a) Each Easement is expressly subject to the scope of the underlying Right of Way, and to the extent the scope of any Easement exceeds the scope of any underlying Right of Way, such Easement shall be deemed to be limited to the maximum scope now or hereafter permitted by such underlying Right of Way.

                  (b) APC shall be entitled to use the APC Easement only for APC Permitted Purposes and ENSTAR shall be entitled to use the ENSTAR Easement only for ENSTAR Permitted Purposes.

                  (c) ENSTAR ACCEPTS THE ENSTAR EASEMENT AND THE LANDS OVER WHICH THE ENSTAR EASEMENT IS LOCATED "AS-IS," AND IN THE CONDITION EXISTING ON THE DATE OF THIS AGREEMENT. ENSTAR ACKNOWLEDGES AND AGREES THAT APC MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WITH RESPECT TO THE ENSTAR EASEMENT, INCLUDING WITHOUT LIMITATION ANY REPRESENTATIONS OR WARRANTIES REGARDING (i) APC'S RIGHT, TITLE OR INTEREST IN OR TO ANY PART OF ANY APC AFFECTED RIGHT OF WAY (AND THE ENSTAR EASEMENT IS ACCORDINGLY GRANTED HEREUNDER WITHOUT ANY WARRANTIES OR COVENANTS OF TITLE); (ii) ENCROACHMENT OR TRESPASS OF ENSTAR FACILITIES ONTO, OVER OR UNDER THE PROPERTY OF OTHERS, OR ENCROACHMENTS OR TRESPASS OF FACILITIES, STRUCTURES OR USES OF THIRD PARTIES ONTO, OVER OR UNDER ANY APC AFFECTED RIGHT OF WAY; (iii) THE SPECIFIC LOCATION OF THE ENSTAR FACILITIES ON, OVER, UNDER, ACROSS OR ALONG THE APC AFFECTED RIGHTS OF WAY OR ANY PART THEREOF; OR (iv) THE SUITABILITY OF ANY APC AFFECTED RIGHT OF WAY FOR THE ENSTAR FACILITIES OR ANY PART THEREOF, THE FREEDOM OF ANY APC AFFECTED RIGHT OF WAY FROM HAZARDS, OR OTHERWISE IN ANY MANNER REGARDING THE PHYSICAL CONDITION OR CHARACTERISTICS OF ANY APC AFFECTED RIGHT OF WAY OR ANY PART THEREOF.

                  (d) APC ACCEPTS THE APC EASEMENT AND THE LANDS OVER WHICH THE APC EASEMENT IS LOCATED "AS-IS," AND IN THE CONDITION EXISTING ON THE DATE OF THIS AGREEMENT. APC ACKNOWLEDGES AND AGREES THAT ENSTAR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WITH RESPECT TO THE APC EASEMENT, INCLUDING WITHOUT LIMITATION ANY REPRESENTATIONS OR WARRANTIES REGARDING (i) ENSTAR'S RIGHT, TITLE OR INTEREST IN OR TO ANY PART OF ANY ENSTAR AFFECTED RIGHT OF WAY (AND THE APC EASEMENT IS ACCORDINGLY GRANTED HEREUNDER WITHOUT ANY WARRANTIES OR COVENANTS OF TITLE); (ii) ENCROACHMENT OR TRESPASS OF APC FACILITIES ONTO, OVER OR UNDER THE PROPERTY OF OTHERS, OR ENCROACHMENTS OR TRESPASS OF FACILITIES, STRUCTURES OR USES OF THIRD PARTIES ONTO, OVER OR UNDER ANY ENSTAR AFFECTED RIGHT OF WAY; (iii) THE SPECIFIC LOCATION OF THE APC FACILITIES ON, OVER, UNDER, ACROSS OR ALONG THE ENSTAR AFFECTED RIGHTS OF WAY OR ANY PART THEREOF; OR (iv) THE SUITABILITY OF ANY ENSTAR AFFECTED RIGHT OF WAY FOR THE APC FACILITIES OR ANY PART THEREOF, THE FREEDOM OF ANY ENSTAR AFFECTED RIGHT OF WAY FROM HAZARDS, OR OTHERWISE IN ANY MANNER REGARDING THE PHYSICAL CONDITION OR CHARACTERISTICS OF ANY ENSTAR AFFECTED RIGHT OF WAY OR ANY PART THEREOF.

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         Section 2.4. Recordable Documents. At the request of either Party, a counterpart of this Agreement in recordable form shall be placed of record in the real estate records in any jurisdiction in which any Affected Right of Way is located.

         Section 2.5. Modifications to Schedules. The Parties agree to update Schedules 2.1 and 2.2 from time to time to correct any errors contained therein and to add any Affected Rights of Way not listed on such Schedules.

                                  ARTICLE III

                        JOINT USE RIGHTS AND OBLIGATIONS

         Section 3.1. Maintenance and Repair Obligations. Each Party shall at its own expense (i) conduct its operations in any Affected Right of Way, including operation of its Facilities located in any Affected Right of Way, in compliance with applicable Law, (ii) maintain and repair, in structurally and operationally safe condition, its Facilities located on the Affected Rights of Way, (iii) maintain such portions, if any, of the Affected Rights of Way as are exclusively used, occupied and controlled by such Party, and (iv) with reasonable promptness cause all damage to the lands underlying the Affected Rights of Way or the other Party's Facilities resulting from activities associated with the Permitted Uses undertaken by such Party to be repaired to a condition at least substantially equivalent to that existing prior thereto including, as appropriate, leveling of the surface thereof and seeding with grasses or other ground cover as appropriate following excavation (it being understood that the reasonable time for performance of certain restoration work, such as reseeding, may depend on weather or seasonal considerations).

         Section 3.2. Additions/Alterations. This Agreement gives each Party the right, in its discretion, to alter, improve, relocate or construct additional Facilities on its Easement (an "Improvement"). A Party desiring to make an Improvement shall notify the other party at least ten (10) days before commencing work on the Improvement, and shall include in such notice plans, specifications, surveys and/or other information pertaining to the proposed Improvement so as to fully inform the other Party as to the nature and extent thereof. Improvements shall be subject to all terms and conditions of this Agreement. All Improvements shall be constructed in compliance in all material respects with applicable Laws and the underlying Rights of Way, and otherwise in a good and workmanlike manner. The Party constructing any Improvement shall be responsible for ensuring that the Improvement does not violate any of the terms and conditions of this Agreement or exceed the scope of the Easement on which such Improvement is constructed.

         Section 3.3. Avoiding Endangerment. The Party on whose Affected Right of Way an Improvement is to be constructed may notify the other Party in writing within ten (10) days after receipt of notice of the Improvement of reasonable work and design restrictions and precautions that are needed to avoid endangering such Party's Facilities located on the Affected Right of Way, and the Party undertaking the Improvement shall comply with all such restrictions and precautions. Such restrictions and precautions may include, by way of example and not limitation, restrictions and precautions that must be following in the event that any pipeline or buried cable is to be uncovered, or for installation of facilities that will cross pipelines or buried cables or will be in close proximity to pipelines or buried cables. Neither the content of any such work or design restrictions or precautions, nor the failure to specify such restrictions or precautions, nor any failure to enforce to any extent any such work or design restrictions or precautions shall limit or affect in any way the obligations and liabilities of the Party undertaking the Improvements under this Agreement.

         Section 3.4. Conflicting Uses. The Parties recognize that the use of an Affected Right of Way by one Party may preclude or limit the right of the other Party to use the Affected Right of Way. The Parties agree to cooperate with each other and to use commercially reasonable efforts to minimize the likelihood of conflicting uses. In the event that a Party's Facilities in an Affected Right of Way limits or precludes a Permitted Use of the Affect Right of Way by the other Party, the Party whose Permitted Use is limited or precluded (the "Limited Party") shall have the right to cause the other Party (the "Limiting Party") to relocate its Facilities located on the Affected Right of Way, subject to the following:

                  (a) In no event shall any Facilities of the Limiting Party be relocated if such relocation (i) unreasonably interferes with the Limiting Party's normal business operations, or (ii) is to a location that increases the Limiting Party's costs of operation or in which the Limiting Party has rights that are less extensive or secure as such Party's property rights in the Affected Right of Way.

                  (b) The Limited Party shall pay all of the costs and expenses of the Limiting Party in relocating its Facilities, including, without limitation, costs of alternative rights of way, design, engineering, permitting and surveying costs and costs of construction of the replacement Facilities.

                  Section 3.5. Abandonment. Before abandoning any Affected Right of Way, the Party holding such Affected Right of Way shall offer to transfer the Affected Right of Way to the other Party, without cost other than reimbursement of reasonable out-of-pocket transaction costs.

                                   ARTICLE IV

                  INDEMNIFICATION; RELEASE; LIMIT ON LIABILITY

         Section 4.1. Indemnification by APC. APC shall indemnify, defend and hold harmless ENSTAR, and each of its officers, directors, employees, agents, and affiliates (and the officers, directors, employees and agents of such affiliates) ("ENSTAR Indemnified Party") if any such ENSTAR Indemnified Party shall at any time or from time to time suffer any damage, judgment, fine, penalty, demand, settlement, liability, loss, cost, expense (including reasonable attorneys', consultants' and experts' fees), claim or cause of action (each, a "Loss") arising out of, relating to or resulting from the APC's performance of this Agreement, to the extent such Loss results from any breach of this Agreement or the fault, tortuous act, negligence, strict liability, gross negligence or willful misconduct of APC.

         Section 4.2. Indemnification by ENSTAR. ENSTAR shall indemnify, defend and hold harmless APC, and each of its officers, directors, employees, agents, and affiliates (and the officers, directors, employees and agents of such affiliates) ("APC Indemnified Party") if any such APC Indemnified Party shall at any time or from time to time suffer any Loss arising out of, relating to or resulting from ENSTAR's performance of this Agreement, to the extent such Loss results from any breach of this Agreement or the fault, tortuous act, negligence, strict liability, gross negligence or willful misconduct of ENSTAR.

         Section 4.3. Procedures. Any Party asserting a claim for indemnification hereunder (such Party seeking indemnification, the "Indemnified Party") shall notify the other Party (the "Indemnifying Party") (with reasonable specificity) promptly after it becomes aware of facts supporting a claim or action for indemnification under this Article IV, and shall provide to the Indemnifying Party as soon as practicable thereafter all information and documentation reasonably necessary to support and verify any Losses associated with such claim or action. The failure to so notify or provide information to the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced by the Indemnified Party's failure to give such notice, in which case the Indemnifying Party shall be relieved from its obligations hereunder to the extent of such material prejudice. The Indemnifying Party may, and, at the request of the Indemnified Party, shall participate in and defend, contest or otherwise protect the Indemnified Party against any such claim or action by counsel of the Indemnifying Party's choice at its sole cost and expense; provided, however, that the Indemnifying Party shall not make any settlement or compromise without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party's choice and shall in any event use its reasonable best efforts to cooperate with and assist the Indemnifying Party. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Indemnified Party shall be entitled to recover the entire cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding.

         Section 4.4. Indemnification Payments. Any payment hereunder shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.

         Section 4.5. Limit on Liability. IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSS, DAMAGES OR EXPENSES (INCLUDING LOST PROFITS OR SAVINGS).

                                   ARTICLE V

                               DISPUTE RESOLUTION

         Section 5.1. General. Any dispute arising under this Agreement or otherwise in connection with this Agreement shall be resolved pursuant to this
Section 5.1.

                  (a) Any Party has the right to request the other to meet to discuss a dispute. The Party requesting the meeting will give at least ten (10) Business Days notice in writing of the subject it wishes to discuss, provide a written statement of the dispute, and designate an officer of the Party with complete power to resolve the dispute to attend the meeting. Within five (5) Business Days after receipt to such request, the Party receiving the request will provide a responsive written statement and will designate an officer of the Party who will attend the meeting with complete power to resolve the dispute.

                  (b) If the meeting fails to resolve the dispute by a signed agreement among the officers, either Party may submit the dispute for binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules before a single arbitrator, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (c) The Parties agree to make discovery and disclosure of all matters relevant to the dispute to the extent and in the manner provided by the Federal Rules of Civil Procedure. The arbitrator will rule on all requests for discovery and disclosure and discovery shall be completed within 60 days after the date of appointment of the arbitrator. The arbitrator may consider any matter relevant to the subject to the dispute and shall follow the statutes and decisions of the substantive law of Alaska relevant to the subject. The arbitrator shall not have the authority or power to alter, amend or modify any of the terms and conditions of the agreement of the Parties. The arbitrator shall issue a final ruling within 150 days after the date of appointment of the arbitrators.

                  (d) The ruling of the arbitrator shall be in writing and signed and shall be final and binding upon the Parties. The fees and expenses of counsel, witnesses and employees of the Parties and all other costs and expenses incurred exclusively for the benefit of the Party incurring the same shall be borne by the Party incurring such fees and expenses. All other fees and expenses including, without limitation, compensation for the arbitrator, shall be divided equally between the Parties. All meetings and arbitrations held pursuant to this
Section 5.1 shall take place in Anchorage, Alaska.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

Section 6.1. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery), to the Parties at the following address:

                  If to APC:                [_____________________
                                            ______________________
                                            ______________________
                                            _____________________]

                  If to ENSTAR:            [______________________
                                            ______________________
                                            ______________________
                                            _____________________]


         Any Party may, by notice given in accordance with this Section 6.1 to the other Parties, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

         Section 6.2. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, assigns and legal representatives (whether by acquisition, merger, operation of law, other transaction constituting a change of control or otherwise).

         Section 6.3. Signatures, Counterparts. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. On request, a Party will confirm its facsimile transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         Section 6.4. Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Parties.

         Section 6.5. Governing Law. THIS AGREEMENT WILL BE GOVERNED AS TO FORMATION, PERFORMANCE, INTERPRETATION AND ENFORCEMENT BY THE LAWS OF THE STATE OF ALASKA WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES.

         Section 6.6. Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto relating to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no general or specific warranties, representations or other agreements by or among the Parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth or contemplated herein or therein.

         Section 6.7. Negotiated Agreement. This Agreement has been negotiated by the Parties and the fact that the initial and final draft will have been prepared by either Party will not give rise to any presumption for or against any party to this Agreement or be used in any respect or forum in the construction or interpretation of this Agreement or any of its provisions.

         Section 6.8. Waiver. No consent or waiver, express or implied, by any Party to or of any breach or default by any other Party in the performance by such other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first Party of any of its rights hereunder.

         Section 6.9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each Party directs that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates the Parties' intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

         Section 6.10. No Third Party Beneficiaries. Except as set forth in
Article IV, nothing in this Agreement is intended or shall be construed to give any person, other than the Parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                          APC

                                          ALASKA PIPELINE COMPANY, LLC


                                          By:_______________________________
                                          Name:
                                          Title:


                                          ENSTAR

                                          ENSTAR NATURAL GAS COMPANY,
                                          A DIVISION OF SEMCO ENERGY, INC.


                                          By:________________________________
                                          Name:
                                          Title:

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                                                                    Schedule 2.1


                       [To be completed prior to closing]

                                                                    Schedule 2.2


                       [To be completed prior to closing]